UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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☐	Soliciting Material under §240.14a-12

DANAHER CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026 Annual Meeting of Shareholders

Items of Business

1	To elect the eleven directors named in the attached Proxy Statement to hold office until the 2027 Annual Meeting of Shareholders and until their successors are elected and qualified.	Date and Time May 5, 2026 3:00 p.m. Eastern Time
2	To ratify the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2026.	Location There is no physical location for Danaher's 2026 Annual Meeting. Shareholders may instead attend virtually at www.virtualshareholdermeeting.com/DHR2026
3	To approve on an advisory basis the Company’s named executive officer compensation.
4	To approve the Company's Amended and Restated Omnibus Incentive Plan.
Who Can Vote

Shareholders of Danaher Common Stock at the close of business on March 6, 2026 can vote at Danaher’s 2026 Annual Meeting. Your vote is important. Please submit your proxy or voting instructions at your earliest convenience, whether or not you plan to attend the Annual Meeting.

5	To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Attending the Meeting

Shareholders who wish to attend the meeting should review the instructions set forth in the attached Proxy Statement under “General Information About the Annual Meeting.”

By order of the Board of Directors,
James F. O’Reilly
Senior Vice President, Deputy General Counsel and Secretary; Chief Sustainability Officer

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

Review your proxy statement and vote in one of the following ways:

Via the Internet	By Telephone	By Mail
Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form in the enclosed envelope

Date of Mailing
We intend to mail the Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”), or the Proxy Statement and proxy card as applicable, to our shareholders on or about March 25, 2026.

Notice of 2026 Annual Meeting of Shareholders	3	Option Exercises and Stock Vested During Fiscal 2025	57
Proxy Summary	4	Potential Payments Upon Termination or Change-of-Control as of 2025 Fiscal Year-End	57
Proposal 1 - Election of Directors	11
Director Nominees	11	2025 Non-Qualified Deferred Compensation	59
Board Composition, Refreshment and Selection	15	Pay Versus Performance	60
Corporate Governance	18	Pay Ratio Disclosure	63
Corporate Governance Overview	18	Summary of Employment Agreements and Plans	64
Board Leadership, Succession Planning and Management Oversight	18	Employment Agreements	64
		Omnibus Incentive Plan	64
Board of Directors and Committees of the Board	21	Supplemental Retirement Program	65
Shareholder Engagement and Alignment	24	Senior Leader Severance Pay Plan	66
Sustainability at Danaher	26	Proposal 3 - Advisory Vote on Named Executive Officer Compensation	67
Other Corporate Governance Matters	26
Director Compensation	28	Proposal 4 - Approval of Amended and Restated Danaher Corporation Omnibus Incentive Plan	68
Non-Management Director Compensation Program	28
Director Summary Compensation Table	29	Proposed Amendments to the Omnibus Plan	68
Director Independence and Related Person Transactions	31	Summary of the Plan (as proposed to be amended)	69
		Equity Compensation Plan Information	73
Director Independence	31	General Information About the Annual Meeting	74
Certain Relationships and Related Transactions	31	Purpose of the Meeting	74
Beneficial Ownership of Danaher Common Stock by Directors, Officers, and Principal Shareholders	33	Who Can Vote	74
		Proxy Materials are Available on the Internet	74
Proposal 2 - Ratification of Independent Registered Public Accounting Firm	35	Quorum for the Meeting	74
		Instructions for the Virtual Annual Meeting	74
Audit Fees and All Other Fees	36	How to Vote	75
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	36	Revoking a Proxy or Voting Instructions	75
		Voting Procedures	75
Audit Committee Report	37	Information About Proxy Solicitation	76
Compensation Discussion and Analysis	38	Eliminating Duplicate Mailings	76
Executive Summary	38	Other Information	77
Risk Considerations	41	Information Relating to Forward-Looking Statements	77
Analysis of 2025 Named Executive Officer Compensation	42	Website Disclosure	77
		Communications with the Board of Directors	77
Peer Group Compensation Analysis	47	Delinquent Section 16(a) Reports	77
Named Executive Officer Compensation Framework	48	Annual Report on Form 10-K for 2025	78
Other Compensation Policies and Information	48	Shareholder Proposals and Nominations for 2027 Annual Meeting	78
Compensation Committee Report	51
Compensation Tables and Information	52	Appendix A - Reconciliation of GAAP to Non-GAAP Financial Measures	79
2025 Summary Compensation Table	52
Grants of Plan-Based Awards for Fiscal 2025	54	Appendix B - Amended and Restated Danaher Corporation Omnibus Incentive Plan	81
Outstanding Equity Awards at 2025 Fiscal Year-End	55

IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 5, 2026. This Proxy Statement and the accompanying Annual Report are available free of charge at: https://materials.proxyvote.com/235851 or investors.danaher.com/annual-report-and-proxy

Proxy Summary

2026 Annual Meeting of Shareholders	4
Voting Matters	4
Business Highlights	5
Corporate Governance Overview	6
Executive Compensation Highlights	9
To assist you in reviewing the proposals to be acted upon at our 2026 Annual Meeting, below is summary information regarding the meeting, each proposal to be voted upon at the meeting and Danaher Corporation’s business performance, corporate governance and executive compensation. The following description is only a summary and does not contain all of the information you should consider before voting. For more information about these topics, please review Danaher Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 and the complete Proxy Statement. In this Proxy Statement, the terms “Danaher,” the “Company,” "we," "us" or "our" refer to Danaher Corporation, Danaher Corporation and its consolidated subsidiaries or the consolidated subsidiaries of Danaher Corporation, as the context requires. All financial data in this Proxy Statement refers to continuing operations unless otherwise indicated.

2026 Annual Meeting of Shareholders

Time and Date	Location	Record Date
3:00 p.m. Eastern time Tuesday, May 5, 2026	www.virtualshareholdermeeting.com/DHR2026	March 6, 2026

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the Proxy Statement and proxy card as applicable, to our shareholders on or about March 25, 2026.

Voting Matters

Proposal	Description	Board Recommendation
PROPOSAL 1 – Election of directors (page 11)	We are asking our shareholders to elect each of the eleven directors identified below to serve until the 2027 Annual Meeting of Shareholders.	✓	FOR each nominee
PROPOSAL 2 – Ratification of the appointment of the independent registered public accounting firm (page 35)
We are asking our shareholders to ratify our Audit Committee’s selection of Ernst & Young LLP (“E&Y”) to act as the independent registered public accounting firm for Danaher for 2026. Although our shareholders are not required to approve the selection of E&Y, our Board of Directors (the "Board") believes that it is advisable to give our shareholders an opportunity to ratify this selection.
		✓	FOR
PROPOSAL 3 – Advisory vote to approve named executive officer compensation (page 67)
We are asking our shareholders to cast a non-binding, advisory vote on the compensation of the executive officers named in the 2025 Summary Compensation Table (the “named executive officers” or “NEOs”) on page 52. In evaluating this year’s “say on pay” proposal, we recommend that you review our Compensation Discussion and Analysis, which explains how and why the Compensation Committee of our Board arrived at its executive compensation actions and decisions for 2025.
		✓	FOR
PROPOSAL 4 – Approval of the Company's Amended and Restated Omnibus Incentive Plan (page 68)	We are asking our shareholders to approve certain amendments to the Company's Omnibus Incentive Plan so that we can continue to grant compensation awards to attract, retain and reward employees and directors and closely align their interests with those of the Company’s shareholders.	✓	FOR

2026 Notice of Annual Meeting and Proxy Statement	4

Please see the sections titled “General Information About the Annual Meeting” and “Other Information” beginning on pages 74 and 77 respectively, for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals and director nominations for next year’s annual meeting of shareholders.

Business Highlights

2025 Performance

During 2025, Danaher operated in a dynamic environment marked by significant policy and regulatory shifts across geographies and continued macro-economic challenges for the healthcare industry. Notwithstanding these hurdles, we continued to invest in Danaher’s future growth, investing approximately $1.6 billion in research and development and approximately $1.2 billion in capital expenditures to support future core growth. In addition, in February 2026, the Company entered into a definitive agreement to acquire all of the outstanding shares of Masimo Corporation, a leading specialty diagnostics provider of pulse oximetry and other patient monitoring systems, for an aggregate cash purchase price of approximately $9.9 billion, including assumed indebtedness and net of acquired cash. The Masimo transaction is subject to customary closing conditions, including receipt of applicable regulatory clearances and Masimo shareholder approval. Even as we made these significant growth investments, in 2025 we returned approximately $4.0 billion to our shareholders through stock buybacks and dividends and generated the following financial returns:

$24.6 Billion	$4.7 Billion	$6.4 Billion
2025 Sales	2025 Operating Profit	2025 Operating Cash Flow

Long-Term Performance

The graph below reflects Danaher's compound average annual shareholder return over the past twenty-five years, compared to the S&P 500 and the Health Care Select Sector SPDR Fund:

(1) XLV = The Health Care Select Sector SPDR Fund

2026 Notice of Annual Meeting and Proxy Statement	5

Corporate Governance Overview

Our Board recognizes that Danaher’s success over the long-term requires a robust framework of corporate governance that serves the best interests of all our shareholders and promotes robust risk oversight. Below are highlights of our corporate governance framework.

Board composition is critical to our success. Over the past seven years our Board has added important new skills and experience, and average director nominee tenure has declined by more than 11%.	Shareholders owning 25% or more of our outstanding shares may call a special meeting of shareholders.
We have never had a shareholder rights plan.

Our Bylaws provide for proxy access by shareholders.	We have no supermajority voting requirements in our Certificate of Incorporation or Bylaws.

Our Chairman and CEO positions are separate.
All members of our Audit, Compensation and Nominating & Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable U.S. Securities and Exchange Commission ("SEC") rules.

Our Board has established a Lead Independent Director position

All of our directors are elected annually.
Danaher (including its subsidiaries during the period we have owned them) has made no political contributions in the last decade, has no intention of contributing any Danaher funds for political purposes, and discloses its political expenditures policy on its public website. The 2025 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Danaher as a First Tier company.

In uncontested elections, our directors must be elected by a majority of the votes cast, and we have a director resignation policy that applies to any incumbent director who fails to receive such a majority.

Our shareholders have the right to act by written consent.

Shareholder Engagement Program

We actively seek and highly value feedback from our shareholders. During 2025, in addition to our traditional Investor Relations outreach efforts, we contacted shareholders holding approximately 50% of our shares for engagement and engaged with shareholders representing approximately 20% of our shares. Attendees included members of our senior management and, in some cases, members of our Board of Directors. We shared feedback received during these meetings with the applicable Board committees, informing their decision-making.

Topics covered included:
•Business Strategy	•Executive Compensation
•Financial Performance	•Sustainability
•Governance

2026 Notice of Annual Meeting and Proxy Statement	6

Board of Directors Nominees

Below is an overview of each of the director nominees you are being asked to elect at the 2026 Annual Meeting.

				Committee Memberships
			Director
Name and Principal Occupation	Independent	Age	Since	A	C	N	S	E	F
Rainer M. Blair President and Chief Executive Officer Danaher Corporation		61	2020				o	o	o
Feroz Dewan Chief Executive Officer Arena Holdings Management LLC	✓	49	2022			o	o		o
Linda Filler Former President of Retail Products, Chief Marketing Officer, and Chief Merchandising Officer Walgreen Co.	✓	66	2005			●	o
Charles W. Lamanna Executive Vice President, Agents and Business Apps Microsoft Corporation	✓	38	2025				o
Teri L. List Former Executive Vice President and Chief Financial Officer Gap Inc.	✓	63	2011	o	●
Mitchell P. Rales Chairman of the Executive Committee Danaher Corporation		69	1983					●	●
Steven M. Rales Chairman of the Board Danaher Corporation		74	1983				o	o	o
A. Shane Sanders Former Senior Vice President of Business Transformation Verizon Communications Inc.	✓	63	2021	●		o
Alan G. Spoon Former Managing General Partner Polaris Partners	✓	74	1999		o
Raymond C. Stevens, PhD Chief Executive Officer Structure Therapeutics	✓	62	2017	o			o
Elias A. Zerhouni, MD President and Vice Chairman OPKO Health, Inc.	✓	74	2009			o	●
● Chair o Member

A = Audit Committee; C = Compensation Committee; N = Nominating & Governance Committee; S = Science & Technology Committee;
E = Executive Committee; F = Finance Committee

2026 Notice of Annual Meeting and Proxy Statement	7

Director Nominee Skills, Expertise and Backgrounds

Director Nominee Age	Director Nominees Who Joined Board Within Last 7 Years

Skills and Experience

Global/International		Product Innovation		Accounting
●●●●●●●●●●o	10	●●●●●●ooooo	6	●●●oooooooo	3

Life Sciences		Digital/AI Technology		Finance
●●●oooooooo	3	●●●●●oooooo	5	●●●●●●ooooo	6

Diagnostics		Mergers & Acquisitions		Branding/Marketing
●●ooooooooo	2	●●●●●●●●ooo	8	●oooooooooo	1

Healthcare Management		Public Company CEO and/or President		Government, Legal or Regulatory
●oooooooooo	1	●●●●●●●oooo	7	●oooooooooo	1

2025 Meeting Attendance

98% Overall attendance at Board and Committee Meetings	10 director nominees attended 100% of Board and Committee Meetings	There were 6 Board Meetings in 2025

2026 Notice of Annual Meeting and Proxy Statement	8

Executive Compensation Highlights

Overview of Executive Compensation Program

As discussed in detail under “Compensation Discussion and Analysis,” with the goal of building long-term value for our shareholders, we have developed an executive compensation program designed to:

•attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Danaher’s size, diversity and global footprint;
•motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles; and
•link compensation to the achievement of corporate goals that we believe best correlate with the creation of long-term shareholder value.

To achieve these objectives our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term, performance-based equity awards tied closely to shareholder returns and subject to significant vesting and/or holding periods. Our executive compensation program rewards our executive officers when they help increase long-term shareholder value, achieve annual business goals and build long-term careers with Danaher.

In view of Danaher’s evolution into a more strategically focused life science and diagnostics company, in early 2026 the Compensation Committee made several changes to our executive compensation program to ensure that our program continues to effectively attract and incentivize talented executives, link pay to performance and align with Danaher’s current business portfolio and strategy. Please see “Compensation Discussion and Analysis – Executive Summary - 2026 Updates to Executive Compensation Program” on page 38 for a summary of these changes.

Compensation Governance

Our Compensation Committee also recognizes that the success of our executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the Committee regularly reviews external executive compensation practices and trends and incorporated best practices into our 2025 executive compensation program:

What We Do	What We Don't Do
Multi-year vesting requirement for stock options, and three-year performance period plus further two-year holding period for Performance Stock Units ("PSUs")	No tax gross-up provisions (except as applicable to management employees generally such as our relocation policy)
Incentive compensation programs feature multiple performance measures aligned with Company strategic performance metrics	No dividends/dividend equivalents paid on unvested equity awards
Short-term and long-term performance metrics that incorporate our absolute performance and relative performance versus peer companies	No “single trigger” change of control benefits
Rigorous, no-fault clawback policies that are triggered even in the absence of wrongdoing	No defined benefit pension program for any NEO
Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No hedging of Danaher securities permitted
Robust stock ownership requirements for all executive officers	No long-term incentive compensation is denominated or paid in cash (other than PSU dividend accruals)
Limited perquisites and a cap on CEO/CFO personal aircraft usage	No above-market returns on deferred compensation plans
Independent compensation consultant that performs no other services for the Company

2026 Notice of Annual Meeting and Proxy Statement	9

Named Executive Officers’ 2025 Compensation

The following table sets forth the 2025 compensation of our named executive officers. Please see page 52 for information regarding 2024 and 2023 compensation, as well as footnotes.

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	($)	($)	($)	($)	($)	($)	($)	($)
Rainer M. Blair,	1,400,000	0	9,292,370	8,386,657	4,194,400	0	521,853	23,795,280
President and CEO
Matthew R. McGrew,	1,005,330	0	2,519,058	2,273,537	1,882,480	0	287,114	7,967,519
Executive Vice President and CFO
Christopher P. Riley,	848,000	0	4,425,309	4,294,467	1,587,880	0	100,192	11,255,848
Executive Vice President
Julie Sawyer Montgomery,	848,000	0	4,425,309	4,294,467	1,587,880	0	139,623	11,295,279
Executive Vice President
Jose-Carlos Gutierrez-Ramos,	888,460	0	1,959,422	1,768,323	1,530,550	0	97,016	6,243,771
Senior Vice President and Chief Science Officer

2026 Notice of Annual Meeting and Proxy Statement	10

PROPOSAL 1
Election of Directors

Director Nominees	11
Board Composition, Refreshment and Selection	15

Director Nominees

We are seeking your support for the election of the eleven candidates (each of whom currently serves as a director of the Company) whom the Board has nominated to serve on the Board until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified. We extend our gratitude to Mr. John T. Schwieters, who will be retiring from our Board as of the 2026 Annual Meeting, for his years of dedicated service to Danaher. Although as of the date of this Proxy Statement the number of directors is fixed at twelve, the Board has adopted a resolution that effective as of the time of the 2026 Annual Meeting, the size of the Board will be reduced to eleven.

We believe the nominees set forth below have qualifications consistent with our position as a large, global and diversified science and technology company. We also believe these nominees have the experience and perspective to guide Danaher as we seek to sustainably expand our business in high-growth geographies and high-growth market segments, identify, consummate and integrate appropriate acquisitions, develop innovative and differentiated new products and services, adjust to rapidly changing technologies, business cycles and competition and address the demands of a dynamic regulatory environment. Set forth below is biographical information regarding each candidate as of March 15, 2026.

Proxies cannot be voted for a greater number of persons than the eleven nominees named in this Proxy Statement. In the event a nominee declines or is unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

Rainer M. Blair (Age 61)	Director Since:	Other Public Directorships:
Chief Executive Officer	2020	Nestlé
Mr. Blair has served as Danaher’s President and Chief Executive Officer since September 2020. Since joining Danaher in 2010, Mr. Blair has served in a series of progressively more responsible general management positions (and as a Danaher officer since 2014), including as Vice President - Group Executive from March 2014 until January 2017 and as Executive Vice President from January 2017 until September 2020.

Mr. Blair’s broad operating and functional experience across diverse end-markets and geographies, in-depth knowledge of Danaher’s businesses and of the Danaher Business System and leadership experience from his service in the U.S. Army are particularly valuable to the Board given the global, diverse nature of Danaher’s portfolio. In addition, Mr. Blair adds deep multi-cultural experience having lived and worked on three continents.

Skills and Qualifications:		Committees:
Global/International Life Sciences Diagnostics	Product Innovation M&A Public Company CEO and/or President	•Executive •Finance •Science & Technology

2026 Notice of Annual Meeting and Proxy Statement	11

Feroz Dewan (Age 49)	Director Since:	Other Public Directorships:
Independent	2022	None
Mr. Dewan has served as the Chief Executive Officer of Arena Holdings Management LLC, an investment holding company, since 2016. Previously, Mr. Dewan served in a series of positions with Tiger Global Management, an investment firm, from 2003 to 2015, including most recently as Head of Public Equities. He also served as a Private Equity Associate at Silver Lake Partners, a private equity firm focused on leveraged buyout and growth capital investments in technology, technology-enabled and related industries, from 2002 to 2003. Within the past five years, Mr. Dewan served on the board of directors of Fortive Corporation.

Mr. Dewan’s qualifications to sit on the Board include, among other factors, extensive experience in the technology industry and with technology-related companies, including extensive experience in valuation, investments and acquisitions, financial reporting, risk management, corporate governance, capital allocation, and operational oversight.

Skills and Qualifications:		Committees:
Global/International Digital/AI Technology M&A	Accounting Finance	•Finance •Nominating & Governance •Science & Technology

Linda Filler (Age 66)	Director Since:	Other Public Directorships:
Independent	2005	The Carlyle Group Veralto Corporation
Ms. Filler retired as President of Retail Products, Chief Marketing Officer and Chief Merchandising Officer at Walgreen Co., a retail pharmacy company, in April 2017. Prior to Walgreen Co., Ms. Filler served as President, North America of Claire’s Stores, Inc., a specialty retailer, in Executive Vice President roles at Walmart Inc., a retail and wholesale operations company, and at Kraft Foods, Inc., a food and beverage manufacturing and processing company. Prior to Kraft Foods, Inc., Ms. Filler served for a number of years at Hanesbrands Inc., a multinational clothing company, including Chief Executive Officer roles for its largest branded apparel businesses.

Ms. Filler has served in senior management roles with leading retail and consumer goods companies, with general management responsibilities and responsibilities in the areas of marketing, branding and merchandising. Understanding and responding to the needs of our customers is fundamental to Danaher’s business strategy, and Ms. Filler’s keen marketing and branding insights have been a valuable resource to Danaher’s Board. Her prior leadership experiences with large public companies have given her valuable perspective for matters of global portfolio strategy and capital allocation as well as global business practices.

Skills and Qualifications:		Committees:
Global/International Product Innovation M&A	Public Company CEO and/or President Branding/Marketing	•Nominating & Governance (Chair) •Science & Technology

Charles W. Lamanna (Age 38)	Director Since:	Other Public Directorships:
Independent	2025	None
Since first joining Microsoft Corporation, a technology company, in 2009, Mr. Lamanna has served in a series of progressively more responsible positions with the company. He currently serves as Executive Vice President, Agents and Business Apps at Microsoft, where he drives product innovation in artificial intelligence ("AI")-powered business applications, low-code platforms, and autonomous agents. He oversees the design, product development, and engineering of some of Microsoft’s most transformative technologies, including Business Apps and Agents and the Office 365 Services and Copilot platforms. Mr. Lamanna led pivotal work in advancing Microsoft Copilot, transforming AI from concept into real-world tools that enable millions to work more efficiently. Prior to that, he played a key role in developing Microsoft Azure’s infrastructure, leading engineering teams behind key services that helped establish Azure as a leading cloud platform. From 2012-2013, he was the founder and CEO of MetricsHub, one of the first public cloud management solutions, which Microsoft acquired in 2013.

Mr. Lamanna’s extensive leadership experience in AI and his insights into the application of AI to business processes are a valuable resource for Danaher’s Board, given the potential impact of AI on the life sciences and healthcare sectors.

Skills and Qualifications:		Committees:
Global/International Product Innovation	Digital/AI Technology	•Science & Technology

2026 Notice of Annual Meeting and Proxy Statement	12

Teri L. List (Age 63)	Director Since:	Other Public Directorships:
Independent	2011	Microsoft Corporation Visa Inc. lululemon athletica inc.
Ms. List served as Executive Vice President and Chief Financial Officer of Gap Inc., a global clothing retailer, from January 2017 until March 2020. Prior to joining Gap, she served as Executive Vice President and Chief Financial Officer of Dick’s Sporting Goods, Inc., a sporting goods retailer, from August 2015 to August 2016, and with Kraft Foods Group, Inc., a food and beverage company, as Advisor from March 2015 to May 2015, as Executive Vice President and Chief Financial Officer from December 2013 to February 2015 and as Senior Vice President of Finance from September 2013 to December 2013. From 1994 to September 2013, Ms. List served in a series of progressively more responsible positions in the accounting and finance organization of The Procter & Gamble Company, a consumer goods company, most recently as Senior Vice President and Treasurer. Prior to joining Procter & Gamble, Ms. List was employed by the accounting firm of Deloitte & Touche for almost ten years. Within the past five years, Ms. List served on the board of directors of Oscar Health, Inc. and DoubleVerify Holdings, Inc.

Ms. List is a highly accomplished executive with decades of financial and leadership experience. Her background dealing with complex finance and accounting matters across multiple industries enables her to provide the Board with perspectives and expertise on risk management, strategic planning, and financial oversight. In addition, having served as the Chief Financial Officer of large publicly-traded companies, and through her board and committee memberships, she has extensive experience in corporate finance and accounting, financial reporting and internal controls, human resources and compensation, which contributes to her service on our Audit and Compensation Committees. Ms. List also has prior executive experience overseeing information technology and cybersecurity functions, which helps inform the Audit Committee's oversight of the Company' risks in these areas.

Given Ms. List's extensive experience as a Chief Financial Officer, her proficiency in accounting, her knowledge of and dedication to Danaher and her retirement from full-time employment, our Board has determined that Ms. List's simultaneous service on the audit committees of more than three public companies does not impair her ability to effectively serve on our Audit Committee. In 2025, Ms. List attended all of the meetings of the Danaher Board and of the committees on which she served.

Skills and Qualifications:		Committees:
Global/International Digital/AI Technology M&A	Accounting Finance	•Audit •Compensation (Chair)

Mitchell P. Rales (Age 69)	Director Since:	Other Public Directorships:
Chairman of the Executive Committee	1983	ESAB Corporation
Mr. Rales is a co-founder of Danaher and has served as Chairman of the Executive Committee of Danaher since 1984. He was also President of the Company from 1984 to 1990. Mr. Rales is a brother of Steven M. Rales. Within the past five years, Mr. Rales served on the board of directors of Fortive Corporation and Enovis Corporation.

The strategic vision and leadership of Mr. Rales and his brother, Steven Rales, helped create the Danaher Business System and have guided Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Danaher, he is well-positioned to understand, articulate and advocate for the rights and interests of the Company’s shareholders.

Skills and Qualifications:		Committees:
Global/International M&A	Public Company CEO and/or President Finance	•Executive (Chair) •Finance (Chair)

Steven M. Rales (Age 74)	Director Since:	Other Public Directorships:
Chairman of the Board	1983	None
Mr. Rales is a co-founder of Danaher and has served as Danaher’s Chairman of the Board since 1984. He was also CEO of the Company from 1984 to 1990. Mr. Rales is a brother of Mitchell P. Rales. Within the past five years, Mr. Rales served on the board of directors of Fortive Corporation.

The strategic vision and leadership of Mr. Rales and his brother, Mitchell Rales, helped create the Danaher Business System and have guided Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Danaher, he is well-positioned to understand, articulate and advocate for the rights and interests of the Company’s shareholders.

Skills and Qualifications:		Committees:
Global/International M&A	Public Company CEO and/or President Finance	•Executive •Finance •Science & Technology

2026 Notice of Annual Meeting and Proxy Statement	13

A. Shane Sanders (Age 63)	Director Since:	Other Public Directorships:
Independent	2021	Commvault
Mr. Sanders served in a series of progressively more responsible leadership positions with Verizon Communications Inc., a telecommunications company, from 1997 until December 2022, including most recently as Senior Vice President of Business Transformation from March 2020 to December 2022 and as Senior Vice President of Corporate Finance from 2015 to March 2020. Alongside Verizon’s Chief Security Officer, Mr. Sanders led the implementation of the Verizon Enterprise Security Council which focused on cybersecurity and IT security risk management. Prior to joining Verizon, Mr. Sanders served in various finance roles at Hallmark Cards, Inc., a retailer of greeting cards and gifts, and Safelite Group, Inc., a provider of vehicle glass repair, and began his career at Grant Thornton, an audit, tax and advisory firm, in 1984.

Mr. Sanders’ leadership experiences in Verizon’s accounting and finance organization spanned a range of functional areas, including financial planning and analysis, risk management, audit and public reporting and compliance. His broad and deep experience in a large, dynamic organization gives him a keen understanding of the range of finance and accounting matters and judgments Danaher encounters. Mr. Sanders’ experience overseeing IT security management and incident response informs our Audit Committee’s oversight of those functions. In addition, his business transformation experience offers valuable perspectives as Danaher continues to grow and evolve its portfolio of businesses.

Skills and Qualifications:		Committees:
Global/International Digital/AI Technology M&A	Accounting Finance	•Audit (Chair) •Nominating & Governance

Alan G. Spoon (Age 74)	Director Since:	Other Public Directorships:
Independent	1999	Ralliant Corp IAC
Mr. Spoon served as Partner Emeritus of Polaris Partners, an investment firm, from January 2016 to June 2018, Managing General Partner from 2000 to 2010 and Partner from 2000 to 2018. Within the past five years, Mr. Spoon served on the board of directors of Cable One, Inc., Match Group, and Fortive Corporation.

In addition to his leadership roles at Polaris Partners, Mr. Spoon has previously served as president, chief operating officer and chief financial officer of one of the country’s largest, publicly-traded education and media companies, and has served on the boards of numerous public and private companies. His public company leadership experience gives him insight into business strategy, leadership and executive compensation and his public company and private equity experience give him insight into technology and life science trends, acquisition strategy and financing, each of which represents an area of key strategic opportunity for the Company.

Skills and Qualifications:		Committees:
Product Innovation Digital/AI Technology M&A	Public Company CEO and/or President Finance	•Compensation

Raymond C. Stevens, PH.D. (Age 62)	Director Since:	Other Public Directorships:
Independent	2017	Structure Therapeutics
Professor Stevens has served as Chief Executive Officer, and as a director, of Structure Therapeutics (formerly known as ShouTi), a biotechnology company, since May 2019. He also served as Provost Professor of Biological Sciences and Chemistry, and Founder and Director of The Bridge Institute, at the University of Southern California, a private research university, from July 2014 to August 2021. From 1999 until July 2014, he served as Professor of Molecular Biology and Chemistry with The Scripps Research Institute, a non-profit research organization. Professor Stevens has also launched multiple biotechnology companies focused on drug discovery.

Professor Stevens is considered among the world’s most influential biomedical scientists in molecular research. A pioneer in human cellular behavior research, he has been involved in the creation of therapeutic molecules that led to breakthrough drugs targeting influenza, childhood diseases, neuromuscular disorders and diabetes. Professor Stevens’ insights in the area of molecular research, as well as his experience bringing industry and academia together to advance drug development, are highly beneficial to Danaher given our strategic focus on the development of research tools used to understand the causes of disease, identify new therapies and test new drugs and vaccines. His extensive experience living and working in China is also valuable to Danaher given China’s strategic significance to our business.

Skills and Qualifications:		Committees:
Global/International Life Sciences	Product Innovation Public Company CEO and/or President	•Audit •Science & Technology

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Elias A. Zerhouni, MD (Age 74)	Director Since:	Other Public Directorships:
Independent	2009	OPKO Health, Inc.
Dr. Zerhouni has served as President and Vice Chairman of the Board of OPKO Health, Inc. a medical test and medication company, since May 2022. He was chairman and co-founder of ModeX Therapeutics Inc., a biotechnology company focused on multi specific-immune therapies for cancer and viral diseases, from October 2020 until its acquisition by OPKO in May 2022. Dr. Zerhouni previously served as President, Global Research & Development, for Sanofi S.A., a global pharmaceutical company, from 2011 to June 2018. From 2008 until 2011, Dr. Zerhouni provided advisory and consulting services to various non-profit and other organizations as Chairman and President of Zerhouni Holdings. From 2002 to 2008, he served as director of the National Institutes of Health, and from 1996 to 2002, he served as Chair of the Russell H. Morgan Department of Radiology and Radiological Sciences, Vice Dean for Research and Executive Vice Dean of the Johns Hopkins School of Medicine.

Dr. Zerhouni, a physician, scientist and world-renowned leader in radiology research, is widely viewed as one of the leading authorities in the United States on emerging trends and issues in medicine and medical care. These insights, as well as his deep, technical knowledge of the research and clinical applications of medical technologies, are of considerable importance given Danaher’s strategic focus in medical technologies. Dr. Zerhouni’s government experience also gives him a strong understanding of how government agencies work, and his experience growing up in North Africa, together with the global nature of the issues he faced at NIH and his role at France-based Sanofi, give him a global perspective that is valuable to Danaher.

Skills and Qualifications:		Committees:
Global/International Life Sciences Diagnostics Healthcare Management	Product Innovation Public Company CEO and/or President Government, Legal or Regulatory	•Science & Technology (Chair) •Nominating & Governance

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES.

Board Composition, Refreshment and Selection

Our Approach to Board Composition and Refreshment

The composition of our Board is a key component of Danaher’s success. Our strategy and our diverse portfolio of leading science and technology businesses require a Board with the collective experience and perspective to lead us as we:

•expand in high-growth geographies and high-growth market segments;
•identify, consummate and integrate appropriate acquisitions;
•develop innovative and differentiated new products and services;
•respond to rapidly changing technologies, business cycles and competition; and
•address the demands of a dynamic regulatory environment.

At least annually, our Nominating & Governance Committee uses our Board skills matrix as well as the results of our annual Board, committee and individual director evaluation process to assess Board composition and make recommendations to complement and enhance our current Board, considering in particular relevant experience; tenure and diversity of skills, background and experience; capacity; and refreshment:

Relevant Experience	Tenure and Diversity of Skills, Background & Experience
The evolution and refreshment of our Board over more than a decade reflects the evolution of our portfolio.

•As we have sharpened our strategic focus in the areas of healthcare and life sciences, we have added to our Board an expert in AI and world-renowned physician and scientist with expertise in medicine and medical care, molecular research, data science, healthcare policy and academia.

•Recognizing the breadth of its responsibilities, we’ve also further enhanced our Board's existing capabilities in areas such as technology, capital allocation, corporate finance, accounting, risk management and compliance.

Our Board believes that the balance of tenures, and the diverse skills, backgrounds and experiences, reflected on our Board enhances its effectiveness.

•Given the critical role of acquisitions in our overall strategy and our broad portfolio, it is important that our Board include members with the experience of having led the Company through a range of M&A and economic cycles. At the same time, our Board seeks to thoughtfully balance the knowledge and experience that comes from longer-term Danaher Board service with the fresh perspectives and additional expertise that can come from new directors.

•The Board does not have a formal or informal policy with respect to diversity but believes that the Board, taken as a whole, should embody a diverse set of skills, knowledge, experiences and backgrounds appropriate in light of the Company’s needs.

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Director Capacity and Availability	Refreshment
Our Board believes all Danaher directors must be willing and able to devote the substantial time required to carry out their duties and responsibilities as Board members. Please see “Director Capacity and Availability” below for details regarding implementation of this expectation.

Board refreshment has been a natural outcome of the evolution described above. We have added four new directors over the past seven years, which along with director retirements have reduced Danaher's average director nominee tenure by more than 11% over that period.

Director Nominee Skills, Expertise and Background

The chart that follows illustrates the diverse set of skills, expertise and backgrounds represented by the Company's 2026 director nominees.

Skills and Expertise	Blair	Dewan	Filler	Lamanna	List	M. Rales	S. Rales	Sanders	Spoon	Stevens	Zerhouni	TOTAL
Global/International	●	●	●	●	●	●	●	●		●	●	10
Life Sciences	●									●	●	3
Diagnostics	●										●	2
Healthcare Management											●	1
Product Innovation	●		●	●					●	●	●	6
Digital/AI Technology		●		●	●			●	●			5
M&A	●	●	●		●	●	●	●	●			8
Public Company CEO and/or President	●		●			●	●		●	●	●	7
Accounting		●			●			●				3
Finance		●			●	●	●	●	●			6
Branding/Marketing			●									1
Government, Legal or Regulatory											●	1

Age	61	49	66	38	63	69	74	63	74	62	74

Of the Company’s 2026 director nominees: 82% are male and 18% are female; 73% identify as Caucasian and 27% as Black, North African or South Asian; 27% were born outside the United States; and 18% are veterans of the U.S. military.

Director Capacity and Availability

Our Corporate Governance Guidelines make clear that among other criteria required to serve on the Danaher Board, Danaher directors must have availability to devote sufficient time to the affairs of the Company.

•No Danaher director may serve on more than three boards of public companies in addition to the Danaher Board, and all of our directors are in compliance with this requirement. The Guidelines further require that directors provide notice before accepting membership on another board of directors, audit committee or other significant committee assignment, and before establishing any significant relationship with any business, institution or governmental or regulatory entity.
◦Our Nominating & Governance Committee reviews our Corporate Governance Guidelines annually, including the provisions above.
•As part of our annual Board, committee and individual director evaluation process (discussed below), our Board has determined that each of our directors has demonstrated the ability to commit sufficient time and capacity to their Board duties.
◦In making this determination, the Board considered in particular Board and committee meeting attendance records, meeting preparation, contribution to Board discussions and decision-making and engagement with other members of the Board and management.

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Director Selection and Orientation

Director Selection

The Board and its Nominating & Governance Committee believe that it is important that our directors demonstrate:

•personal and professional integrity and character;
•prominence and reputation in the director’s profession;
•skills, expertise and background (including business or other relevant experience) that in aggregate are useful and appropriate in overseeing and providing strategic direction with respect to Danaher’s business and serving the long-term interests of Danaher’s shareholders;
•the capacity and desire to represent the interests of the shareholders as a whole; and
•availability to devote sufficient time to the affairs of Danaher.

The Nominating & Governance Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Below is a summary of how the Committee sources and evaluates nominees, and how shareholders may refer candidates to the Committee.

Sourcing Nominees. Nominees may be suggested by a third-party search firm engaged by the Committee, directors, members of management or shareholders.
•When Danaher recruits a director candidate, the candidate will meet with members of the Board, and the Committee, with the support of the search firm, will conduct inquiries and background checks it deems appropriate.
•If a prospective nominee has been identified other than in connection with a director search process initiated by the Committee, an initial determination is made whether to conduct a full evaluation. This determination is based primarily on whether a new or additional Board member is necessary or appropriate at such time, the likelihood that the prospective nominee can satisfy the evaluation factors described herein and any other factors the Committee may deem appropriate.

Referrals. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating & Governance Committee in writing using the procedures described below under “Other Information – Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate.

Evaluation Factors. The Committee considers a wide range of factors when assessing potential director nominees. This includes consideration of the current composition of the Board, any perceived need for one or more particular areas of expertise, the balance of management and independent directors, the need for committee-specific expertise, evaluations of other prospective nominees and the qualifications of each potential nominee relative to needed attributes, skills and experience.

Director Orientation

Our new director orientation program includes site visits and extensive meetings with Danaher management. The program familiarizes new directors with Danaher’s businesses, strategies, policies and the Danaher Business System ("DBS"); assists them in developing company and industry knowledge to optimize their Board service; and educates them with respect to their fiduciary duties and legal responsibilities and Danaher’s sustainability framework.

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Corporate Governance

Corporate Governance Overview	18
Board Leadership, Succession Planning and Management Oversight	18
Board of Directors and Committees of the Board	21
Shareholder Engagement and Alignment	24
Sustainability at Danaher	26
Other Corporate Governance Matters	26

Corporate Governance Overview

Our Board of Directors recognizes that Danaher’s success over the long-term requires a robust framework of corporate governance that serves the best interests of all our shareholders and promotes robust risk oversight. Please see "Proxy Summary — Corporate Governance Overview" for information about our corporate governance framework.

Board Leadership, Succession Planning and Management Oversight

Board Leadership Structure

Chairman of the Board

The Board has separated the positions of Chairman and CEO because it believes that, at this time, this structure best enables the Board to ensure that Danaher’s business and affairs are managed effectively and in the best interests of shareholders.

•This is particularly the case in light of the fact that the Company’s Chairman is Steven Rales, a co-founder of the Company who owns approximately 6% of the Company’s outstanding shares, served as CEO of the Company from 1984 to 1990 and continues to serve as an executive officer of the Company.
•As a result of his substantial ownership stake in the Company, the Board believes that Mr. Rales is uniquely able to understand, articulate and advocate for the rights and interests of the Company’s shareholders.
•Moreover, Mr. Rales uses his management experience with the Company and Board tenure to help ensure that the non-management directors have a keen understanding of the Company’s business as well as the strategic and other risks and opportunities that the Company faces. This enables the Board to more effectively provide insight and direction to, and exercise oversight of, the Company’s President and CEO and the rest of the management team responsible for the Company’s day-to-day business (including with respect to risk management).

Lead Independent Director

Because our Chairman is not independent within the meaning of the New York Stock Exchange ("NYSE") listing standards, our Corporate Governance Guidelines require the appointment of a “Lead Independent Director” and our independent directors have appointed Ms. Filler as Lead Independent Director. As Lead Independent Director, Ms. Filler:

•Presides at all meetings of the Board at which the Chairman of the Board and the Chairman of the Executive Committee are not present, including the executive sessions of non-management directors, typically held at the end of each regularly scheduled Board meeting.
•Has the authority to call meetings of the independent directors. Ms. Filler has exercised this authority by typically requiring meetings of the non-management directors at the end of regularly scheduled Board meetings.
•Serves as a liaison between the Chairman and the independent directors. Ms. Filler engages frequently with Mr. Steven Rales on a range of topics relating to the Board and the Company's governance program.
•Approves information and meeting agendas sent to the Board.
•Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items.
•Engages with major shareholders, including direct communication, as appropriate.

Our Board believes that having the same director serve as both Lead Independent Director and chair of the Nominating & Governance Committee, as Ms. Filler does, offers valuable leadership synergies. In particular, Ms. Filler’s role leading the annual Board, committee and individual director evaluation process, as chair of the Nominating & Governance Committee, enhances her Lead Independent Director

2026 Notice of Annual Meeting and Proxy Statement	18

effectiveness in acting as a liaison between the Chairman and the independent directors and engaging with the Chairman on governance matters.

Board Leadership Succession Planning

The Board addresses succession planning for key Board leadership roles (such as Chairman of the Board, Lead Independent Director and Committee chairs) by seeking to ensure the depth of expertise on the Board is sufficient to provide appropriate successors in the event of a succession event.

Board Oversight of Management

Strategy

One of the Board’s primary responsibilities is overseeing management’s development and execution of the Company’s strategy. At least quarterly, the CEO, members of our executive leadership team and other business leaders provide detailed business and strategy updates to the Board. The Board annually conducts an even more in-depth review of the Company’s overall strategy. At these reviews, the Board engages with our executive leadership team and other business leaders regarding business objectives and the application of DBS, the competitive landscape, economic and market trends and other developments. On an annual basis the Board also reviews the Company’s human capital, risk assessment/risk management, compliance and sustainability programs as well as the Company’s operating budget, and at meetings occurring throughout the year the Board reviews acquisitions, strategic investments and other capital allocation topics as well as the Company’s operating and financial performance, among other matters. The Board also looks to the expertise of its committees to inform strategic oversight in their areas of focus.

Strategy Spotlights

Spotlight: Strategic Acquisitions
The Board oversees Danaher’s strategic acquisition and integration process. Danaher views acquisitions as an important element of our strategy to deliver long-term shareholder value. Our Board nominees include eight members with extensive business combination experience. That depth of experience allows the Board to constructively engage with management and effectively evaluate acquisitions for alignment with our strategy, culture and financial goals. Management is charged with identifying potential acquisition targets, executing transactions and managing integration, and our Board’s oversight extends to each of these elements. Management and the Board regularly discuss potential acquisitions and their role in the Company’s overall business strategy. These discussions address acquisitions in process and potential future acquisitions, and cover a broad range of matters which may include valuation, due diligence, risk and anticipated synergies with Danaher’s businesses and strategy. With respect to more significant acquisitions, such as the Company’s 2020 acquisition of Cytiva, the 2021 acquisition of Aldevron, the 2023 acquisition of Abcam and the pending acquisition of Masimo, the Board typically discusses and evaluates the proposed opportunity over multiple meetings. The Board’s acquisition oversight also extends across transactions and over time; at least annually the Board reviews and provides feedback regarding the operational and financial performance of our historical acquisitions.

Spotlight: Human Capital Management	Spotlight: CEO Succession Planning
The Board and Compensation Committee engage with our senior leadership team and human resources executives on a regular basis across a range of human capital management topics. As discussed above, Danaher is committed to attracting, developing, engaging and retaining the best people from around the world to sustain and grow our science and technology leadership. Working with management, the Board and Compensation Committee oversee matters including culture, succession planning and development, compensation, benefits, talent recruiting and retention, and associate engagement. The Board reviews the Company’s human capital strategy annually and at other times during the year in connection with significant initiatives and acquisitions, supported by the Compensation Committee’s oversight of our executive and equity compensation programs.

With the support of our Nominating & Governance Committee, our Board maintains and annually reviews both a long-term succession plan and an emergency succession plan for the CEO position. The foundation of the long-term CEO succession planning process is a CEO development model consisting of three dimensions: critical experiences, leadership capabilities and personal characteristics/traits. The Board uses the development model as a guide in preparing candidates, and also in evaluating candidates for the CEO and other executive positions at the Board’s annual talent review and succession planning session. At the annual session, the Board evaluates and compares candidates using the development model, and reviews each candidate’s development actions, progress and performance over time. The candidate evaluations are supplemented with periodic 360-degree performance appraisals, and the Board also regularly interacts with candidates at Board dinners and lunches, through Board meeting presentations and at the Company’s annual leadership conference.

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Risk

The Board's role in risk oversight at the Company is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company.

•The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to the Board committees.
◦Generally, the Board delegates risk oversight responsibility to its committees where it believes the committee's focused expertise will support efficient and effective oversight, and each committee typically has responsibility with respect to risks that are associated with the purpose of, and responsibilities delegated to, that committee.
◦Each of the Audit, Compensation, Nominating & Governance, and Science and Technology Committees reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities.
•The timeframe over which the Board and its committees evaluate risk typically varies depending on the nature of the risk. From time to time, the Board and/or its committees may also consider inputs from outside advisors with respect to certain risks and risk trends.
•With respect to the manner in which the Board’s risk oversight function impacts the Board’s leadership structure, as described above, our Board believes that Mr. Steven Rales’ management experience and tenure help the Board to more effectively exercise its risk oversight function.

The graphic below summarizes the primary areas of risk overseen by the Board and by each of its committees.

Board

Risks associated with Danaher's strategic plan, acquisition and capital allocation program, capital structure, liquidity, organizational structure and other significant risks, and overall risk assessment and risk management policies.

▲	▲	▲	▲	▲

▼	▼		▼	▼
Audit Committee	Compensation Committee		Nominating & Governance Committee	Science & Technology Committee
Major financial risk exposures, significant legal, compliance, reputational, cybersecurity, AI, climate and privacy risks and overall risk assessment and risk management policies	Risks associated with compensation policies and practices, including incentive compensation		Risks related to corporate governance, effectiveness of Board and committee oversight, Board composition and independence, selection of director candidates, conflicts of interest and sustainability	Risks related to potentially disruptive science and technology trends and opportunities, including with respect to AI

▲	▲		▲	▲

▼	▼	▼	▼	▼
Management

Responsibility for assessing and managing Danaher's risk exposure. Danaher's Risk Committee (consisting of members of senior management including our Chief Legal Officer and our Chief Compliance Officer (who reports to our Chief Legal Officer)) periodically inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts and provides a report to the Board.

Danaher's disclosure controls and procedures documentation specifically references our enterprise risk assessment process as an element of our disclosure controls and procedures, and requires membership overlap between Danaher's Disclosure Committee and Danaher's Risk Committee.

Risk Spotlight: Cybersecurity
Danaher’s cybersecurity strategy and risk management program focuses on seeking to maintain a secure environment for our data that complies with applicable legal requirements and effectively supports our business objectives and customer needs. Our commitment to cybersecurity emphasizes cultivation of a security-minded culture through education and training, and a programmatic and layered approach to prevention and detection of, and response to, cybersecurity threats. Key elements of our program include:
•cybersecurity policies that articulate our expectations and requirements with respect to topics such as acceptable use of technology and data, data privacy, risk management, education and awareness and event and incident management;
•regular education of and sharing best practices with our associates to raise awareness of cybersecurity threats;
•assessment of information technology/cybersecurity risks as part of Danaher’s Enterprise Risk Management program;
•maintenance of cyber insurance in amounts and subject to coverage terms that are typical for companies of our type and size (however, such insurance may not be sufficient in type or amount to cover us against claims related to security breaches, cyber-attacks and other related breaches); and
•periodic engagement of external consultants to assess our cybersecurity program.

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We also strive to implement and maintain layered controls designed to prevent and, where necessary, detect and respond to cybersecurity threats, including controls designed to facilitate identification of third-party cybersecurity risks.
At the management level, Danaher’s cybersecurity program is led by the Company’s Chief Information Security Officer (“CISO”), who reports to Danaher’s Chief Information Officer (“CIO”), who in turn reports to Danaher’s Chief Technology & Artificial Intelligence Officer. The CISO is supported by the Information Risk Steering Committee, a management committee comprising senior members of the information technology, legal, privacy, finance, internal audit and communications functions. At the Board level, Danaher’s Board of Directors has delegated to the Audit Committee of the Board responsibility for oversight of risks relating to cybersecurity, as set forth in the Committee’s charter. Multiple members of Danaher’s Audit Committee have prior work experience overseeing or assessing a cybersecurity function. Danaher’s CISO and CIO update the Audit Committee multiple times per year regarding Danaher’s cybersecurity program, including key program metrics, initiatives and developments. The Audit Committee regularly briefs the full Board on these matters. In addition, in the event of a significant cybersecurity incident, Danaher policy and process requires timely engagement of and consultation with the Audit Committee.

Board of Directors and Committees of the Board

General

The Board met six times in 2025. All directors attended at least 87% (and ten of the directors attended 100%) of the total number of meetings of the Board and of the committees of the Board on which they served held during the period they served. Danaher typically schedules a Board meeting in conjunction with each annual meeting of shareholders and as a general matter expects that the members of the Board will attend the annual meeting. All of our directors at the time attended the Company’s annual meeting in May 2025.

The membership of each of the Board’s committees as of March 1, 2026 is set forth below. While each of the committees is authorized to delegate its powers to sub-committees, none of the committees did so during 2025. The Audit, Compensation, Nominating & Governance and Science & Technology Committees report to the Board on their actions and recommendations at each regularly scheduled Board meeting. Each such committee typically meets in executive session, without the presence of management, at its regularly scheduled meetings.

Name of Director	Audit	Compensation	Nominating & Governance	Science & Technology	Executive	Finance
Rainer M. Blair				o	o	o
Feroz Dewan			o	o		o
Linda Filler			●	o
Charles W. Lamanna				o
Teri L. List	o	●
Mitchell P. Rales					●	●
Steven M. Rales				o	o	o
A. Shane Sanders	●		o
John T. Schwieters	o
Alan G. Spoon		o
Raymond C. Stevens, Ph.D.	o			o
Elias A. Zerhouni, MD			o	●
# of Meetings Held in 2025	8	9	4	5	0	0
● Chair     o Member

Audit Committee

Members:	Principal Responsibilities:
•A. Shane Sanders (Chair) •Teri L. List •John T. Schwieters •Raymond C. Stevens, Ph.D.
•Assist the Board in overseeing the:
•quality and integrity of Danaher’s financial statements;
•effectiveness of Danaher’s internal control over financial reporting;
•qualifications, independence and performance of Danaher’s independent auditors;
•performance of Danaher’s internal audit function;
•company's compliance with legal and regulatory requirements;
•risks described above under “Board Oversight of Management - Risk”; and
•company’s swaps and derivatives transactions and related policies and procedures.

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•Review with management and with the independent auditor, as applicable, the use of AI in connection with the Company's financial statements, internal controls over financial reporting, the independent auditor's audits and reviews of the foregoing and the Company's internal audit program.
•Prepare the Audit Committee Report included in the Company's annual meeting proxy statement

The Board has determined that each of the members of the Audit Committee is independent for purposes of Rule 10A-3(b) (1) under the Securities Exchange Act of 1934, as amended ("Exchange Act") and the NYSE listing standards, is financially literate within the meaning of the NYSE listing standards, and qualifies as an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

Compensation Committee

Members: •Teri L. List (Chair) •Alan G. Spoon	Principal Responsibilities:

•Discharge the Board's responsibilities relating to the compensation of our executive officers, including setting goals and objectives for, evaluating the performance of, and approving the compensation paid to, our executive officers;
•Review and make recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercise all authority of the Board (and all responsibilities assigned by such plans to the Committee) with respect to the oversight and administration of such plans;
•Review and consider the results of shareholder advisory votes on the Company’s executive compensation, and make recommendations to the Board regarding the frequency of such advisory votes;
•Monitor compliance by directors and executive officers with the Company’s stock ownership requirements;
•Assist the Board in overseeing the risks described above under “Board Oversight of Management - Risk”;
•Review and discuss with Company management the Compensation Discussion and Analysis and recommend to the Board the inclusion of the Compensation Discussion and Analysis in the annual meeting proxy statement;
•Prepare the Compensation Committee report included in the annual meeting proxy statement; and
•Consider factors relating to independence and conflicts of interests in connection with the engagement of the compensation consultants that provide advice to the Committee.

Each member of the Compensation Committee is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and, based on the determination of the Board, independent under the NYSE listing standards and under Rule 10C-1 under the Exchange Act.

Management Role in Supporting the Compensation Committee:

Members of our senior management generally attend the Compensation Committee meetings. In addition, our CEO:
•provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy;
•participates in the Committee’s discussions regarding the performance and compensation of the other executive officers and provides recommendations to the Committee regarding all significant elements of compensation paid to such officers, their annual, personal performance objectives and his evaluation of their performance (the Committee gives considerable weight to our CEO’s evaluation of and recommendations with respect to the other executive officers because of his direct knowledge of each such officer’s performance and contributions); and
•provides feedback regarding the companies that he believes Danaher competes with in the marketplace and for executive talent.
Our human resources and legal departments also assist the Committee Chair in scheduling and setting the agendas for the Committee’s meetings, preparing meeting materials and providing the Committee with data relating to executive compensation as requested by the Committee.

Independent Compensation Consultant Role in Supporting the Compensation Committee:

Under the terms of its charter, the Committee has the authority to engage the services of outside advisors and experts. The Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant since 2008. The Committee engages FW Cook because it is considered one of the premier independent compensation consulting firms and has never provided any services to the Company other than the compensation-related services provided to or at the direction of the Compensation Committee and the Nominating & Governance Committee. FW Cook takes its direction solely from the Compensation Committee (and with respect to matters relating to the non-management director compensation program, the Nominating & Governance Committee). In addition to the director compensation advice provided to the Nominating & Governance Committee, FW Cook’s primary responsibilities in 2025 were to:
•provide advice and data in connection with the structuring of the executive and equity compensation programs and the compensation levels for the Company’s executive officers compared to their peers;
•assess the Company’s executive compensation program in the context of compensation governance best practices;
•update the Committee regarding legislative and regulatory initiatives as well as emerging trends and investor views in the area of executive compensation;
•provide data regarding the share dilution costs attributable to the Company’s aggregate equity compensation program; and
•assist in the review of the Company’s executive compensation public disclosures.

The Committee does not place any material limitations on the scope of the feedback provided by FW Cook. In the course of discharging its responsibilities, FW Cook may from time to time and with the Committee’s consent, request from management information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of the Company’s executive officer responsibilities and other business information. The Committee has considered whether the

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work performed for or at the direction of the Compensation Committee and the Nominating & Governance Committee raises any conflict of interest, taking into account the factors listed in Exchange Act Rule 10C-1(b)(4), and has concluded that such work does not create any conflict of interest.

Nominating & Governance Committee

Members: •Linda Filler (Chair) •Feroz Dewan •A. Shane Sanders •John T. Schwieters •Elias A. Zerhouni, MD	Principal Responsibilities:
•Assist the Board in identifying individuals qualified to become Board members, and make recommendations to the Board regarding all nominees for Board membership;
•Make recommendations to the Board regarding the size and composition of the Board and its committees;
•Make recommendations to the Board regarding matters of corporate governance, oversee the operation of Danaher’s Corporate Governance Guidelines and Related Person Transactions Policy and approve related person transactions;
•Develop and oversee the annual evaluation process for the Board, its committees, and our directors;
•Assist the Board in CEO succession planning;
•Assist the Board in overseeing the risks described above under “Board Oversight of Management - Risk”;
•Review and make recommendations to the Board regarding non-management director compensation;
•Oversee the orientation process for newly elected members of the Board and continuing director education;
•Oversee the Company’s sustainability program; and
•Oversee the Company's AI governance framework, including policies and related processes, relating to its responsible development and use of AI.

The Board has determined that all of the members of the Nominating & Governance Committee are independent within the meaning of the NYSE listing standards.

Science & Technology Committee

Members: •Elias A. Zerhouni, MD (Chair) •Rainer M. Blair •Feroz Dewan •Linda Filler •Charles W. Lamanna •Steven M. Rales •Raymond C. Stevens, Ph.D.	Principal Responsibilities:
•Review and assess the Company’s science and technology (including AI) innovation strategy and priorities;
•Assess the competitive position of the Company’s technology portfolio;
•Review with management key programs, processes and organizational structures related to innovation, research and development and the commercialization of technology; and
•Assess, and advise the Board with respect to, potentially disruptive science and technology trends, opportunities and risks, including with respect to AI.

Executive Committee

The Executive Committee exercises between meetings of the Board any powers or authority as are specifically delegated to it by the Board from time to time, typically related to business acquisition or capital raising transactions. The Executive Committee did not meet in 2025.

Finance Committee

The Finance Committee approves business acquisitions, investments and divestitures up to the levels of authority delegated to it by the Board. The Finance Committee did not meet in 2025.

Board, Committee and Individual Director Evaluations

Our Board recognizes that a rigorous and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of our Lead Independent Director, the Nominating & Governance Committee oversees the annual evaluation process and periodically reviews the format of the process to help ensure it is eliciting actionable feedback with respect to the effectiveness of the Board, Board committees and individual directors.

The annual Board, committee and individual director evaluation process consists of the following components:

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Shareholder Engagement and Alignment

Shareholder Engagement Program

General

We contacted shareholders holding approximately 50% of our shares for engagement	We engaged with shareholders holding approximately 20% of our shares

We actively seek and highly value feedback from our shareholders. Every year, we engage with our investors on topics including business strategy, financial performance, governance, executive compensation and sustainability. In 2025, attendees at these meetings included members of our senior management and, in some cases, members of our Board of Directors. We shared feedback received during these meetings with the applicable Board committees, informing their decision-making.

Engagement Cycle

Annual Meeting of Shareholders
•Engage directly with shareholders •Receive and review voting results for management proposals and any shareholder proposals
k	m

Before Annual Meeting of Shareholders	After Annual Meeting of Shareholders
•Publish Annual Report and Proxy Statement, including key Board and Company information
•Engage shareholders and seek feedback on Annual Meeting matters
•Discuss any shareholder proposals with proponents as appropriate
•Publish annual sustainability report •Engage broadly with shareholders in off-season

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Key Policies Aligning Company and Shareholder Interests

•Director and Executive Officer Stock Ownership Requirements.
◦Under Danaher's stock ownership requirements for non-management directors, each director (within five years of their initial election or appointment) is required to beneficially own Danaher shares with a market value of at least five times their annual cash retainer (excluding the additional cash retainers paid to the committee chairs and the Lead Independent Director).
◦Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes that director’s minimum ownership requirement (even if their retainer increases or the fair market value of such shares subsequently declines).
◦Under the policy, beneficial ownership includes time-vesting restricted stock units ("RSUs") held by the director, shares in which the director or their spouse or child has a direct or indirect interest and phantom shares in the Non-Employee Directors’ Deferred Compensation Plan, but does not include shares subject to unexercised stock options or pledged shares. Each Danaher director is in compliance with the policy.
◦We have also adopted stock ownership requirements for our executive officers; please see “Compensation Discussion and Analysis — Other Compensation Policies and Information — Stock Ownership-Related Policies.”

•Shareholder Right to Call Special Meeting. Shareholders owning 25% or more of Danaher’s outstanding shares may require the Company to call a special meeting of shareholders. Danaher’s Nominating & Governance Committee and Company management annually review this threshold as part of the Committee’s review of the Company’s governing documents.

•Clawback Policies. We have rigorous, “no-fault” compensation clawback policies that apply to executive officers and other senior leaders. For additional details, please see "Compensation Discussion and Analysis — Other Compensation Policies and Information — Clawback Policies."

•Anti-Pledging/Hedging Policy. In 2013 Danaher’s Board adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Danaher Common Stock that the director or officer directly or indirectly owns and controls, except for any shares that were pledged as of the date the policy was adopted. Certain shares of Common Stock owned by Steven Rales and by Mitchell Rales were exempted from the policy because such shares had been pledged for decades, to secure lines of credit that reduce the need to sell shares for liquidity purposes. Messrs. Steven and Mitchell Rales acquired these pledged shares in cash purchase transactions between 1983 and 1988 and did not receive them as compensation or purchase them from Danaher. These pledged shares do not count toward the Company’s stock ownership requirements.

Notwithstanding that these shares are exempted from Danaher’s policy, as part of its risk oversight function the Audit Committee of Danaher’s Board reviews these share pledges on a quarterly basis to assess whether such pledging poses an undue risk to the Company. The Committee has concluded that such pledge arrangements do not pose an undue risk to the Company, based in particular on its consideration of the following factors:

◦the amount by which the market value of the shares pledged as collateral exceeds the amount of secured indebtedness, which the Committee believes is a key factor in assessing the degree of risk posed by the pledging arrangements. At December 31, 2025, the maximum amount of secured indebtedness permitted under the lines of credit would not exceed 25% of the market value of the shares pledged as collateral;
◦the number of shares and percentage of total outstanding shares pledged;
◦the more than 15% reduction since 2013 in the aggregate number of shares pledged by Messrs. Steven Rales and Mitchell Rales; and
◦the number of days it would take to unwind the number of pledged shares equal in value to the amount of secured indebtedness outstanding at the end of the applicable calendar year (based on the average daily trading volume of Danaher Common Stock during such calendar year).
▪At each of December 31, 2025, 2024 and 2023, to unwind the number of pledged shares equal in value to the amount of secured indebtedness outstanding as of such date under lines of credit maintained by Mitchell Rales or Steven Rales would have required one day or less.

Since 2021, members of Danaher's Board and management have engaged regarding the pledge arrangements with shareholders representing more than 25% of Danaher's outstanding common shares, and at Danaher's 2025 Annual Meeting a significant majority of these shares were voted in favor of our Audit Committee members. During these discussions with investors, we answered questions and using the detail set forth above explained the reasons why the Audit Committee believes it is in the best interest of Danaher and its shareholders to allow such pledging arrangements subject to rigorous Audit Committee oversight. Additionally, we have incorporated input received from these investor engagements into the above disclosures.

Danaher's Insider Trading Policy also prohibits Danaher directors and employees (including executive officers) from engaging in short sales of Danaher Common Stock, transactions in any derivative of a Danaher security (including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Danaher equity compensation plan)) or any other forms of hedging transactions with respect to Danaher securities.

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Sustainability at Danaher

Innovating products that Improve lives and our planet

•At Danaher, innovation doesn’t happen by accident. It is the product of the DBS Innovation Engine, a rigorous, holistic management program encompassing tools that facilitate innovation, process, strategy, organization, talent and culture

•We invested approximately $1.6 billion in research and development in 2025

•In 2025, we enhanced our operating company strategic planning process to better highlight where considerations of sustainability are relevant to operating company strategy

Building the best team

•We are committed to attracting, developing, engaging and retaining the best people from around the world to sustain and grow our science and technology leadership

•"Consistently attracting and retaining exceptional talent” is one of our three strategic priorities and “The Best Team Wins” is one of our five Core Values

•Demonstrating the investment we make in associate professional development and the value we place on our team, in 2025 our internal fill rate for manager, senior leader and executive roles exceeded 76%

Protecting our environment

•In early 2026, we submitted science-based greenhouse gas (GHG) emission reduction targets to the Science Based Targets initiative (SBTi) for validation, including a long-term target to achieve net-zero value chain emissions by no later than 2050. This expands upon the target we established in 2022 to reduce absolute Scope 1 and 2 GHG emissions 50.4% by 2032 compared to a 2021 baseline

•DBS continues to be a uniquely powerful system for supporting our decarbonization ambitions. With the DBS Energy Management Toolkit as our foundation, we have expanded our suite of domain-specific DBS tools and processes with the goal of driving efficient progress toward our GHG emission reduction goal

•We deploy across our businesses a climate risk assessment and management program designed to support disclosures under the Task Force on Climate-Related Financial Disclosures (TCFD) recommendations and the IFRS S2 Climate-related Disclosures standard issued by the International Sustainability Standards Board (ISSB)

Other Corporate Governance Matters

Proxy Access

Our Amended and Restated Bylaws (“Bylaws”) permit a shareholder, or a group of up to twenty shareholders, owning three percent or more of the Company’s outstanding shares of Common Stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials a number of director nominees up to the greater of (x) two, or (y) twenty percent of the Board (or, if such amount is not a whole number, the closest whole number below twenty percent), provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.

Shareholder Proposals

In November 2025, a Danaher shareholder submitted a proposal to be voted upon at the Company’s 2026 Annual Meeting. While the SEC’s Division of Corporation Finance announced that for 2026 it would not respond to most requests as to whether shareholder proposals satisfy the procedural and substantive requirements imposed under SEC rules, Danaher maintained its standard approach of assessing whether there is a strong basis to exclude a shareholder proposal under SEC rules. Accordingly, as permitted under Rule 14a-8(i)(3) of the Exchange Act, Danaher excluded the proposal from the annual meeting agenda and this Proxy Statement because it requested two alternative actions and therefore was impermissibly vague and indefinite so as to be inherently misleading under the provisions of Rule 14a-8, prior published SEC guidance and judicial decisions, including a 2012 SEC no-action letter issued to Danaher

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concurring with exclusion of a similarly worded proposal submitted by the same shareholder. Danaher’s letter to the SEC explaining the basis for the proposal’s exclusion may be accessed at https://www.sec.gov/files/corpfin/no-action/14a-8/cheveddendanaher11326.pdf.

Majority Voting

Our Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating & Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

At any meeting of shareholders for which the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the Company’s Bylaws and such nomination has not been withdrawn on or before the tenth day before the Company first mails its notice of meeting to the Company’s shareholders, the directors will be elected by a plurality of the votes cast. This means that the nominees who receive the most affirmative votes would be elected to serve as directors.

Corporate Governance Guidelines, Committee Charters and Code of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and has also adopted written charters for each of the committees of the Board. Danaher has also adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Conduct. The Corporate Governance Guidelines, charters of each of the Audit, Compensation and Nominating & Governance Committees and Code of Conduct are available in the “Investors – Corporate Governance” section of our website at http://www.danaher.com.

Insider Trading Policy

We have adopted an insider trading policy applicable to our directors, officers and other employees (and persons and entities related thereto) that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Although the preclearance and trading blackout period provisions of the policy do not apply to transactions by Danaher Corporation, the policy does state that transactions by Danaher will only be made in accordance with applicable U.S. federal securities laws, including those relating to insider trading. A copy of our Insider Trading Policy can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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Director Compensation

Non-Management Director Compensation Program	28
Director Summary Compensation Table	29

Non-Management Director Compensation Program

Non-Management Director Compensation Philosophy

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board and the Nominating & Governance Committee are guided by the following principles:

•compensation should fairly pay directors for work required in a company of our size and scope, and differentiate among directors where appropriate to reflect different levels of responsibilities;
•a significant portion of the total compensation should be paid in stock-based awards to align directors’ interests with the long-term interests of our shareholders; and
•the structure of the compensation program should be simple and transparent.

Process for Setting Non-Management Director Compensation

The Nominating & Governance Committee is responsible for reviewing and making recommendations to the Board regarding non-management director compensation (although the Board makes the final determination regarding the amounts and type of non-management director compensation). The Committee has engaged FW Cook as its independent compensation consultant, to prepare regular reports on market non-management director compensation practices and evaluate our program in light of the results of such reports. The Committee typically reviews, and seeks advice from FW Cook regarding, the Company’s non-management director compensation on an annual basis.

Danaher’s Omnibus Incentive Plan (the “Plan” or the “Omnibus Plan”) limits the amount of cash and equity compensation that we may pay to a non-management director each year. Under the plan terms, an annual limit of $800,000 per calendar year applies to the sum of all cash and equity-based awards (calculated based on the grant date fair value of such awards for financial reporting purposes) granted to each non-management director for services as a member of the Board (plus an additional limit of $500,000 per calendar year with respect to any non-executive Board chair or vice chair).

2026 Non-Management Director Compensation Structure

$42,500 Lead Director Cash Retainer	$25,000 Cash Retainer for Chairs of Compensation, Nominating & Governance and Science & Technology Committees	$2,000 Per Meeting Cash Fee*

$30,000 Audit Committee Chair Cash Retainer
*Per meeting cash fee for each Board/Committee meeting a director attends in excess of twenty during a calendar year.

Director cash retainers are paid quarterly in arrears.

•Director annual equity awards are divided equally (based on target award value) between options and RSUs.
◦The options are fully vested as of the grant date. The RSUs vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of Danaher’s shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board.
•Danaher also reimburses directors for Danaher-related out-of-pocket expenses, including travel expenses.

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Non-Management Directors’ Deferred Compensation Plan

Each non-management director can elect to defer all or part of the cash director fees that the director earns with respect to a particular year under the Non-Employee Directors’ Deferred Compensation Plan, which is a sub-plan under the Omnibus Plan. Amounts deferred under the plan are converted into a particular number of phantom shares of Danaher Common Stock, calculated based on the closing price of Danaher’s Common Stock on the date that such quarterly fees would otherwise have been paid, and are maintained in bookkeeping accounts. Dividends accrued on phantom shares are also deemed invested in phantom shares of Danaher Common Stock. A director may elect to have their plan balance distributed upon cessation of Board service, or one, two, three, four or five years after cessation of Board service. All distributions from the plan are in the form of shares of Danaher Common Stock.

Director Summary Compensation Table

The table below summarizes the compensation paid by Danaher to the non-management directors for the year ended December 31, 2025. Each of Steven Rales, Mitchell Rales and Rainer M. Blair serves as a director and executive officer of Danaher but they have not received and do not receive any additional compensation for services provided as a director. Neither Steven Rales nor Mitchell Rales is a named executive officer. Details regarding the 2025 executive compensation provided to each of Steven Rales and Mitchell Rales is set forth under “Director Independence and Related Person Transactions.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Feroz Dewan(3)	—	240,178	110,856	351,034
Linda Filler	192,500	110,178	110,856	413,534
Charles W. Lamanna(4)	111,150	131,370	132,164	374,684
Teri L. List	158,500	110,178	110,856	379,534
Jessica L. Mega, MD, MPH(5)	130,000	110,178	110,856	351,034
A. Shane Sanders(3)	—	267,678	110,856	378,534
John T. Schwieters	130,000	110,178	110,856	351,034
Alan G. Spoon(3)	—	240,178	110,856	351,034
Raymond C. Stevens, Ph.D.(3)	—	240,178	110,856	351,034
Elias A. Zerhouni, MD(3)	—	262,678	110,856	373,534
(1)    The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with FASB ASC Topic 718. With respect to stock awards, the grant date fair value under FASB ASC Topic 718 is calculated based on the number of shares of Common Stock underlying the award, times the closing price of the Danaher Common Stock on the date of grant (but discounted to account for the fact that RSUs do not accrue dividend rights prior to distribution). With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): for the May 2025 annual stock option grants to all directors above, a 7 year option life; a risk-free interest rate of 4.35%; a stock price volatility rate of 31.64%; and a dividend yield of 0.67% per share; for the March 2025 onboarding stock option grant to Mr. Lamanna, a 7 year option life; a risk-free interest rate of 4.14%; a stock price volatility rate of 26.95%; and a dividend yield of 0.62% per share.
(2)    The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2025. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

Name of Director	Aggregate Number of Danaher Stock Options Owned as of December 31, 2025(#)	Aggregate Number of Unvested Danaher RSUs Owned as of December 31, 2025(#)
Feroz Dewan	4,836	577
Linda Filler	20,870	577
Charles W. Lamanna	1,768	577
Teri L. List	17,572	577
Jessica L. Mega, MD, MPH	9,309	577
A. Shane Sanders	6,316	577
John T. Schwieters	20,870	577
Alan G. Spoon	20,870	577
Raymond C. Stevens, Ph.D.	8,105	577
Elias A. Zerhouni, MD.	20,870	577
(3)    Each of Messrs. Dewan, Sanders and Spoon, Professor Stevens and Dr. Zerhouni deferred 100% of their 2025 cash director fees into phantom shares of Danaher Common Stock under the Non-Employee Directors’ Deferred Compensation Plan. Since these phantom shares are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above.

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Name of Director	2025 Phantom Shares Received Under Deferred Compensation Plan(#)
Feroz Dewan	622
A. Shane Sanders	754
Alan G. Spoon	622
Raymond C. Stevens, Ph.D.	622
Elias A. Zerhouni, MD.	730
(4)    Mr. Lamanna was appointed to the Board in February 2025.
(5)    Dr. Mega retired from Danaher's Board in February 2026.

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Director Independence and Related Person Transactions

Director Independence	31
Certain Relationships and Related Transactions	31

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that Mss. Filler and List, Messrs. Dewan, Lamanna, Sanders, Schwieters and Spoon, Professor Stevens and Dr. Zerhouni are independent within the meaning of the listing standards of the NYSE. Prior to her retirement from the Board in February 2026, the Board had also determined that Dr. Mega was independent within the meaning of the listing standards of the NYSE. The Board concluded that none of these directors possesses (or in Dr. Mega's case, possessed) any of the bright-line relationships set forth in the listing standards of the NYSE that prevent independence, or except as discussed below, any other relationship with Danaher other than Board membership.

In making its determination with respect to the independence of the directors identified above as independent, in addition to the transactions described below under "Certain Relationships and Related Transactions," the Board considered that in 2025, certain of the Company’s subsidiaries in the ordinary course of business sold products or services to or purchased products or services from an organization with whom one of the independent directors is employed. In each such case, the amount of sales and the amount of purchases were less than 1.5% of the annual revenues of such other organization and of Danaher’s 2025 revenues.

Danaher’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings. The sessions are chaired by the Lead Independent Director. In addition, if any of Danaher's non-management directors are not independent, the independent directors meet at least once each year in executive session following a regularly-scheduled Board meeting, and the Lead Independent Director chairs those sessions as well.

Certain Relationships and Related Transactions

Policy

Under Danaher’s written Related Person Transactions Policy, the Nominating & Governance Committee of the Board is required to review and if appropriate approve all related person transactions prior to consummation. The policy requires the Committee to prohibit any Related Person Transaction it determines to be inconsistent with the interests of the Company and its shareholders. The Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved under the policy if the Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

Relationships and Transactions

Each of Steven and Mitchell Rales serve as executive officers of Danaher in addition to their roles as directors. In connection with their service as executive officers, in 2025:

•The Rales' received no cash incentive compensation or equity compensation.
•Each of the Rales' received a salary of $419,000 (which amount has been fixed for more than a decade) and the following benefits and perquisites, in addition to any perquisites made generally available to salaried employees (the value of the perquisites set forth below is based on the incremental cost to the Company):

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Benefit or perquisite	S. Rales	M. Rales
401(k) contribution	$24,528	$7,299
Excess Contribution Program (ECP) contribution	—	$2,960
Change in pension value(1)	—	$9,655
Shared tax and accounting services(2)	$380,677
Shared personal use of designated Danaher office space	$323,240
Personal car and parking	$4,013	—
Tickets to sporting events	—	$10,148
Personal use of administrative services(3)	No incremental cost to Danaher

•Separately, in 2025, the Rales' in aggregate paid Danaher approximately $228,000 for providing benefits for, and as reimbursement for paying a portion of the salaries of, persons who provide services to the Rales’.

FJ 900, Inc. (“FJ900”), an indirect, wholly-owned subsidiary of Danaher, is party to an airplane management agreement with Joust Capital II, LLC (“Joust II”) and substantially identical agreements with each of Joust Capital III, LLC (“Joust III”) and Stonehavens Global LLC (“Stonehavens” and, together with Joust II and Joust III, the “Joust entities”). Joust II and Stonehavens are controlled by Mitchell Rales, and Joust III is controlled by Steven Rales. Under the management agreements, FJ900 performs aircraft management, pilot services, maintenance, record-keeping, aircraft procurement and disposition and other aviation services for the respective aircraft owned or leased by each of the Joust entities in like manner to the management services provided by FJ900 for Danaher’s aircraft. FJ900 receives no compensation for its services under the management agreements. Having FJ900 perform management services for all of these aircraft enables Danaher and the Joust entities to share certain fixed expenses relating to the use, maintenance, storage, operation and supervision of their respective aircraft and utilize joint purchasing or joint bargaining arrangements where applicable and appropriate, allowing each party to benefit from efficiencies of scale and cost savings. We believe that this cost-sharing arrangement results in lower costs to Danaher than if we incurred these fixed costs on a stand-alone basis. Under the management agreements, FJ900 prorates all shared expenses annually among the Joust entities and Danaher based primarily on each party’s flight hours logged for the year. With respect to the year ended December 31, 2025, the Joust entities together paid FJ900 approximately $5.5 million for the Joust entities’ share of the fixed airplane management expenses shared with Danaher.

In addition, Danaher is party to substantially identical airplane interchange agreements with each of the Joust entities with respect to each respective aircraft indirectly owned by Danaher and by each of the Joust entities. Under each interchange agreement, the applicable Joust entity has agreed to lease its aircraft to Danaher and Danaher has agreed to lease the respective Danaher aircraft to the applicable Joust entity, in each case on a non-exclusive basis. Neither party is charged for its use of the other party’s aircraft, the intent being that over the life of the contract each party’s usage of the other party’s aircraft will be generally equal. With respect to the year ended December 31, 2025, the incremental value of the use of the Danaher aircraft by the Joust entities, net of the incremental value of the use of the Joust entities’ aircraft by Danaher, was approximately $230,000.

Danaher licensed, at fair market value, a suite from the Washington Commanders for the 2025-2026 NFL football season for approximately $558,000. Mitchell Rales is a greater-than-10% owner of the Washington Commanders.

Beginning in 2024, the general partner (“GP”) of certain venture capital funds in which Danaher is the sole limited partner (“Danaher Funds”) formed a new fund (“New Fund”) and raised capital from Steven Rales, Mitchell Rales and Feroz Dewan (Danaher elected not to invest in the New Fund).  In July 2024 Danaher, the GP and its affiliated entities amended the agreements that govern the Danaher Funds to (i) waive the acceleration of the management fee step-down that otherwise would have been triggered by the New Fund's creation and instead reduce (for the period during which the acceleration would have been effective) the management fees payable by Danaher under the Danaher Funds by the amount of any management fees paid to the GP by the New Fund investors, (ii) limit the amount of portfolio company disposition proceeds that the GP may reinvest under the Danaher Funds governing documents, and (iii) restrict the GP from further investing the Danaher Funds in certain research-related financings.

BlackRock, Inc. ("BlackRock") filed a Schedule 13G with the SEC reporting that as of December 31, 2023, BlackRock and certain subsidiaries collectively were the beneficial owners of more than five percent of Danaher's outstanding shares of Common Stock. During 2025, BlackRock acted as an investment manager for certain assets within Danaher's global pension plans and employee savings plans. BlackRock received approximately $2.5 million for such services.

(1) Represents the aggregate year-over-year change in the actuarial present value of the officer's accumulated benefit under the Cash Balance Plan of the Danaher Corporation & Subsidiaries Savings Plan (the "Savings Plan").
(2) Tax and accounting services were provided in the form of one full-time employee whose services are shared by the Rales'. In addition to the compensation reflected in the table, Danaher provided health and welfare benefits to such employee.
(3) Danaher provided a full-time executive assistant to each of the Rales' to support them in their roles as Danaher executive officers, and each used a minority of their assistant’s time for non-Danaher matters.

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Beneficial Ownership of Danaher Common Stock by Directors, Officers and Principal Shareholders

The following table sets forth as of March 1, 2026 (unless otherwise indicated) the number of shares and percentage of Danaher Common Stock beneficially owned by (1) each person who owns of record or is known to Danaher to beneficially own more than five percent of Danaher’s Common Stock, (2) each of Danaher’s directors and named executive officers, and (3) all executive officers and directors of Danaher as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Class(1)	Notes
Rainer M. Blair	569,014	*	Includes options to acquire 481,507 shares and 17,305 shares attributable to his account in the Company’s deferred compensation program.
Feroz Dewan	6,846	*	Includes options to acquire 4,836 shares and 2,011 phantom shares attributable to his account under the Non-Employee Directors' Deferred Compensation Plan.
Linda Filler	51,376	*	Includes options to acquire 20,870 shares; 8,916 phantom shares attributable to her account under the Non-Employee Directors’ Deferred Compensation Plan and 21,590 other shares held indirectly.
Charles W. Lamanna	1,768	*	Consists of options to acquire 1,768 shares.
Teri L. List	25,215	*	Includes options to acquire17,572 shares and 7,643 phantom shares attributable to her account under the Non-Employee Directors’ Deferred Compensation Plan.
Mitchell P. Rales	33,001,391	4.7%
Includes 26,171,000 shares owned by limited liability companies of which a revocable trust controlled by Mr. Rales is the sole member, 819 shares attributable to Mr. Rales’ 401(k) Plan account, 8,048 shares attributable to Mr. Rales’ account in the Company’s deferred compensation program, 5,983,432 shares attributable to a charitable foundation of which Mr. Rales is a director, and 838,092 other shares owned indirectly. Mr. Rales disclaims beneficial ownership of those shares held by the charitable foundation. 26,171,000 of the shares held by the limited liability companies or otherwise owned indirectly and 5,904,000 of the shares held by the charitable foundation are pledged to secure lines of credit with certain banks and each of these entities and Mr. Rales is in compliance with these lines of credit. The business address of Mitchell Rales, and of each of the limited liability companies, is 11790 Glen Rd., Potomac, MD 20854.

Steven M. Rales	42,240,297	6.0%
Includes 31,000,000 shares owned by limited liability companies of which a revocable trust controlled by Mr. Rales is the sole member, 20,683 shares attributable to Mr. Rales’ 401(k) Plan account, 6,429,437 shares attributable to a charitable foundation of which Mr. Rales is the director, and 4,790,177 other shares owned indirectly. Mr. Rales disclaims beneficial ownership of those shares held by the charitable foundation. The shares held by the limited liability companies and 3,000,000 of the shares held by the charitable foundation are pledged to secure lines of credit with certain banks and each of these entities and Mr. Rales is in compliance with these lines of credit. The business address of Steven Rales, and of each of the limited liability companies, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

A. Shane Sanders	9,036	*	Consists of options to acquire 6,316 shares and 2,720 phantom shares attributable to his account under the Non-Employee Directors’ Deferred Compensation Plan.
John T. Schwieters	61,834	*	Includes options to acquire 20,870 shares and 38,964 other shares held indirectly.
Alan G. Spoon	105,815	*	Includes options to acquire 20,870 shares and 8,700 other shares owned indirectly.
Raymond C. Stevens, Ph.D.	15,152	*	Includes options to acquire 8,105 shares and 7,047 phantom shares attributable to his account under the Non-Employee Directors’ Deferred Compensation Plan.
Elias A. Zerhouni, MD	37,308	*	Includes options to acquire 20,870 shares and 7,500 other shares held indirectly.

2026 Notice of Annual Meeting and Proxy Statement	33

Name	Number of Shares Beneficially Owned(1)	Percent of Class(1)	Notes
Matthew R. McGrew	231,145	*	Includes options to acquire 198,755 shares, 3,946 shares attributable to his account in the Company’s deferred compensation program and 10,239 shares attributable to his 401(k) account.
Christopher P. Riley	117,481	*	Includes options to acquire 104,744 shares and 8,582 shares attributable to his account in the Company's deferred compensation program
Julie Sawyer Montgomery	98,766	*	Includes options to acquire 90,933 shares and 2,177 shares attributable to her account in the Company's deferred compensation program
Jose-Carlos Gutierrez-Ramos	60,399	*	Includes options to acquire 50,871 shares and 1,447 shares attributable to his account in the Company’s deferred compensation program.
The Vanguard Group	60,973,344	8.6%
Derived from a Schedule 13G filed January 30, 2026 by The Vanguard Group, which sets forth their beneficial ownership as of December 31, 2025. According to the Schedule 13G, The Vanguard Group has shared voting power over 6,222,423 shares and shared dispositive power over 60,973,344 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

BlackRock, Inc.	50,771,463	7.2%
Derived from a Schedule 13G filed January 26, 2024 by BlackRock, Inc., which sets forth their beneficial ownership as of December 31, 2023. According to the Schedule 13G, BlackRock has sole voting power over 45,891,457 shares and sole dispositive power over 50,771,463 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

All current executive officers and directors as a group (21 persons)	76,782,313	10.8%
Includes options to acquire 1,183,289 shares, 31,853 shares attributable to executive officers’ 401(k) accounts, 49,994 shares attributable to executive officers’ accounts in the Company’s deferred compensation program and 28,337 phantom shares attributable to directors’ accounts under the Non-Employee Directors’ Deferred Compensation Plan.

(1)    Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table above has sole voting and investment power with respect to the shares beneficially owned by that person or entity.
*    Represents less than 1% of the outstanding Danaher Common Stock.

2026 Notice of Annual Meeting and Proxy Statement	34

PROPOSAL 2
Ratification of Independent Registered Public Accounting Firm

Proposal 2 – Ratification of Independent Registered Public Accounting Firm	35
Audit Fees and All Other Fees	36
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	36
Audit Committee Report	37

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of Danaher has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for Danaher and its consolidated subsidiaries for the year ending December 31, 2026. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, Danaher’s Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by Danaher’s shareholders at the 2026 Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Danaher and its shareholders.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR DANAHER FOR 2026.

2026 Notice of Annual Meeting and Proxy Statement	35

Audit Fees and All Other Fees

The following table sets forth the fees for audit, audit-related, tax and other services rendered by Ernst & Young LLP to Danaher for 2025 and 2024.

	Twelve Months Ended December 31, 2025($)	Twelve Months Ended December 31, 2024($)
Audit Fees. Fees for the audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit fees also include advice about accounting matters that arose in connection with or as a result of the annual audit or the review of quarterly financial statements and statutory audits that non-U.S. jurisdictions require.
	26,686,387	26,120,532
Audit-Related Fees. Fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “Audit Fees” above. This category may include fees related to the performance of audits and attest services not required by statute or regulations; audits of our employee benefit plans; due diligence related to mergers, acquisitions, and investments; and accounting consultations about the application of GAAP to proposed transactions.	273,069	426,543
Tax Fees. Fees for professional services related to tax compliance and return preparation, tax advice and tax planning.(1)	3,653,034	3,925,316
All Other Fees. Fees for products and services other than as reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.	—	37,820
(1)    The nature of the services comprising the fees disclosed under “Tax Fees” is as follows:

	Twelve Months Ended December 31, 2025($)	Twelve Months Ended December 31, 2024($)
Tax Compliance. Includes tax compliance fees for tax return review and preparation services and assistance related to tax audits by regulatory authorities.	1,851,051	2,349,710
Tax Consulting. Includes tax consulting services, including assistance related to tax planning.	1,801,983	1,575,606

As noted in the Audit Committee Report below, the Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining such firm’s independence and has concluded that such services do not impair such firm’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for Danaher by the independent registered public accounting firm. Each year, the Committee approves the independent registered public accounting firm’s retention to audit Danaher’s financial statements and internal control over financial reporting before the filing of the preceding year’s annual report on Form 10-K. The Committee also establishes detailed pre-approved categories of non-audit services that may be performed by the independent auditor during the year, subject to certain monetary limits. With respect to additional non-audit services by the independent auditors that either are not covered by the pre-approved categories, or exceed the pre-approved monetary limits, the Committee approves or rejects each engagement. In each case, the Committee takes into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, and the decisions of such subcommittee to grant preapprovals must be presented to the full Committee at its next scheduled meeting. The Committee has not made any such delegation as of the date of this Proxy Statement.

2026 Notice of Annual Meeting and Proxy Statement	36

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent Danaher specifically incorporates this report by reference therein.

The Audit Committee assists the Board in overseeing the quality and integrity of Danaher’s financial statements, the effectiveness of Danaher’s internal control over financial reporting, the qualifications, independence and performance of Danaher’s independent registered public accounting firm, the performance of Danaher’s internal audit function, Danaher’s compliance with legal and regulatory requirements, Danaher’s major financial risk exposures, significant legal, compliance, reputational, climate, cybersecurity, artificial intelligence and privacy risks and overall risk assessment and risk management policies, and Danaher’s swaps and derivatives transactions and related policies and procedures.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit Danaher’s financial statements and has appointed Ernst & Young LLP as Danaher’s independent registered public accounting firm for 2026. The Audit Committee evaluates Ernst & Young’s performance at least annually. In evaluating Ernst & Young and determining whether to reappoint the firm as Danaher’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the firm’s tenure, independence, global capability and expertise and performance. Ernst & Young has been retained as Danaher’s independent registered public accounting firm continuously since 2002. The Audit Committee periodically considers the advisability and impact of rotating our independent registered public accountants. In conjunction with the mandated rotation of Ernst & Young’s lead engagement partner every five years, the Audit Committee (including its chair) are directly involved in the selection of Ernst & Young’s new lead engagement partner. The Audit Committee is also responsible for the audit fee negotiations associated with Danaher’s retention of Ernst & Young. Danaher’s Board of Directors and Audit Committee believe they have undertaken appropriate steps with respect to oversight of Ernst & Young’s independence and that the continued retention of Ernst & Young to serve as Danaher’s independent registered public accounting firm is in the best interests of Danaher and its shareholders.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with Danaher’s management and Ernst & Young Danaher’s audited consolidated financial statements and internal control over financial reporting.

The Audit Committee has discussed with Ernst & Young those matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee has concluded that Ernst & Young’s provision of non-audit services as described in the table above is compatible with Ernst & Young’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for Danaher for the fiscal year ended December 31, 2025 be included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee of the Board of Directors

A. Shane Sanders (Chair)
Teri L. List
John T. Schwieters
Raymond C. Stevens, PhD

2026 Notice of Annual Meeting and Proxy Statement	37

Compensation Discussion and Analysis

THE FOLLOWING SECTION DISCUSSES AND ANALYZES THE COMPENSATION PROVIDED TO EACH OF THE EXECUTIVE OFFICERS SET FORTH IN THE 2025 SUMMARY COMPENSATION TABLE ON PAGE 52, ALSO REFERRED TO AS THE NAMED EXECUTIVE OFFICERS, OR NEOS. THE CONTENT OF THIS COMPENSATION DISCUSSION AND ANALYSIS IS ORGANIZED INTO SIX SECTIONS:

Executive Summary	38
Risk Considerations	41
Analysis of 2025 Named Executive Officer Compensation	42
Peer Group Compensation Analysis	47
Named Executive Officer Compensation Framework	48
Other Compensation Policies and Information	48

Executive Summary

Overview

During 2025, Danaher operated in a dynamic environment marked by significant policy and regulatory shifts across geographies and continued macro-economic challenges for the healthcare industry. Notwithstanding these hurdles, we continued to invest in Danaher’s future growth, investing approximately $1.6 billion in research and development and approximately $1.2 billion in capital expenditures to support future core growth. In addition, in February 2026, the Company entered into a definitive agreement to acquire all of the outstanding shares of Masimo Corporation, a leading specialty diagnostics provider of pulse oximetry and other patient monitoring systems, for an aggregate cash purchase price of approximately $9.9 billion, including assumed indebtedness and net of acquired cash. The Masimo transaction is subject to customary closing conditions, including receipt of applicable regulatory clearances and Masimo shareholder approval. Even as we made these significant growth investments, in 2025 we returned approximately $4.0 billion to our shareholders through stock buybacks and dividends and notwithstanding the dynamic environment we generated $24.6 billion in sales, $4.7 billion in operating profit and $6.4 billion in operating cash flow.

For a further discussion of Danaher's business performance, please see "Proxy Summary — Business Highlights."

Executive Compensation Program Objectives

With the goal of building long-term value for our shareholders, we maintain an executive compensation program designed to:

•attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Danaher’s size, diversity and global footprint;
•motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles; and
•link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value, including financial, strategic and operational objectives.

To achieve these objectives our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term equity awards tied closely to the creation of shareholder value and subject to significant vesting and/or holding periods. Our executive compensation program rewards our executive officers when they help increase long-term shareholder value, achieve annual business goals and build long-term careers with Danaher.

2026 Updates to Executive Compensation Program

The science and technology markets in which we operate are competitive, with demand sometimes exceeding the supply of talent, which has resulted in significant increases in compensation paid by many of the companies with whom we compete for talent. The same conditions exist in the market for executive-level talent that can provide innovative leadership while managing at a global scale across multiple complex businesses. As a result, our Compensation Committee regularly and proactively assesses our executive compensation program to ensure it remains competitive and effective in light of market conditions.

In view of Danaher’s evolution into a more strategically focused life science and diagnostics company, in early 2026 the Compensation Committee made several changes to our executive compensation program. The changes are intended to ensure that our program continues to effectively attract and incentivize talented executives, link pay to performance and align with Danaher’s current business portfolio and strategy. Following is a summary of these changes, each of which has been implemented with respect to Danaher’s 2026 executive compensation program:

2026 Notice of Annual Meeting and Proxy Statement	38

•Annual cash incentive compensation.
◦In our executive annual cash incentive compensation program, we (1) increased the weighting of the Company’s financial performance from 60% to 70% and reduced the personal performance weighting from 40% to 30%, and (2) moved the adjusted EPS performance metric to our long-term incentive compensation program and replaced it with an adjusted operating income metric.
◦The Company’s annual financial performance will now be based on adjusted operating income (weighted 43% of the Company performance factor), core revenue growth (weighted 36%), and free cash flow ratio (weighted 21%).
◦We believe the combination of these changes sharpens the program’s focus on balanced, annual Company financial performance.
•Long-term incentive compensation.
◦In our long-term incentive compensation program, we added time-vested RSUs to the program and revised the annual award mix to 60% PSUs, 20% stock options and 20% time-vested RSUs. We believe this revised mix improves balance and more closely aligns with typical peer practice, and as a result strengthens the accountability of our executives to achieve our growth objectives, supports talent retention by reducing volatility in earned compensation caused by macroeconomic and geopolitical forces, and helps support long-term executive stock ownership to foster commonality of interest with shareholders.
◦With respect to our PSU awards in particular, we (1) reduced the weighting of relative total shareholder return ("TSR") performance from 100% to 50%, changed the performance group for this metric from the S&P 500 to the S&P 500 Health Care Index, and correlated threshold (50%) level payout to 25th percentile relative TSR performance and target (100%) level payout to 50th percentile performance, and (2) added a 3-year adjusted EPS target (at a 50% weighting). With respect to the portion of the PSUs tied to relative TSR performance, we retained the 100% cap on payout in the event Danaher’s absolute TSR for the performance period is negative but deleted the 25% minimum payout for positive absolute TSR performance. These changes help focus management on both long-term profitability and growth while also ensuring a close tie between earned shares and our investor experience.
◦We believe these changes better reflect Danaher’s strategy and the evolution of our portfolio and incentivize performance in a way that is more focused on our sector and competitive cohort, while also giving our executives better “line of sight” to achievement of PSU performance objectives.
•2026 equity awards. We increased the target amounts of the 2026 long-term incentive awards granted to certain of our non-CEO NEOs by between 50% and 100% compared to their respective 2025 target award amount. These enhanced grant amounts are specific to 2026, are not intended to reset the executive’s annual grant level and are intended to immediately amplify the benefits of the program re-design described above, including the retention benefits.

The Committee believes that these changes reflect and support Danaher’s performance-oriented culture and our commitment to generate sustained, long-term shareholder value.

2025 Say-On-Pay Vote

We provide our shareholders the opportunity to cast an annual advisory vote with respect to our NEO compensation as disclosed in our annual proxy statement (the “say on pay proposal”). At our annual meeting of shareholders in May 2025, 93% of the votes cast on the say on pay proposal were voted in favor of the proposal. Our Compensation Committee has reviewed the say on pay proposal vote results and feedback from our shareholder engagement activities and considered this feedback in connection with its executive compensation decision-making.

2025 Annual Executive Compensation

The chart below summarizes key information with respect to each pay element represented in Danaher’s 2025 annual executive compensation program:

2026 Notice of Annual Meeting and Proxy Statement	39

Pay Element: Annual Long-Term Incentive Compensation (Equity)		Pay Element: Annual Cash Incentive Compensation
Primary Objectives:		Primary Objectives:
•Attract, retain and motivate skilled executives
•Align the interests of management and shareholders by ensuring that realized compensation is:
◦in the case of stock options, commensurate with long-term changes in share price; and
◦in the case of PSUs, tied to (1) long-term changes in share price at all performance levels, and (2) relative TSR performance and attainment of average return-on-invested-capital ("ROIC") performance goals.

•Motivate executives to achieve near-term operational and financial goals that support our long-term business objectives and strategic priorities
•Attract, retain and motivate skilled executives
•Allow for meaningful pay differentiation tied to annual performance of individuals and groups

Form: Cash

Form:		Performance Requirement:
Performance Requirement:
•4-year, time-based vesting schedule and a 10-year term •Options only have/increase in value if Danaher stock price increases	•3-year relative TSR (and average ROIC performance as a modifier) •2-year holding period (incremental to 3-year performance period)
Key Committee Considerations in Determining 2025 Compensation:		Key Committee Considerations in Determining 2025 Compensation:
•This pay element represented the most significant component of compensation for each NEO for 2025, with a focus on aligning the interests of our executives with shareholders.
•We have also granted time-vesting RSUs to executive officers on a selective basis for retention purposes or in connection with new hires or promotions.

•This pay element represented the second-most significant component of compensation for each NEO for 2025. Its focus on near-term performance and the cash nature of the award complement the longer-term, equity- based compensation elements of our program.

Pay Element: Fixed Annual Compensation		Pay Element: Other Compensation
Primary Objectives		Primary Objectives:
•Provide sufficient fixed compensation to (1) mitigate incentive to pursue inappropriate risk-taking to maximize variable pay, and (2) allow a reasonable standard of living relative to peers		•Make our total executive compensation plan competitive •Improve cost-effectiveness by delivering perceived value that exceeds our actual costs
Form: Cash		Form: Employee benefit plans; limited perquisites; severance benefits
Performance Requirement: N/A		Performance Requirement: N/A
Key Committee Considerations in Determining 2025 Compensation:		Key Committee Considerations in Determining 2025 Compensation:
•Base salary should be sufficient to avoid competitive disadvantage while facilitating a sustainable fixed cost structure.
•We also periodically use fixed cash bonuses for recruitment and retention purposes to attract and retain high-performing executives.

•We believe these elements of compensation make our total executive compensation plan competitive and are generally commensurate with the benefits offered by our peers.
•We believe the limited perquisites we offer are cost-effective in that the perceived value is higher than our actual cost, and they help to maximize the amount of time and focus that executives spend on Danaher business.

(1)    Adjusted EPS, Adjusted Free Cash Flow-to-Adjusted Net Income Ratio (which we also refer to as “Free Cash Flow Ratio”) and Core Revenue Growth are financial measures that do not comply with generally accepted accounting principles (“GAAP”). Appendix A to this Proxy Statement quantifies and reconciles these measures to the comparable 2025 GAAP financial measures.
    “Adjusted EPS” means the Company’s “Adjusted Diluted Net Earnings Per Common Share” from continuing operations for the fiscal year ended December 31, 2025 as reported on a Current Report on Form 8-K furnished by the Company on January 28, 2026 (“Form 8-K”), but excluding: (1) the

2026 Notice of Annual Meeting and Proxy Statement	40

impact of any change in accounting principles that occurred during the performance period and the cumulative effect thereof, to the extent such change was not considered in establishing target performance levels (the Committee may either apply the changed accounting principle to the performance period, or exclude the impact of the change in accounting principle from the period); and (2)(i) all transaction and financing costs directly related to the acquisition of any whole or partial interest in a business, (ii) all restructuring charges directly related to or arising from any business as to which the Company acquired a whole or partial interest and incurred within two years of the acquisition date, (iii) all charges and gains arising from the resolution of contingent liabilities identified as of the acquisition date and related to any business as to which the Company acquired a whole or partial interest, (iv) all other charges directly related to the acquisition of any whole or partial interest in a business and incurred within two years of the acquisition date, and (v) all gains or charges associated with the operation of any business as to which the Company acquired a whole or partial interest on or after January 1, 2025; provided, that with respect to the gains and charges referred to in sections (2)(iii) and (2)(iv) above, only gains or charges that individually or as part of a series of related items exceeded $10 million during the performance period are excluded.
    “Core Revenue Growth” is defined as sales from continuing operations calculated according to GAAP but excluding (1) sales from acquired businesses; and (2) the impact of currency translation. Sales attributable to acquired businesses refers to sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations. The portion of revenue attributable to currency translation is calculated as the difference between (i) the period-to-period change in revenue (excluding sales from acquired businesses); and (ii) the period-to-period change in revenue (excluding sales from acquired businesses) after applying current period foreign exchange rates to the prior year period.
    “Adjusted Free Cash Flow-to-Adjusted Net Income Ratio” or “Free Cash Flow Ratio” is defined as (A) the Company’s GAAP operating cash flow from continuing operations for the year ended December 31, 2025, less 2025 purchases of property, plant and equipment from continuing operations (net of proceeds from the sale of property, plant and equipment); but excluding the cash flow impact of any discrete tax item in excess of $10 million or any other item that is excluded from Adjusted EPS, divided by (B) the Company’s Adjusted Net Income. “Adjusted Net Income” means the Company’s net income from continuing operations for the year ended December 31, 2025 as determined pursuant to GAAP, but excluding the same adjustment items reflected in the calculation of Adjusted EPS.

Compensation Governance

The Committee recognizes that the success of our executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the Committee regularly reviews external executive compensation practices and trends and incorporates best practices into our executive compensation program. For highlights of key best practices we follow in our executive compensation program, please see "Proxy Summary — Executive Compensation Highlights — Compensation Governance."

Risk Considerations

Risk-taking is a necessary part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Committee believes that the Company’s executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Committee considered in particular the following risk-mitigation attributes of our 2025 executive compensation program.

Attribute	Key Risk Mitigating Effect
•Emphasis on long-term, equity-based compensation
•Multi-year vesting requirement for stock options, and three-year performance period plus further two-year mandatory holding period for PSUs
•Rigorous, no-fault clawback policies that are triggered even in the absence of wrongdoing and were expanded in 2025

•Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value
•Helps ensure executives realize their compensation over a time horizon consistent with achieving long-term shareholder value
•Helps deter inappropriate actions and decisions that could harm Danaher and its key stakeholders

•Incentive compensation programs feature multiple, complementary performance measures aligned with business strategy	•Mitigates incentive to over-perform with respect to any particular metric at the expense of other metrics
•Cap on annual cash incentive compensation plan payments and on number of shares that may be earned under equity awards	•Mitigates incentive to over-perform with respect to any particular performance period at the expense of future periods
•Stock ownership requirements for all executive officers
•No hedging of Danaher securities permitted
•No pledging of Danaher securities by directors or executive officers permitted (except for shares that were pledged as of the date the policy was adopted)
•Helps align executives’ economic interests with the long-term interests of our shareholders
•Annual cash incentive compensation awards are subject to Compensation Committee discretion
•Mitigates risks associated with a strictly formulaic program, which could unintentionally incentivize an undue focus on certain performance metrics or encourage imprudent risk taking
•Provides Compensation Committee the opportunity as appropriate to adjust awards based on how results are achieved

•Independent compensation consultant	•Helps ensure advice will not be influenced by conflicts of interest

2026 Notice of Annual Meeting and Proxy Statement	41

Analysis of 2025 Named Executive Officer Compensation

Overview

In determining the appropriate mix and amount of compensation elements for each NEO for 2025, the Committee considered the factors referred to under “– Named Executive Officer Compensation Framework” (without assigning any particular weight to any factor), exercised its judgment and adopted the compensation elements described above under “Executive Summary –2025 Executive Compensation.” The graphics below illustrate, for Mr. Blair and separately for the other NEOs in aggregate, the percentage of 2025 compensation that each element of compensation accounted for (based on the amounts reported in the 2025 Summary Compensation Table on page 52):

Amounts may not total 100% due to rounding.

Long-Term Incentive Awards

Target Award Values

In February 2025, the Committee subjectively determined the target dollar value of equity compensation to be delivered to each NEO in 2025, taking into account the following factors (none of which were assigned a particular weight by the Committee):

•the relative complexity and importance of the officer’s position;
•the officer’s performance record and potential to contribute to future Company performance and assume additional leadership responsibility;
•the risk/reward ratio of the award amount compared to the length of the related vesting and holding provisions, including our belief that the combined vesting and holding periods applicable to our 2025 executive awards are longer than typical for our peer group;
•the amount of equity compensation necessary to provide sufficient retention value and long-term performance incentives in light of (1) compensation levels within the Company’s peer group, and (2) the officer’s historical compensation;
•the competitive demand for our executives; and
•the lack of a defined benefit pension plan for Danaher executives, and therefore the significance of long-term incentive awards as a capital accumulation opportunity.

In determining Mr. Blair’s annual equity compensation in February 2025, the Committee considered in particular the Company’s performance against its immediate peer group of life science companies, growth in a challenging macroeconomic environment, and actions taken to position the Company for long-term growth. The Committee also took into account peer compensation practices and the importance of Mr. Blair to the company's strategic evolution.

Equity Award Mix

Annual Equity Awards

With respect to each NEO's 2025 annual equity awards, one-half of the target award value was delivered as stock options and one-half as PSUs. Please see “Compensation Tables and Information — Grants of Plan-Based Awards” for the grant date fair value of the annual equity awards granted to each NEO.

The Committee awarded a combination of stock options and PSUs to incentivize and reward shareholder value creation and support our talent retention objectives. Stock options and PSUs inherently incentivize shareholder value creation since option holders realize no value unless our stock price rises after the option grant date and the value of the 2025 PSUs is tied completely to the Company’s TSR performance relative to the S&P 500. In addition, our 2025 NEO stock options vest over four years and our 2025 NEO PSUs are subject to a three-year performance period and a further two-year holding period to promote stability and encourage officers to take a long-term view of our performance. As noted above under "2026 Updates to Executive Compensation Program," in 2026 the Committee continued to include stock options and PSUs in our annual NEO equity awards, but added time-vesting RSUs, adjusted the relative weighting of each type of equity award granted and adjusted the PSU performance criteria to enhance the performance and retention incentives of these annual awards.

2026 Notice of Annual Meeting and Proxy Statement	42

Special Equity Awards

In 2025, in addition to annual equity awards, Mr. Riley and Ms. Sawyer Montgomery each received a special equity grant with a target value of $5 million. These executives have assumed segment leadership roles that are critical to Danaher's success, and these special grants are intended to enhance the amount and retention value of these officers' Danaher equity stakes. We believe the grants also further aligned the compensation for these roles with peer practice.

In 2025 and prior years, the Company has used time-vesting RSUs on a selective basis to support particular executive officer retention objectives while also incentivizing long-term shareholder value creation. While RSUs offer more modest upside potential than stock options or PSUs, during periods of stock market declines or modest growth they are more likely to support our talent retention objectives. As noted above under "2026 Updates to Executive Compensation Program," in 2026 the Committee added RSUs to Danaher's annual NEO equity compensation program, to help reinforce the retention impact of the annual program.

PSU Performance Criteria

The executive officer PSUs granted in 2025 are subject to two performance criteria:

Relative TSR

The number of shares of Common Stock that vest pursuant to each 2025 PSU award is based primarily on the Company’s TSR ranking relative to the S&P 500 Index over an approximately three-year performance period. The Committee established threshold, target and maximum relative TSR performance levels and developed a payout curve that requires above-median performance to earn the target opportunity and upper quartile results to earn the maximum opportunity, as illustrated in the table below:

Performance Level (Relative TSR Rank Within S&P 500 Index)	Payout (as a % of Target)
Below 35th percentile	0%
35th percentile	50%
55th percentile	100%
75th percentile or above	200%

The payout percentages for performance between the performance levels indicated above are determined by linear interpolation. The Committee selected the S&P 500 Index as the relative TSR comparator group because the index consists of a broad and stable group of companies that represent alternative capital investment opportunities for investors. As noted above under “2026 Updates to Executive Compensation Program,” in light of Danaher’s evolution into a more focused life science and diagnostics company, in 2026 the Committee replaced the S&P 500 Index with the S&P 500 Health Care Index as the comparator group for purposes of the PSU relative TSR performance criteria. This change focuses the relative TSR comparison on the companies with whom Danaher competes most directly for investors. For 2026, we also reduced the weighing of relative TSR performance from 100% to 50%, correlated threshold (50%) level payout to 25th percentile relative TSR performance and target (100%) level payout to 50th percentile performance, and added a 3-year adjusted EPS target (at a 50% weighting).

ROIC

The Company’s three-year average ROIC performance beginning with the year of grant, compared to the Company’s ROIC for the year immediately preceding the year of grant (the “baseline year”), can increase or decrease the number of shares that would otherwise vest by 10% (but cannot cause the payout percentage to exceed 200%), as illustrated in the table below:

Three-Year Average ROIC Change(2) (Compared to Baseline Year ROIC)	ROIC Modifier Factor
At or above + 200 basis points	110%
Below + 200 basis points and above zero basis points	100%
At or below zero basis points	90%
(2)    “Three-Year Average ROIC Change” means (1) the quotient of (a) the Company’s Adjusted Net Income for the three-year ROIC performance period divided by three, divided by (b) the Company’s Adjusted Invested Capital for the ROIC performance period, less (2) the quotient of (x) the Company’s Adjusted Net Income for the year immediately preceding the date of grant (the “baseline year”), divided by (y) the Company’s Adjusted Invested Capital for the baseline year. “Adjusted Invested Capital” means the average of the quarter-end balances for each fiscal quarter of the ROIC performance period of (a) the sum of (i) the Company’s GAAP total stockholders’ equity and (ii) the Company’s GAAP total short-term and long-term debt; less (b) the Company’s GAAP cash and cash equivalents; but excluding in all cases the impact of (1) any business acquisition by the Company for a purchase price equal to or greater than $250 million and consummated during the ROIC performance period, (2) any business sale, divestiture or disposition by the Company during the ROIC performance period, and (3) all Company investments in marketable or non-marketable securities that are consummated during the ROIC performance period. “Adjusted Net Income” is calculated in a manner similar to the definition set forth in the preceding footnote, except that (i) only transaction costs and operating gains/charges associated with acquisitions consummated during the ROIC performance period with a purchase price equal to or greater than $250 million are excluded, (ii) gains/charges associated with discontinued operations are not excluded, and (iii) gains/charges related to Company strategic investments as well as all after-tax interest expense are excluded.

Notwithstanding the above, if the Company’s absolute TSR performance for the period is negative no more than 100% of the target PSUs will vest (regardless of how strong the Company’s performance is on a relative basis), and if the Company’s absolute TSR performance for the period is positive, a minimum of 25% of the target PSUs will vest. In 2026, with respect to the portion of the PSUs tied to relative TSR performance, we retained the 100% cap on payout in the event Danaher’s absolute TSR for the performance period is negative but deleted the 25% minimum payout for positive absolute TSR performance.

2026 Notice of Annual Meeting and Proxy Statement	43

Post-Vest Holding Period and Dividend Treatment

With respect to the PSUs granted in 2025, any PSUs that vest following the three-year performance period are subject to an additional two-year holding period and are paid in shares of Company Common Stock following the fifth anniversary of the commencement of the performance period. Any dividends paid on the Company’s Common Stock during the performance and holding periods are credited to PSU accounts, but are only paid (in cash) to the extent the underlying PSUs vest based on performance and are not paid until the shares underlying the vested PSUs are issued.

PSUs Earned for 2023-2025 Performance Period

The Company's TSR was 0.32% for the 2023-2025 performance period (beginning February 24, 2023 and ending December 31, 2025). Though the Company's TSR ranked below the 35th percentile relative to the S&P 500 Index, as a result of the positive TSR 25% of the target PSUs were earned and certified in February 2026. These earned PSUs remain subject to a further mandatory holding period that runs through 2027.

Annual Incentive Awards

Overview

The diagram below illustrates the 2025 annual incentive award opportunities the Committee established for the Company’s NEOs in February 2025 under the Omnibus Plan, each element of which is further described below.

Company Payout Percentage (60%)
l

Base Salary		Target Bonus Percentage		Composite Payout Percentage
	X		X			+
j
Personal Payout Percentage (40%)

Target Bonus Percentage and Personal Payout Percentage

In February 2025, the Committee established NEO target bonus percentages (as a multiple of base salary) and the personal performance objectives described below, including quantitative and qualitative objectives as well as objectives based on financial and non-financial measures. The Committee did not assign a particular weighting to any of the objectives. The Committee set the quantitative objectives at levels that, while achievable, would in its opinion require personal performance appreciably above the executive’s prior year performance level.

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Executive Officer	Target Bonus Percentage	2025 Personal Performance Objectives
Rainer M. Blair President and Chief Executive Officer	200%	Consisted of a quantitative goal with respect to Danaher’s 2025 earnings per share guidance; the degree of Danaher's year-over-year improvement with respect to core revenue growth, operating profit margin expansion, earnings per share and free cash flow; quantitative and qualitative goals relating to AI; and qualitative goals relating to key strategic initiatives, capital allocation and deployment, talent management and development and succession planning.
Matthew R. McGrew Executive Vice President and CFO	125%	Consisted of quantitative goals with respect to Danaher’s 2025 earnings per share guidance, cost reductions, capital deployment and capital expenditures; the degree of Danaher’s year-over-year improvement with respect to core revenue growth, operating profit margin expansion, earnings per share and free cash flow; and qualitative goals relating to investor relations, financial planning processes, cost reductions, succession planning, talent management and development and AI.
Christopher P. Riley Executive Vice President	125%	Consisted of quantitative goals with respect to core revenue growth, operating profit margin expansion, cash flow, on-time delivery, quality and innovation; the degree of year-over-year improvement with respect to core revenue growth, operating margin expansion, working capital turnover, return-on-invested-capital (ROIC), on-time delivery and quality; and both quantitative and qualitative goals relating to innovation and AI, talent management and development, strategic initiatives and capacity expansion.
Julie Sawyer Montgomery Executive Vice President	125%	Consisted of quantitative goals with respect to cost reductions, revenue, quality, talent development and sustainability; the degree of year-over-year improvement with respect to core revenue growth, operating margin expansion, cash flow, working capital turnover, ROIC, on-time delivery and quality; quantitative and qualitative goals relating to innovation and AI, talent management and development; and qualitative goals relating to strategic initiatives and capital deployment.
Jose-Carlos Gutierrez-Ramos Senior Vice President and Chief Science Officer	115%	Consisted of quantitative goals with respect to cost reductions, revenue, M&A, AI, innovation and R&D; and qualitative goals relating to M&A, AI, innovation, R&D, talent development, succession planning and sustainability.

Determining Target Bonus Percentage

In determining the target bonus percentage for each NEO, the Committee considered the relative complexity and importance of the executive’s position and the amount of annual cash incentive compensation that peer companies typically pay to executives serving in comparable roles. With respect to Mr. Blair in particular, although the Committee did not target the performance-based portion of the CEO’s annual cash compensation at any particular percentage of total annual cash compensation, the Committee strategically set the base salary at a level lower, and target annual bonus opportunity at a level higher, than typical among the Company’s peer companies to help ensure that the CEO’s annual cash compensation is meaningfully performance-based.

Determining Personal Payout Percentage

Pursuant to the terms of the Plan, the Committee used its judgment and determined for each NEO a Personal Payout Percentage between 0% and 200% with respect to 2025 performance. The Committee believes that its ability to exercise discretion with respect to the annual executive cash incentive compensation awards is an important element in reaching balanced compensation decisions that are consistent with our strategy and reward both current year performance and sustained long-term value creation. The Committee’s ability to exercise discretion:

•helps mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain short-term performance metrics or encourage imprudent risk taking;
•gives the Committee flexibility to address changes in economic or industry conditions that occur during the performance period; and
•allows the Committee to recognize performance in non-formulaic areas that contribute to long-term value creation, such as championing Danaher’s culture and values, talent development, process improvement and recognition of individual performance levels.

Without assigning any particular weight to any individual factor, the Committee took into account the executive’s execution against their personal performance objectives established at the beginning of the year, the executive’s performance with respect to each of the Company’s four “Core Behaviors” (which are a set of standards and behaviors that Danaher associates are expected to aspire to and are assessed against), the executive’s overall performance for the year, the size of the Company Payout Percentage for the year, and the amount of annual cash incentive compensation that peer companies typically pay to executives serving in comparable roles with comparable performance.

Without limiting the foregoing, with respect to the executive officer team’s 2025 performance as a whole, the Committee sought to balance considerations of performance relative to the prevailing operating environment, accountability and retention. The Committee considered the Company’s 2025 financial results; the effort required to respond effectively within the challenging macro-economic environment the Company faced; the actions taken to stimulate innovation and invest in the Company’s long-term strategic and competitive positioning; and retention considerations. Assessing 2025 bonus awards within this broader context, the Committee awarded Personal Payout Percentages for the NEOs (other than Mr. Blair) that averaged 175%, and awarded Mr. Blair a Personal Payout Percentage of 175%.

2026 Notice of Annual Meeting and Proxy Statement	45

Company Payout Percentage

The Company Payout Percentage is formulaic, based on the Company’s 2025 performance against the Adjusted EPS, Free Cash Flow Ratio and Core Revenue Growth metrics described above and below and in Appendix A (the “Metrics”). The Committee weighted Adjusted EPS most heavily in the formula because it believes Adjusted EPS correlates strongly with shareholder returns, particularly since Adjusted EPS is calculated in a manner that focuses on gains and charges the Committee believes are most directly related to Company operating performance during the period. The Committee also used the Free Cash Flow Ratio to help validate the quality of the Company’s earnings, and Core Revenue Growth to incentivize an appropriate balance between profitability and growth.

For each of the Metrics, the Committee established threshold, target and maximum levels of Company performance, as well as a payout percentage curve that related each level of performance to a payout expressed as a percentage of target bonus. The payout percentage was 0% for below-threshold performance, 50% for threshold performance, 100% for target performance and 200% for performance that equaled or exceeded the maximum. The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation.

In determining the target performance level and payout percentage curve for the Metrics, the Committee considered historical performance data for the Company and its peer group, analyst estimates for the Company’s peer group, the Company’s annual budget and macroeconomic/end-market trends. The Committee set the 2025 threshold, target and maximum performance values for Adjusted EPS and Core Revenue Growth higher than for 2024, while the 2025 performance values for the Free Cash Flow Ratio were consistent year-over-year. The Compensation Committee believes the performance values it established for 2025 appropriately reflected the applicable economic and operating environment and incentivized attractive, relative performance.

Following the end of 2025, the Company Payout Percentage was calculated as follows:

	2025 Performance/Payout Matrix
Metric	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Payout % (Before Weighting)	Metric Weighting	Weighted Payout %

Adjusted EPS		Actual $7.82		148.6%		89%
		▼

	$7.20	$7.65	$8.00
Free Cash Flow Ratio		Actual 95.4%		136.0%		27%
		▼

	75%	90%	105%
Core Revenue Growth	Actual 2.0%			83.3%		17%
	▼

	1.0%	2.5%	4.0%
				Company Payout Percentage:		133%

Composite Payout Percentage

The Company Payout Percentage and Personal Payout Percentage were calculated for each NEO, weighted accordingly and added to yield the officer’s Composite Payout Percentage. The Composite Payout Percentage was multiplied by the NEO’s target bonus amount to yield the executive’s award amount for the year. The 2025 annual cash incentive compensation awards for each of the NEOs are set forth in the Summary Compensation Table on page 52.

Base Salaries

The Committee typically reviews base salaries for executive officers in February of each year and in connection with promotions and new hires. In February 2025, the Committee subjectively determined 2025 base salaries for the NEOs. In each case the Committee used the officer’s prior base salary as the initial basis of consideration and then considered the individual factors described under “– Named Executive Officer Compensation Framework,” focusing on the relative complexity and importance of the executive’s role within Danaher, the market value of the executive’s role and the executive’s performance in the prior year (without giving specific weight to any particular factor). Given that base salary is one of the elements in the formula for determining annual cash incentive compensation, the Committee also considered how changes in base salary would impact annual cash incentive compensation.

Other Compensation

Severance Benefits

We have entered into Proprietary Interest Agreements with each of our NEOs that include post-employment restrictive covenant obligations. Danaher’s Senior Leader Severance Pay Plan, which each of the NEOs participates in, provides for severance payments under certain circumstances. Mr. Blair’s Proprietary Interest Agreement entitles him to certain additional cash payments if the Company terminates his employment without cause. We believe the post-employment restrictive covenant obligations included in these agreements

2026 Notice of Annual Meeting and Proxy Statement	46

are critical in protecting our proprietary assets, and that the severance payments payable upon a termination without cause are generally commensurate with the severance rights our peers offer executives in comparable roles. There is no change-in-control provision in the Senior Leader Severance Pay Plan or in any NEO employment agreement.

EDIP, ECP and DCP

As discussed in more detail under “Summary of Employment Agreements and Plans – Supplemental Retirement Program,” each NEO (1) participates in either the Amended and Restated Executive Deferred Incentive Program (“EDIP”), or the ECP, and (2) is eligible to participate in the voluntary Deferred Compensation Plan (“DCP”):

•The EDIP and ECP are each non-qualified, unfunded excess contribution programs available to selected members of our management. We use these programs to tax-effectively contribute amounts to executives’ and other participants’ retirement accounts and provide an opportunity to realize tax-deferred, market-based notional investment growth on these contributions.
•The DCP allows each participant to voluntarily defer, on a pre-tax basis, up to 85% of their salary and/or up to 85% of their non-equity annual incentive compensation with respect to a given plan year. The DCP gives our executives and other participants an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals.

Other Benefits and Perquisites

All of our executives are eligible to participate in our U.S. employee benefit plans, including our group medical, dental, vision, disability, accidental death and dismemberment, life insurance, flexible spending and 401(k) plans. These plans are generally available to all U.S. salaried employees and do not discriminate in favor of executive officers. In addition, the Committee makes certain perquisites available to the NEOs that we believe help maximize the amount of time and focus that executives spend on Danaher business; please see the footnotes to the 2025 Summary Compensation Table on page 52 for additional details. The Committee has also adopted a policy prohibiting any tax reimbursement or gross-up provisions in our executive compensation program (except under a policy applicable to management employees generally such as a relocation policy).

Peer Group Compensation Analysis

The Committee does not target a specific competitive position versus the market or peer companies in determining the compensation of our executives because in light of the Company’s diverse mix of businesses, strict targeting of a specified compensation posture would not appropriately reflect the unique nature of our business portfolio or the degree of difficulty in leading the Company and key businesses and functions. However, the Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our recruitment and retention needs and is fair and efficient. As a result, the Committee has worked with FW Cook to develop a peer group for purposes of assessing competitive compensation practices, and periodically reviews compensation data for the peer group derived from publicly filed proxy statements. The Committee periodically reviews the companies included in the peer group to ensure that the peer group remains appropriate.

Executive Compensation Peer Group

The Company's peer group (for purposes of all 2025 executive compensation decisions and the 2026 executive compensation decisions described above) consisted of the companies set forth below:

Abbott Laboratories (ABT)	Boston Scientific Corporation (BSX)	Johnson & Johnson (JNJ)
AbbVie Inc. (ABBV)	Bristol-Myers Squibb Company (BMY)	Medtronic Inc. (MDT)
Agilent Technologies (A)	Eli Lilly and Company (LLY)	Merck & Co. (MRK)
Amgen Inc. (AMGN)	Gilead Sciences (GILD)	Stryker Corporation (SYK)
Becton Dickinson & Co. (BDX)	IQVIA Holdings Inc. (IQV)	Thermo Fisher Scientific Inc. (TMO)

The Committee selected companies for inclusion in this peer group based on (1) the extent to which they compete with us in one or more lines of business, for executive talent and for investors, and (2) comparability of revenues, market capitalization, net income, total assets and number of employees. The table below sets forth for this peer group and Danaher information regarding revenue, net income and total assets (based on the most recently reported four quarters for each company as of September 30, 2025), market capitalization (as of September 30, 2025) and employee headcount (based on each company’s most recent fiscal year end as of September 30, 2025), in each case derived from the Standard & Poor’s Capital IQ database.

($ IN MILLIONS, EXCEPT NUMBER OF EMPLOYEES)	Revenue	Market Capitalization	Net Income (From continuing operations excluding extraordinary items)	Total Assets	Employees
75th percentile	$50,481	$221,378	$10,209	$101,076	91,500
Median	$34,917	$144,663	$5,049	$87,897	55,000
25th percentile	$22,602	$106,981	$2,712	$50,617	40,550
Danaher	$24,013	$141,964	$3,413	$81,620	62,000
Danaher Percentile Rank	29%	44%	33%	42%	53%

The peer group compensation data that the Committee reviewed in connection with its named executive officer compensation decisions estimated the 25th, median and 75th percentile positions among our peers with respect to base salary, annual cash incentive compensation (target and actual), total annual cash compensation (target and actual), long-term incentive compensation, total direct compensation

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(target and actual), all other compensation, annual change in pension value and above-market interest on non-qualified deferred compensation, and actual total compensation, in each case with respect to each respective NEO position.

Named Executive Officer Compensation Framework

Danaher’s compensation program is grounded on the principle that each executive must consistently demonstrate exceptional personal performance in order to remain a Danaher executive. Within the framework of this principle and the other objectives discussed above, the Committee exercises its judgment in making executive compensation decisions. The factors that generally shape particular executive compensation decisions (none of which are assigned any particular weight by the Committee) are the following:

•The relative complexity and importance of the executive’s position within Danaher. To ensure that the most senior executives are held most accountable for long-term operating results and changes in shareholder value, the Committee believes that both the amount and “at-risk” nature of compensation should increase with the relative complexity and significance of an executive’s position.
•The executive’s record of performance, long-term leadership potential and tenure.
•Danaher’s performance. Our cash incentive compensation varies annually to reflect near-term changes in operating and financial results. Our long-term compensation is closely aligned with the creation of long-term shareholder value, including because of the length of time executives are required to hold the awards before realizing their value.
•Our assessment of pay levels and practices in the competitive marketplace. The Committee considers market practice in determining pay levels and compensation design to ensure that our costs are sustainable relative to peers and compensation is appropriately positioned to attract and retain talented executives. As noted above, the market for executive-level talent is highly competitive. We also have a history of successfully applying the Danaher Business System, or DBS, to deliver strong operating performance and create shareholder value, and we devote significant resources to training our executives in DBS. As a result of these factors, we believe that our executives are particularly valued by other companies, which creates a high degree of retention risk.

The philosophy and goals of our compensation program have remained consistent over time, although the Committee considers the factors above within the context of the then-prevailing economic environment and may adjust the terms and/or amounts of compensation accordingly so that they continue to support our objectives.

For a description of the role of the Company’s executives and the Committee’s independent compensation consultant in the executive compensation process, please see “Corporate Governance – Board of Directors and Committees of the Board –Compensation Committee.”

Other Compensation Policies and Information

Long-Term Incentive Compensation Grant Practices

Equity awards are granted under Danaher’s Omnibus Plan, which is described in “Summary of Employment Agreements and Plans – Omnibus Incentive Plan.”

•The Committee does not maintain a formal policy regarding the timing of granting equity awards to our executive officers, but executive equity awards are typically granted as of one of the Company’s four, standardized grant dates during the year, and may also be granted at the time of an executive hire or promotion or upon identification of a specific retention concern. The grant date is either the date of grant approval or a specified date subsequent to the approval date.
•The Committee’s general practice is to approve annual equity awards to executive officers at the Committee’s regularly scheduled meeting in February, when the Committee reviews the performance of the executive officers and typically determines most or all of the other components of executive compensation.
•During 2025, there were no equity awards granted to any named executive officers within a period of four business days preceding and one day following the filing or furnishing of any Form 10-K, 10-Q, or 8-K that disclosed material nonpublic information.
•The Board and the Committee do not take material non-public information into account when determining the timing or terms of equity awards, nor has the Board or the Committee timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

The target dollar award value attributable to PSUs and RSUs, respectively, has been translated into a target number of PSUs or a number of RSUs, as applicable, based on fair market value. The target dollar award value attributable to stock options has been translated into a number of stock options based on the actual Black Scholes value used in the Company’s financial statements with respect to the particular grant. The exercise price for stock option awards granted under the Omnibus Plan equals the closing price of Danaher’s Common Stock on the date of grant (or on the immediately preceding trading day if the date of grant is not a trading day).

Stock Ownership-Related Policies

Stock Ownership Requirements

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each executive officer to obtain a substantial equity stake in Danaher within five years of their appointment to an executive position, as follows:

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Title	Stock Ownership Multiple
Chief Executive Officer	6 times base salary
Executive Vice President	3 times base salary
Senior Vice President	2 times base salary

What Counts as Ownership:	What Does Not Count as Ownership:
•Shares in which the executive or their spouse or child has a direct or indirect interest •Notional shares in the EDIP, ECP or DCP •Shares held in a 401(k) plan •Unvested RSUs •Vested PSUs	•Unexercised stock options •Unvested PSUs

Once an executive officer has acquired a number of Company shares that satisfies the applicable ownership multiple, such number of shares then becomes the officer’s minimum ownership requirement (even if the officer’s salary increases or the fair market value of such shares subsequently changes) until the officer is promoted to a higher level. Each NEO employed by Danaher as of December 31, 2025, was in compliance with the stock ownership requirements as of such date.

Pledging Policy

Danaher’s Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Danaher Common Stock that the director or officer directly or indirectly owns and controls (other than shares pledged as of the date the policy was adopted), and provides that pledged shares of Danaher Common Stock do not count toward Danaher’s stock ownership requirements. No NEO has pledged any shares of Danaher Common Stock.

Hedging Policy

Under our insider trading policy, Danaher directors and employees (including executive officers) are prohibited from engaging in short sales of Danaher Common Stock, transactions in any derivative of a Danaher security (including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Danaher equity compensation plan)) or any other forms of hedging transactions with respect to Danaher securities.

Clawback Policies

Restatement-Based Clawback Policy

To further discourage inappropriate or excessive risk-taking, the Committee has adopted a rigorous, “no-fault” clawback policy that complies with the clawback policy requirements of the NYSE. This policy provides for recovery of incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. “Incentive-based compensation” is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure, and “financial reporting measure” is defined to include both GAAP and non-GAAP financial measures, stock price and TSR. This policy provides for limited exceptions to the Company’s obligation to enforce the NYSE-required terms due to impracticability of recovery.

This restatement-based clawback policy extends beyond the terms required by the NYSE listing standards. These extended terms apply to a broader group of senior management than just executive officers and provide that in the event of a material accounting restatement (other than a restatement required pursuant to a change in accounting rules) the Company may recover from a covered person:

•the portion of annual incentive compensation awarded during specified periods that would not have been awarded had the affected financial statements been correctly stated; and
•all annual incentive compensation awarded to, gains from stock option exercises by and other stock compensation-related benefits received by the covered person during specified periods if such person’s fraud or intentional misconduct alone or with others caused such restatement.

Misconduct-Based Clawback Policy

In 2025, Danaher’s Board adopted an additional clawback policy to complement the restatement-based clawback policy. This supplemental policy applies even in the absence of an accounting restatement and is triggered in the event of misconduct resulting in a violation of law or Company policy that causes serious financial and/or reputational harm to Danaher. The misconduct-based clawback policy applies to our executive officers as well as the same, extended group of senior management subject to the restatement-based clawback policy. In the event the policy is triggered, Danaher has the right to recover up to 100% (in the Compensation Committee’s discretion) of the covered person’s (1) annual cash incentive compensation received during the calendar year(s) in which the misconduct occurred and (for each year in which misconduct occurred) the immediately preceding calendar year (the “recovery period”); (2) gains from Company stock option exercises during the recovery period, and (3) other Company stock-based awards (both time-based and performance-based) that vested during the recovery period. The policy applies to compensation received or realized on or after February 20, 2025.

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Stock Compensation Plan Provisions

The stock plans in which Danaher’s executive officers and other employees participate contain provisions for recovering awards upon certain circumstances. Under the terms of the Company’s Omnibus Plan, if an employee is terminated for gross misconduct, the administrator may terminate up to all of the participant’s unexercised or unvested equity awards. In addition, under the terms of each of the EDIP and the ECP, if the administrator determines that the circumstances of a participant’s termination constitute gross misconduct, the administrator may determine that the participant’s vesting percentage is as low as zero with respect to all balances that were contributed by Danaher.

Regulatory Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain executive officers. We review the tax impact of our executive compensation on the Company as well as on the executive officers. In addition, we review the impact of our compensation programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive and effective executive compensation program, some of the compensation we provide to our executive officers is not deductible under Section 162(m).

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Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act or the Exchange Act, except to the extent Danaher specifically incorporates this report by reference therein.

The Compensation Committee of Danaher Corporation’s Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Teri L. List (Chair)
Alan G. Spoon

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Compensation Tables and Information

2025 Summary Compensation Table

The following table sets forth the 2025 compensation of (i) our President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer, and (iii) our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2025, known as our “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Rainer M. Blair, President and CEO	2025	1,400,000	0	9,292,370	8,386,657	4,194,400	0	521,853	23,795,280
	2024	1,350,000	0	8,888,611	8,068,132	3,294,000	0	506,421	22,107,164
	2023	1,300,000	0	8,068,474	7,509,417	3,541,200	0	484,191	20,903,282
Matthew R. McGrew, Executive Vice President and CFO	2025	1,005,330	0	2,519,058	2,273,537	1,882,480	0	287,114	7,967,519
	2024	990,470	0	2,500,046	2,269,152	1,411,420	0	296,306	7,467,394
	2023	966,310	0	2,555,306	2,377,957	1,350,418	0	246,087	7,496,078
Christopher P. Riley, Executive Vice President	2025	848,000	0	4,425,309	4,294,467	1,587,880	0	100,192	11,255,848
Julie Sawyer Montgomery, Executive Vice President	2025	848,000	0	4,425,309	4,294,467	1,587,880	0	139,623	11,295,279
Jose-Carlos Gutierrez-Ramos, Senior Vice President and Chief Science Officer	2025	888,460	0	1,959,422	1,768,323	1,530,550	0	97,016	6,243,771
	2024	862,580	0	2,687,806	2,521,352	1,329,236	0	98,445	7,499,419
	2023	784,160	0	2,604,987	2,503,057	1,116,409	0	188,572	7,197,185

(1)    The following table sets forth the amount, if any, of salary and/or non-equity incentive compensation that each named executive officer deferred into the DCP with respect to each of the years reported above:

	Amount of Salary Deferred Into DCP ($)			Amount of Non-Equity Incentive Compensation Deferred Into DCP ($)
Name of Officer	2025	2024	2023	2025	2024	2023
Rainer M. Blair	—	—	—	—	—	—
Matthew R. McGrew	—	—	—	—	—	—
Christopher P. Riley	—	N/A	N/A	793,940	N/A	N/A
Julie Sawyer Montgomery	42,335	N/A	N/A	79,394	N/A	N/A
Jose-Carlos Gutierrez-Ramos	—	—	—	—	—	—

(2)    The amounts reflected in these columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity grants made in the applicable year. With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures):

Name of Officer	Date of Grant	Risk-Free Interest Rate	Stock Price Volatility Rate	Dividend Yield	Option Life
Blair, McGrew, Riley, Sawyer Montgomery, Gutierrez-Ramos	March 1, 2025	4.14%	26.95%	0.62%	7.0 years
Blair, McGrew, Gutierrez-Ramos	March 1, 2024	4.20%	34.38%	0.42%	7.0 years
Blair, McGrew, Gutierrez-Ramos	February 24, 2023	4.10%	28.02%	0.43%	7.0 years

All stock awards reflected in the table above were granted in the form of performance stock units (PSUs), except that a portion of Dr. Gutierrez-Ramos' 2024 and 2023 stock awards, a portion of Mr. Riley's 2025 stock award, and a portion of Ms. Sawyer Montgomery's 2025 stock award were granted in the form of RSUs. With respect to RSUs, the grant date fair value under FASB ASC Topic 718 was calculated based on the number of shares of Common Stock underlying the RSU, times the closing price of the Common Stock on the date of grant (but discounted to account for the fact that RSUs do not accrue dividend rights prior to vesting and distribution). With respect to PSUs, the grant date fair value under FASB ASC Topic 718 has

2026 Notice of Annual Meeting and Proxy Statement	52

been calculated based on the probable outcome of the applicable performance conditions and a Monte Carlo simulation valuation model modified to reflect an illiquidity discount (as a result of the mandatory two-year post-vesting holding period), using the following significant assumptions (since the performance criteria applicable to the performance stock units are considered a “market condition,” footnote disclosure of the award’s potential maximum value is not required):

		Monte Carlo Simulation				Illiquidity discount
Name of Officer	Date of Grant	Danaher’s expected volatility	Average volatility of peer group	Risk-free interest rate	Dividend yield	Danaher’s expected volatility	Risk-free interest rate	Dividend yield
Blair, McGrew, Riley, Sawyer Montgomery, Gutierrez-Ramos	March 1, 2025	27.03%	30.33%	3.95%	0.00%	23.96%	3.95%	0.62%
Blair, McGrew, Gutierrez-Ramos	March 1, 2024	27.43%	30.62%	4.31%	0.00%	28.84%	4.49%	0.42%
Blair, McGrew, Gutierrez-Ramos	February 24, 2023	27.77%	34.14%	4.51%	0.00%	29.01%	4.72%	0.43%
(3)    We do not provide any above-market or preferential earnings on compensation that is deferred by any NEO.
(4)    The following table describes the elements of compensation included in “All Other Compensation” for 2025:

Name	Company 401(k) Contributions ($)	Company EDIP/ECP Contributions ($)	Other ($)		Total 2025 All Other Compensation ($)
Rainer M. Blair	24,528	324,000	173,325	(a)	521,853
Matthew R. McGrew	24,528	133,713	128,873	(b)	287,114
Christopher P. Riley	24,528	75,664	—		100,192
Julie Sawyer Montgomery	24,528	62,396	52,699	(c)	139,623
Jose-Carlos Gutierrez-Ramos	24,528	53,638	18,850	(d)	97,016
(a)    Includes $125,000 relating to personal use of the Company’s aircraft and $25,267 related to tickets for entertainment events, plus amounts related to tax preparation/professional services and parking expenses. The incremental cost to the Company of the personal aircraft use is calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular aircraft for the year, net of any applicable employee reimbursement. The aircraft fleet is maintained primarily for business travel. We do not include in the average direct variable operating costs any fixed costs that do not change based on usage, such as crew salaries, aircraft insurance premiums, hangar lease payments, the lease or acquisition cost of the aircraft, exterior paint and other maintenance, inspection and capital improvement costs intended to cover a multi-year period. Mr. Blair’s perquisite allowance for personal use of the Company aircraft is limited to $125,000 annually and Mr. Blair is required to reimburse the Company for any personal use of the aircraft in a particular year in excess of $125,000. The incremental cost to the Company of tickets for entertainment events is calculated based on the Company’s out-of-pocket costs for such tickets.
(b)    Includes $50,000 relating to personal use of Danaher’s aircraft and $55,815 related to tickets for entertainment events, plus amounts related to tax preparation/professional services and parking expenses. The incremental cost to the Company of the personal aircraft use and tickets to entertainment events are calculated in the same manner as set forth in Footnote 4(a) above. During his tenure as Chief Financial Officer, Mr. McGrew’s perquisite allowance for personal use of the Company aircraft was limited to $50,000 annually and Mr. McGrew was required to reimburse the Company for any personal use of the aircraft in a particular year in excess of $50,000.
(c)    Consists of amounts related to tax preparation/professional services and the payout of accrued vacation time due to a change in Company policy in fiscal 2025.
(d)    Consists of amounts related to tax preparation/professional services and commuting expenses.

2026 Notice of Annual Meeting and Proxy Statement	53

Grants of Plan-Based Awards for Fiscal 2025

The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers in 2025.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Exercise or Base Price of Option Awards ($/Share)
Rainer M. Blair	Annual cash incentive compensation	2/20/2025	2/20/2025	1,400,000	2,800,000	5,600,000	—	—	—	—	—	—
	Stock options(4)	3/1/2025	2/20/2025	—	—	—	—	—	—	114,143	207.76	8,386,657
	Performance stock units(5)	3/1/2025	2/20/2025	—	—	—	9,988	39,950	79,900	—	—	9,292,370
Matthew R. McGrew	Annual cash incentive compensation	2/20/2025	2/20/2025	628,332	1,256,663	2,513,326	—	—	—	—	—	—
	Stock options(4)	3/1/2025	2/20/2025	—	—	—	—	—	—	30,943	207.76	2,273,537
	Performance stock units(5)	3/1/2025	2/20/2025	—	—	—	2,708	10,830	21,660	—	—	2,519,058
Christopher P. Riley	Annual cash incentive compensation	2/20/2025	2/20/2025	530,000	1,060,000	2,120,000	—	—	—	—	—	—
	Stock options(4)	3/1/2025	2/20/2025	—	—	—	—	—	—	24,067	207.76	1,768,323
	Stock options(6)	3/1/2025	2/20/2025	—	—	—	—	—	—	34,381	207.76	2,526,144
	Restricted stock units(7)	3/1/2025	2/20/2025	—	—	—	—	12,034	—	—	—	2,465,887
	Performance stock units(5)	3/1/2025	2/20/2025	—	—	—	2,106	8,424	16,848	—	—	1,959,422
Julie Sawyer Montgomery	Annual cash incentive compensation	2/20/2025	2/20/2025	530,000	1,060,000	2,120,000	—	—	—	—	—	—
	Stock options(4)	3/1/2025	2/20/2025	—	—	—	—	—	—	24,067	207.76	1,768,323
	Stock options(6)	3/1/2025	2/20/2025	—	—	—	—	—	—	34,381	207.76	2,526,144
	Restricted stock units(7)	3/1/2025	2/20/2025	—	—	—	—	12,034	—	—	—	2,465,887
	Performance stock units(5)	3/1/2025	2/20/2025	—	—	—	2,106	8,424	16,848	—	—	1,959,422
Jose-Carlos Gutierrez-Ramos	Annual cash incentive compensation	2/20/2025	2/20/2025	510,865	1,021,729	2,043,458	—	—	—	—	—	—
	Stock options(6)	3/1/2025	2/20/2025	—	—	—	—	—	—	24,067	207.76	1,768,323
	Performance stock units(5)	3/1/2025	2/20/2025	—	—	—	2,106	8,424	16,848	—	—	1,959,422
(1)    These columns relate to 2025 cash award opportunities under the Omnibus Plan. Please see “Summary of Employment Agreements and Plans – Omnibus Incentive Plan” for a description of such plan. The amounts actually paid pursuant to these 2025 award opportunities are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table on page 52.
(2)    These columns relate to equity awards granted under the Omnibus Plan, the terms of which apply to all of the equity awards described in this table.
(3)    Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. For the assumptions used in determining the grant date fair value under FASB ASC Topic 718, please see Footnote 2 to the 2025 Summary Compensation Table on page 52.
(4)    For a description of the vesting terms of the award, please see Footnote 3 to the Outstanding Equity Awards at 2025 Fiscal Year-End Table below.
(5)    For a description of the vesting terms of the award, please see Footnote 5 to the Outstanding Equity Awards at 2025 Fiscal Year-End Table below.
(6)    For a description of the vesting terms of the award, please see Footnote 6 to the Outstanding Equity Awards at 2025 Fiscal Year-End Table below.
(7)    For a description of the vesting terms of the award, please see Footnote 8 to the Outstanding Equity Awards at 2025 Fiscal Year-End Table below.

2026 Notice of Annual Meeting and Proxy Statement	54

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table summarizes outstanding equity awards for each named executive officer as of December 31, 2025. All of the awards set forth in the table below are governed by the terms and conditions of the Omnibus Plan.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Rainer M. Blair	3/1/2025	—	114,143	(3)	$207.76	3/1/2035	—		—	—		—
	3/1/2024	—	74,443	(3)	$255.87	3/1/2034	—		—	—		—
	2/24/2023	—	91,602	(3)	$221.29	2/24/2033	—		—	—		—
	2/24/2022	41,555	41,457	(3)	$241.22	2/24/2032	—		—	—		—
	2/24/2021	46,404	46,405	(4)	$198.09	2/24/2031	—		—	—		—
	5/15/2020	19,937	—		$145.55	5/15/2030	—		—	—		—
	2/24/2020	53,485	—		$139.30	2/24/2030	—		—	—		—
	2/24/2019	74,391	—		$100.81	2/24/2029	—		—	—		—
	2/24/2018	52,157	—		$88.24	2/24/2028	—		—	—		—
	2/24/2017	60,015	—		$76.47	2/24/2027	—		—	—		—
	3/1/2025	—	—		—	—	—		—	19,900	(5)	$18,392,980
	3/1/2024	—	—		—	—	—		—	7,817	(5)	$1,807,800
	2/24/2023	—	—		—	—	—		—	8,474	(5)	$1,968,590
Matthew R. McGrew	3/1/2025	—	30,943	(3)	$207.76	3/1/2035	—		—	—		—
	3/1/2024	—	20,937	(3)	$255.87	3/1/2034	—		—	—		—
	2/24/2023	—	29,007	(3)	$221.29	2/24/2033	—		—	—		—
	2/24/2022	12,585	12,585	(3)	$241.22	2/24/2032	—		—	—		—
	2/24/2021	13,920	13,920	(4)	$198.09	2/24/2031	—		—	—		—
	2/24/2020	37,882	—		$139.30	2/24/2030	—		—	—		—
	2/24/2019	42,982	—		$100.81	2/24/2029	—		—	—		—
	2/24/2018	34,775	—		$88.24	2/24/2028	—		—	—		—
	2/24/2017	15,603	—		$76.47	2/24/2027	—		—	—		—
	3/1/2025	—	—		—	—	—		—	21,660	(5)	$4,986,132
	3/1/2024	—	—		—	—	—		—	2,199	(5)	$508,469
	2/24/2023	—	—		—	—	—		—	2,684	(5)	$623,458
Christopher P. Riley	3/1/2025	—	34,381	(6)	$207.76	3/1/2035	—		—	—		—
	3/1/2025	—	24,067	(3)	$207.76	3/1/2035	—		—	—		—
	3/1/2024	—	11,632	(3)	$255.87	3/1/2034	—		—	—		—
	2/24/2023	5,648	5,650	(6)	$221.29	2/24/2033	—		—	—		—
	2/24/2022	6,662	2,221	(6)	$241.22	2/24/2032	—		—	—		—
	2/24/2022	7,551	2,517	(6)	$241.22	2/24/2032	—		—	—		—
	2/24/2021	7,430	3,715	(7)	$198.09	2/24/2031	—		—	—		—
	2/24/2020	14,488	—		$139.30	2/24/2030	—		—	—		—
	5/15/2019	6,957	—		$116.41	5/15/2029	—		—	—		—
	2/24/2019	16,537	—		$100.81	2/24/2029	—		—	—		—
	2/24/2018	13,047	—		$88.24	2/24/2028	—		—	—		—
	11/15/2017	6,552	—		$82.10	11/15/2027	—		—	—		—
	3/1/2025	—	—		—	—	—		—	16,848	(5)	$3,878,410
	3/1/2024	—	—		—	—	—		—	1,222	(5)	$282,509
	2/24/2023	—	—		—	—	—		—	1,046	(5)	$242,901
	3/1/2025	—	—		—	—	12,034	(8)	$2,754,823	—		—
	2/24/2022	—	—		—	—	778	(8)	$178,100	—		—

2026 Notice of Annual Meeting and Proxy Statement	55

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Julie Sawyer	3/1/2025	—	34,381	(6)	$207.76	3/1/2035	—		—	—		—
Montgomery	3/1/2025	—	24,067	(3)	$207.76	3/1/2035	—		—	—		—
	3/1/2024	1,744	5,235	(6)	$255.87	3/1/2034	—		—	—		—
	2/24/2023	4,578	4,582	(6)	$221.29	2/24/2033	—		—	—		—
	11/15/2022	3,807	1,272	(6)	$240.13	11/15/2032	—		—	—		—
	2/24/2022	4,440	1,482	(6)	$241.22	2/24/2032	—		—	—		—
	2/24/2021	5,944	1,486	(9)	$198.09	2/24/2031	—		—	—		—
	2/24/2020	11,145	—		$139.30	2/24/2030	—		—	—		—
	2/24/2020	11,145	—		$139.30	2/24/2030	—		—	—		—
	7/15/2019	3,321	—		$125.35	7/15/2029	—		—	—		—
	2/24/2019	8,600	—		$100.81	2/24/2029	—		—	—		—
	2/24/2018	8,702	—		$88.24	2/24/2028	—		—	—		—
	7/15/2017	11,910	—		$75.51	7/15/2027	—		—	—		—
	3/1/2025	—	—		—	—	—		—	16,848	(5)	$3,878,410
	3/1/2024	—	—		—	—	—		—	733	(5)	$169,528
	2/24/2023	—	—		—	—	—		—	848	(5)	$196,900
	3/1/2025	—	—		—	—	12,034	(8)	$2,754,823	—		—
	11/15/2022	—	—		—	—	519	(8)	$119,267	—		—
	2/24/2022	—	—		—	—	519	(8)	$118,809	—		—
	2/24/2021	—	—		—	—	478	(10)	$109,653	—		—
Jose-Carlos	3/1/2025	—	24,067	(3)	$207.76	3/1/2035	—		—	—		—
Gutierrez-Ramos	3/1/2024	—	16,285	(3)	$255.87	3/1/2034	—		—	—		—
	3/1/2024	1,744	5,235	(6)	$255.87	3/1/2034	—		—	—		—
	2/24/2023	6,106	6,107	(6)	$221.29	2/24/2033	—		—	—		—
	2/24/2023	—	18,320	(3)	$221.29	2/24/2033	—		—	—		—
	2/24/2022	7,107	7,107	(3)	$241.22	2/24/2032	—		—	—		—
	2/24/2021	9,898	4,951	(7)	$198.09	2/24/2031	—		—	—		—
	3/1/2025	—	—		—	—	—		—	16,848	(5)	$3,878,410
	3/1/2024	—	—		—	—	—		—	1,710	(5)	$395,489
	2/24/2023	—	—		—	—	—		—	1,695	(5)	$393,799
	3/1/2024	—	—		—	—	2,199	(8)	$503,395	—		—
	2/24/2023	—	—		—	—	2,260	(8)	$517,588	—		—
(1)    With respect to the unexercisable options and unvested PSUs and RSUs reflected in the table above, the footnotes below describe the vesting terms applicable to the entire award of which such options, PSUs or RSUs are a part.
(2)    Market value is calculated based on (a) the closing price of Danaher’s Common Stock on December 31, 2025 as reported on the NYSE ($228.92 per share) times the number of shares, plus (b) in the case of PSUs, the amount of cash dividend equivalent rights attached to the respective PSUs and accrued as of December 31, 2025.
(3)    The option award was granted subject to time-based vesting conditions such that one-half of the award became or becomes exercisable on each of the third and fourth anniversaries of the grant date.
(4)    The option award was granted subject to time-based vesting conditions such that one-half of the award became or becomes exercisable on each of the fourth and fifth anniversaries of the grant date.
(5)    The number of shares of Common Stock that vest pursuant to the PSU award is based on the Company’s TSR ranking relative to the S&P 500 Index over an approximately three-year performance period. Payout at 100% of the target level requires that the Company achieve above-median performance and rank at the 55th percentile of the S&P 500 Index, while the PSUs pay out at 200% for performance that equals or exceeds the 75th percentile, 50% for performance at the 35th percentile and zero percent for performance below the 35th percentile. The payout percentages for performance between the performance levels are determined by linear interpolation. The Company’s three-year average ROIC beginning with the year of grant, compared to the Company’s ROIC for the immediately preceding year (the “baseline year”), can increase or decrease the number of shares that would otherwise vest by 10% (but cannot cause the payout percentage to exceed 200%). Notwithstanding the above, if the Company’s absolute TSR performance for the period is negative a maximum of 100% of the target PSUs will vest (regardless of how strong the Company’s performance is on a relative basis), and if the Company’s absolute TSR performance for the period is positive a minimum of 25% of the target PSUs will vest. Any PSUs that vest following the three-year performance period are subject to an additional two-year holding period and are paid out in shares of Company Common Stock following the fifth anniversary of the commencement of the performance period. For purposes of this table, the number of PSU shares and payout value reported in the table reflect actual performance for PSUs granted in 2023, threshold level performance for PSUs granted in 2024, and maximum level performance for PSUs granted in 2025.
(6)    The option award was granted subject to time-based vesting conditions such that one-fourth of the award became or becomes exercisable on each of the first four anniversaries of the grant date.

2026 Notice of Annual Meeting and Proxy Statement	56

(7)    The option award was granted subject to time-based vesting conditions such that one-third of the award became or becomes exercisable on each of the third, fourth and fifth anniversaries of the grant date.
(8)    The RSU award was granted subject to time-based vesting conditions such that one-fourth of the award vests or vested on each of the first four anniversaries of the grant date.
(9)    The option award was granted subject to time-based vesting conditions such that one-fifth of the award became or becomes exercisable on each of the first five anniversaries of the grant date.
(10)    The RSU award was granted subject to time-based vesting conditions such that one-fifth of the award vests or vested on each of the first five anniversaries of the grant date.

Option Exercises and Stock Vested During Fiscal 2025

The following table summarizes stock option exercises and the vesting of stock awards with respect to our named executive officers in 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)	Value Realized on Vesting($)(2)
Rainer M. Blair	—	—	—	—
Matthew R. McGrew	16,172	2,454,421	—	—
Christopher P. Riley	7,801	947,665	777	164,056
Julie Sawyer Montgomery	—	—	2,209	471,655
Jose-Carlos Gutierrez-Ramos	—	—	2,693	566,122
(1)    Calculated by multiplying the number of shares acquired times the difference between the exercise price and the market price of Danaher Common Stock at the time of exercise.
(2)    Consists entirely of RSUs.

Potential Payments Upon Termination or Change-of-Control as of 2025 Fiscal Year-End

The following table describes the payments and benefits that each named executive officer would be entitled to receive upon termination of employment or in connection with a change-of-control of Danaher. The amounts set forth below assume that the triggering event occurred on December 31, 2025. Where benefits are based on the market value of Danaher’s Common Stock, we have used the closing price of Danaher’s Common Stock as reported on the NYSE on December 31, 2025 ($228.92 per share). In addition to the amounts set forth below, upon any termination of employment each officer would also be entitled to:

•receive all payments generally provided to salaried employees on a non-discriminatory basis upon termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) Plan distributions;
•potentially receive an annual cash incentive compensation award pursuant to the Omnibus Plan;
•receive accrued, vested balances under the EDIP, ECP and DCP, if applicable (provided that under the EDIP and the ECP, if the administrator determines that the circumstances of a participant’s termination constitute gross misconduct, the administrator may determine that the participant’s vesting percentage is as low as zero with respect to all balances that were contributed by Danaher); and
•exercise vested stock options (provided that under the terms of the Omnibus Plan, if an employee is terminated for gross misconduct, the administrator may terminate up to all of the participant’s unexercised or unvested equity awards).

The terms of the EDIP, ECP, DCP and Omnibus Plan are described under “Summary of Employment Agreements and Plans.”

2026 Notice of Annual Meeting and Proxy Statement	57

		Termination/Change-of-Control Event(1)
Named Executive Officer	Benefit	Termination Without Cause($)	Retirement($)	Death or Disability ($)
Rainer M. Blair	Accelerated or continued vesting of stock options(2)	—	4,521,024	4,544,855
	Accelerated or continued vesting of RSUs/PSUs(2)	—	22,169,660	18,370,581
	Benefits continuation(3)	18,058	—	—
	Cash payments under Proprietary Interest Agreement/Senior Leader Severance Pay Plan(3)	7,000,000	—	—
	TOTAL:	7,018,058	26,690,684	22,915,436
Matthew R. McGrew	Accelerated or continued vesting of stock options	—	—	1,305,231
	Accelerated or continued vesting of RSUs/PSUs	—	—	5,141,950
	Benefits continuation(3)	23,395	—	—
	Cash payments under Proprietary Interest Agreement/Senior Leader Severance Pay Plan(3)	1,005,330	—	—
	Value of unvested EDIP balance that would be accelerated(4)	—	—	529,016
	TOTAL:	1,028,725	—	6,976,197
Christopher P. Riley	Accelerated or continued vesting of stock options	—	—	1,394,395
	Accelerated or continued vesting of RSUs/PSUs	—	—	4,924,918
	Benefits continuation(3)	21,688	—	—
	Cash payments under Senior Leader Severance Pay Plan(3)	848,000	—	—
	Value of unvested EDIP balance that would be accelerated(4)	—	—	183,835
	Value of unvested ECP balance that would be accelerated(4)	—	—	78,393
	TOTAL:	869,688	—	6,581,541
Julie Sawyer Montgomery	Accelerated or continued vesting of stock options	—	—	1,317,518
	Accelerated or continued vesting of RSUs/PSUs	—	—	4,600,587
	Benefits continuation(3)	21,391	—	—
	Cash payments under Senior Leader Severance Pay Plan(3)	848,000	—	—
	Value of unvested ECP balance that would be accelerated(4)	—	—	64,600
	TOTAL:	869,391	—	5,982,705
Jose-Carlos Gutierrez-Ramos	Accelerated or continued vesting of stock options	—	—	848,244
	Accelerated or continued vesting of RSUs/PSUs	—	—	4,726,088
	Benefits continuation(3)	21,221	—	—
	Cash payments under Senior Leader Severance Pay Plan(3)	888,460	—	—
	Value of unvested ECP balance that would be accelerated(4)	—	—	55,404
	TOTAL:	909,681	—	5,629,736

The values reflected in the table above and the footnotes below relating to the acceleration of stock options, RSUs and PSUs reflect the intrinsic value (that is, the value based on the price of Danaher’s Common Stock, and in the case of stock options minus the exercise price) of the options, RSUs and PSUs (with respect to PSUs, assuming (a) target-level performance in the case of death or termination for disability before the end of the relevant performance period, (b) actual performance in the case of death or termination for disability at the conclusion of the relevant performance period, and (c) in the case of retirement, reflecting actual performance for PSUs granted in 2023, threshold level performance for PSUs granted in 2024 and maximum level performance for PSUs granted in 2025) that would vest or would have vested as a result of the specified event of termination occurring as of December 31, 2025. The level of PSU performance assumed for purposes of this table is consistent with the methodology applied for purposes of the “Outstanding Equity Awards at 2025 Fiscal Year-End” table. With respect to PSUs, the values reflected in the table above and the footnotes below also include the amount of cash dividend equivalent rights attached to the respective PSUs and accrued as of December 31, 2025.

(1)    For a description of the treatment upon a change-of-control of outstanding equity awards granted under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”
(2)    If Mr. Blair had retired as of December 31, 2025, he would have qualified for “early retirement” treatment under the terms of the Omnibus Plan, which provides for, among other terms, continued vesting of certain of the participant’s stock options, RSUs and PSUs (based on the actual performance level

2026 Notice of Annual Meeting and Proxy Statement	58

achieved) following early retirement. For a description of these provisions under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”
(3)    Please see “Summary of Employment Agreements and Plans” for a description of the respective benefits and cash payments each officer would be entitled to if Danaher terminates the officer’s employment without cause, as well as a description of the post-employment restrictive covenant obligations of each officer. The amounts set forth in the table assume that the officer would have executed Danaher’s standard release in connection with any termination without cause.
(4)    Under the terms of the EDIP and ECP, upon a participant’s death the unvested portion of the Company contributions that have been credited to the participant’s account would immediately vest.

2025 Nonqualified Deferred Compensation

The table below sets forth for each named executive officer information regarding (1) participation in the EDIP and the ECP, as applicable, and (2) participation in the DCP (if any). There were no withdrawals by or distributions to any of the named executive officers from the EDIP, ECP or DCP in 2025. For a description of the EDIP, ECP and DCP, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program.”

Name	Plan Name	Executive Contributions In Last FY($)(1)	Registrant Contributions In Last FY($)(2)	Aggregate Earnings In Last FY($)(3)	Aggregate Balance At Last FYE($)(4)
Rainer M. Blair	EDIP	—	324,000	10,794	3,624,568
Matthew R. McGrew	EDIP	—	133,713	3,965	1,322,541
Christopher P. Riley	EDIP	—	—	84,407	1,343,486
	DCP	561,200	—	280,608	2,660,387
	ECP	—	75,664	4,129	570,958
Julie Sawyer Montgomery	DCP	88,348	—	76,759	579,127
	ECP	—	62,396	3,116	385,759
Jose-Carlos Gutierrez-Ramos	DCP	—	—	55,005	499,046
	ECP	—	53,638	2,378	271,109
(1)     Consists of contributions to the DCP of the following amounts reported in the 2025 Summary Compensation Table on page 52:

Name	2025 Salary (Reported in Summary Compensation Table for 2025)($)	Non-Equity Incentive Plan Compensation Earned With Respect to 2024 but Deferred in 2025 (If Applicable, Reported in Summary Compensation Table for 2024)($)
Rainer M. Blair	—	—
Matthew R. McGrew	—	—
Christopher P. Riley	—	561,200
Julie Sawyer Montgomery	42,335	46,013
Jose-Carlos Gutierrez-Ramos	—	—
 (2)    The EDIP or ECP amounts set forth in this column (as applicable) are included as 2025 compensation under the “All Other Compensation” column in the 2025 Summary Compensation Table on page 52.
(3)    None of the amounts set forth in this column are included as compensation in the 2025 Summary Compensation Table on page 52. For a description of the EDIP/ECP/DCP earnings rates, please see “Summary of Employment Agreements and Plans.” The table below shows each notional earnings option that was available under the EDIP, ECP and/or DCP as of December 31, 2025 and the rate of return for each such option for the calendar year ended December 31, 2025 (the rate of return is net of investment management fees, fund expenses and administrative charges, as applicable):

Investment Option	Rate of Return from January 1, 2025 Through December 31, 2025 (%)	Investment Option	Rate of Return from January 1, 2025 Through December 31, 2025 (%)
ACTIVE INTRNL EQUITY	29.19%	BR LIFEPATH IDX 2070	6.70%
ACTIVE SM CAP EQUITY	(0.72)%	BR LIFEPATH IDX RET	12.39%
BOND FUND	8.40%	COHEN & STEERS RLTY	2.82%
BOND INDX FUND	7.13%	DANAHER STOCK FUND	0.35%
BR LIFEPATH IDX 2030	14.16%	DIVERSIFIED REAL RET	15.72%
BR LIFEPATH IDX 2035	15.97%	INTL EQTY INDX	32.48%
BR LIFEPATH IDX 2040	17.57%	LONDON CO INC EQTY	14.41%
BR LIFEPATH IDX 2045	19.19%	LRGE CAP EQTY INDX	17.75%
BR LIFEPATH IDX 2050	20.87%	MIP II CL 3	2.74%
BR LIFEPATH IDX 2055	21.76%	SM MID CAP EQTY INDX	11.97%
BR LIFEPATH IDX 2060	21.86%	TRP LG CAP CORE GRTH	19.02%
BR LIFEPATH IDX 2065	21.86%
(4)    Of these balances, the following amounts were reported in the Summary Compensation Table for previous years: Mr. Blair, $948,000; Mr. McGrew, $382,757; Mr. Riley, $636,864; Ms. Sawyer Montgomery $150,744; and Dr. Gutierrez-Ramos, $226,788.

2026 Notice of Annual Meeting and Proxy Statement	59

Pay Versus Performance

The disclosure in this section shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act or the Exchange Act, except to the extent Danaher specifically incorporates it by reference therein.

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:

•A list of the most important measures that our Compensation Committee used in 2025 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to Company performance;
•A table that compares the total compensation of our named executive officers’ (also known as NEOs) as presented in the 2025 Summary Compensation Table on page 52 (“SCT”) to CAP and that compares CAP to specified performance measures; and
•Graphs that describe:
◦the relationship between CAP, our TSR and the TSR of the S&P 500 Health Care Index (“Peer Group TSR”);
◦the relationship between CAP and our GAAP Net Income; and
◦the relationship between CAP and our Company selected measure, non-GAAP Adjusted EPS.

Salary, Bonus, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT. There are two primary differences between the calculation of CAP and SCT total compensation:

	SCT Total	CAP
Pension	Year over year change in the actuarial present value of pension benefits	Current year service cost and any prior year service cost (if a plan amendment occurred during the year)
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year(1)
(1) Includes any dividends paid on equity awards in the fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee has not used CAP as a basis for making executive compensation decisions, nor did it use GAAP Net Income or Peer Group TSR in any of the years indicated for purposes of determining executive incentive compensation. Please refer to our Compensation Discussion and Analysis on pages 38 to 51 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.

Our Most Important Metrics Used for Linking Pay and Performance. As required by Item 402(v), below are the most important metrics our Committee used to link executive pay to performance for 2025. Our stock price performance, as reflected by our absolute TSR, directly impacts the value of the equity compensation awards we grant to executive officers. Each of the other metrics below are used for purposes of determining payouts under either our executive annual cash incentive compensation program or our executive PSU program.

•Absolute TSR
•Relative TSR compared to S&P 500 TSR
•Adjusted EPS (non-GAAP)
•Adjusted Free Cash Flow to Adjusted Net Income Ratio (non-GAAP)
•Core Revenue Growth (non-GAAP)

Adjusted EPS was the most heavily weighted metric used to determine Company performance under our executive annual cash incentive compensation program in 2025. The Committee weighted Adjusted EPS most heavily in the Company performance formula because it believes Adjusted EPS correlates strongly with shareholder returns, particularly since Adjusted EPS was calculated in a manner that focuses on gains and charges the Committee believes are most directly related to Company operating performance during the period. Accordingly, Adjusted EPS is the Company-selected measure included in the table and graphs that follow.

Pay Versus Performance Table. In accordance with Item 402(v), we provide below the tabular disclosure for the Company’s President and Chief Executive Officer (“CEO”) (our Principal Executive Officer) and the average of our NEOs other than the CEO for 2025, 2024, 2023, 2022 and 2021.

2026 Notice of Annual Meeting and Proxy Statement	60

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Share-holder Return (3)	Peer Group Total Share-holder Return(3)	Net Income (4)	Adjusted EPS(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$23,795,280	$17,340,170	$9,190,604	$8,367,214	$119	$148	$3,614	$7.82
2024	$22,107,164	$7,465,513	$6,722,657	$3,418,147	$119	$129	$3,899	$7.51
2023	$20,903,282	$5,213,515	$7,103,560	$2,603,239	$119	$126	$4,764	$7.63
2022	$20,196,027	$190,304	$6,641,306	($930,613)	$120	$124	$7,209	$10.97
2021	$17,152,267	$59,455,992	$6,225,036	$26,481,836	$149	$126	$6,433	$10.00
(1)    For 2021, 2022, 2023, 2024 and 2025, the PEO is Rainer Blair. The other NEOs in 2021 were Messrs. Joakim Weidemanis and Matthew McGrew and Mss. Angela Lalor and Jennifer Honeycutt; in 2022, the other NEOs were Messrs. Weidemanis and McGrew, Dr. Jose-Carlos Gutierrez-Ramos and Ms. Honeycutt; in 2023 the other NEOs were Messrs. Weidemanis and McGrew, Dr. Gutierrez-Ramos and Ms. Georgeann Couchara; in 2024 the other NEOs were Messrs. McGrew, Weidemanis and Brian Ellis, Dr. Gutierrez-Ramos and Ms. Couchara; and in 2025 the other NEOs were Messrs. McGrew and Christopher P. Riley, Ms. Julie Sawyer Montgomery and Dr. Gutierrez-Ramos.
(2)    To calculate 2025 CAP (columns (c) and (e)), the following amounts were deducted from and added to the applicable SCT total compensation:

		PEO
Fiscal Year		2025
SCT Total		$23,795,280
—	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($17,679,027)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$20,154,008
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Year	($7,004,486)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($1,925,605)
—	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid		$17,340,170

		Non-PEO NEOs
Fiscal Year		2025
SCT Total		$9,190,604
—	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($6,489,973)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$7,266,843
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Year	($1,262,914)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($337,347)
—	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid		$8,367,214

The fair value of performance stock units (PSUs) used in the calculation of CAP (columns (c) and (e)) was determined using a Monte Carlo simulation valuation model, in accordance with ASC 718. The fair value of option awards used in the calculation of CAP was determined using the Black-Scholes option pricing model, in accordance with ASC 718. In both cases, the assumptions used in these calculations are not materially different than those used for purposes of the 2025 Summary Compensation Table on page 52.
(3)    Reflects TSR indexed to $100 for each of the Company and the S&P 500 Health Care Index, which is an industry line peer group reported in the performance graph included in the Company’s 2025 Annual Report to Shareholders.
(4)    Values shown are in millions.
(5)    Please see page 40 for a definition of Adjusted EPS. Values shown reflect Adjusted EPS as calculated for purposes of our executive compensation program for the applicable reporting year.

2026 Notice of Annual Meeting and Proxy Statement	61

Relationship between CAP and TSR. The chart below reflects the relationship between the PEO and Average NEO CAP versus our TSR and the Peer Group TSR.

Danaher & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2020
$60
$50
$40
$30
$20
$10
$0
$(10)
$160
$140
$120
$100
$80
$60
$40
$20
$0
$(20)
$59.46
$26.48
$0.19
-$0.93
$5.21
$2.60
$7.47
$3.42
$17.34
$8.37
$149
$126
$124
$120
$126
$119
$129
$119
$148
$119
2021
2022
2023
2024
2025
PEO CAP ($M)
Average NEO CAP ($M)
Danaher
S&P 500 Health Care Index

Relationship between CAP and GAAP Net Income. The chart below reflects the relationship between the PEO and Average NEO CAP and our GAAP Net Income.

Danaher Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$60
$50
$40
$30
$20
$10
$0
$(10)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$(1,000)
$59.46
$26.48
$6,433
$7,209
$0.19
-$0.93
$4,764
$5.21
$2.60
$3,899
$7.47
$3.42
$3,614
$17.34
$8.37
2021
2022
2023
2024
2025
PEO CAP ($M)
Average NEO CAP ($M)
Net Income ($M)

2026 Notice of Annual Meeting and Proxy Statement	62

Relationship between CAP and Adjusted EPS (our Company-Selected Measure). The chart below reflects the relationship between the PEO CAP and Average NEO CAP and our Adjusted EPS.

Danaher Adjusted EPS vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Adjusted EPS
$60
$50
$40
$30
$20
$10
$0
$(10)
$12
$10
$8
$6
$4
$2
$0
$(2)
$59.46
$26.48
$0.19
-$0.93
$5.21
$2.60
$7.47
$3.42
$17.34
$8.37
$10.00
$10.97
$7.63
$7.51
$7.82
2021
2022
2023
2024
2025
PEO CAP ($M)
Average NEO CAP ($M)
Adjusted EPS

Pay Ratio Disclosure

Provided below is information about the relationship of the annual total compensation of Rainer M. Blair, our President and Chief Executive Officer, and the annual total compensation of the median of our employees other than Mr. Blair.

The pay ratio set forth below is a reasonable estimate calculated in a manner consistent with applicable SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply as permitted under the SEC rules, this information should not be used as a basis for comparison between different companies.

For 2025, our last completed fiscal year:

•the annual total compensation of Mr. Blair, as reported in the 2025 Summary Compensation Table on page 52, was $23,795,280;
•the annual total compensation of the median of all Danaher employees (other than Mr. Blair) was $69,440; and
•the ratio of the annual total compensation of Mr. Blair to the annual total compensation of the median of all other Company employees was 343 to 1.

For purposes of the 2025 CEO pay ratio set forth above, we used the same median employee identified with respect to our 2024 CEO pay ratio, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

2026 Notice of Annual Meeting and Proxy Statement	63

Summary of Employment Agreements and Plans

Following is a description of (1) named executive officer employment-related agreements, and (2) the cash incentive compensation, equity compensation, non-qualified deferred compensation and severance pay plans in which Danaher’s named executive officers participate. Each of these plans allows the plan administrator to exercise certain discretion in the administration of the plan, and as a result the plan administrator may administer the plan in a different manner from period to period, or in a different manner with respect to different plan participants, in each case to the extent permitted under the applicable plan.

Employment Agreements

Named Executive Officer Proprietary Interest Agreements

In connection with Mr. Blair’s promotion to the role of President and CEO in 2020, Danaher and Mr. Blair entered into an Amended and Restated Agreement Regarding Competition and Protection of Proprietary Interests (the “Blair Agreement”). Under the Blair Agreement, during and for two years after Mr. Blair’s employment with us, subject to certain customary exceptions, he is prohibited from disclosing or improperly using any of our confidential information; making any disparaging comments about us; competing with us; selling to or soliciting purchases from our customers and prospective customers with respect to products and services about which he has particular knowledge; or hiring or soliciting any of our current or recent employees, and during and for one year after his employment with us he is prohibited from working for any Danaher customers or vendors in any role in which he would use or disclose or threaten to use or disclose any of our confidential information. In addition, with limited exceptions all intellectual property that Mr. Blair develops in connection with his employment with us belongs to us. The Blair Agreement further provides that if we terminate Mr. Blair’s employment without “cause” or if he terminates his employment for “good reason” (each as defined in the Blair Agreement), he will be entitled to (1) a cash amount equal to twelve months of base salary at the rate in effect on the date of termination (the “Termination Date,” and the year in which the Termination Date occurs is referred to as the “Termination Year”), (2) the annual cash incentive compensation award for service in the calendar year prior to the Termination Year, if it has not been paid prior to the Termination Date (the “Accrued Obligation”), (3) a cash amount equal to his target annual cash incentive compensation award for the Termination Year, and (4) a cash amount equal to the product of (x) his target annual cash incentive compensation award for the Termination Year, times (y) a fraction, the numerator of which is the number of calendar days from the beginning of the Termination Year through the Termination Date, and the denominator of which is 365; provided in each case he signs and does not revoke a release of all claims. Any cash severance payments paid under any other Danaher plan or agreement will diminish the severance payments under the Blair Agreement on a dollar-for-dollar basis (except for the Accrued Obligation).

We have also entered into an agreement with each of the other NEOs under which each such officer is subject to certain covenants designed to protect Danaher’s proprietary interests (each, a “Proprietary Interest Agreement”). Except for differences in the duration of certain restrictive covenants, the terms of such agreements are substantially the same. During and for specified periods after the officer’s employment with us, subject to certain customary exceptions, the officer is prohibited from disclosing or improperly using any of our confidential information; making any disparaging comments about us; competing with us; selling to or soliciting purchases from our customers and prospective customers with respect to products and services about which the officer has particular knowledge; or hiring or soliciting any of our current or recent employees. Each officer also agrees that with limited exceptions all intellectual property that the officer develops in connection with the officer’s employment with us belongs to us. Certain of the agreements also restrict interfering with our vendor relationships, and certain of the agreements prohibit the officer for a specified period of time from working for any Danaher customers or vendors in any role in which the officer would use or disclose or threaten to use or disclose any of our confidential information.

Directors’ and Officers’ Indemnification and Insurance

Danaher’s Certificate of Incorporation requires it to indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any action or proceeding by reason of their service as a director or officer of Danaher, or by reason of serving at Danaher’s request as a director or officer of any other entity, subject to certain exceptions. Danaher’s Bylaws provide for similar indemnification rights. In addition, each of Danaher Corporation’s directors and executive officers has executed an indemnification agreement with Danaher that provides for substantially similar indemnification rights and under which Danaher has agreed to pay expenses in advance of the final disposition of any such indemnifiable proceeding. Danaher also has in effect directors and officers liability insurance covering all of Danaher’s directors and officers.

Omnibus Incentive Plan

For a description of the material terms of Danaher Corporation’s Omnibus Incentive Plan, as proposed to be amended and restated, please see “Proposal 4—Approval of Amended and Restated Danaher Corporation Omnibus Incentive Plan.”

2026 Notice of Annual Meeting and Proxy Statement	64

Supplemental Retirement Program

Company Contributions

Danaher uses the Executive Deferred Incentive Program, or EDIP, and the Excess Contribution Program, or ECP (which is a sub-plan under the Omnibus Plan) to provide supplemental retirement benefits on a pre-tax basis in excess of qualified plan limitations to select management associates of Danaher and its subsidiaries (including each of the named executive officers, as applicable). Prior to January 1, 2019, the EDIP was the sole plan used by the Company to provide supplemental retirement benefits (and also served as a voluntary deferred compensation program). The ECP became effective as of January 1, 2019 and prior to such date, EDIP participants made a one-time election to either continue participating in the EDIP or participate in the ECP. All participants who join Danaher’s supplemental retirement program at or after January 1, 2019 receive Company contributions under the ECP. All amounts that Danaher contributes to a participant’s account in the EDIP and ECP are deemed invested on a notional basis in Danaher Common Stock. If termination of an employee’s participation in the EDIP or ECP resulted from the employee’s gross misconduct, the Administrator may reduce the employee’s vested interest with respect to all Danaher contributions to as low as zero percent.

EDIP

Under the EDIP, on or about February 1 of each plan year, Danaher credits to the account of each EDIP participant an amount equal to the product of (1) the sum of the participant’s base salary and target bonus as of the end of the prior year; and (2) a percentage determined by the Administrator that is based on the participant’s years of participation in the EDIP, namely 6% for employees who have participated in the EDIP for less than 10 years, 8% after 10 years of EDIP participation and 10% after 15 years of EDIP participation.

A participant vests in the amounts that Danaher credits to their EDIP account as follows:

•If the participant has both reached age 55 and completed at least five years of service with Danaher or its subsidiaries, the participant immediately vests 100% in each Danaher contribution.
•If the participant does not satisfy the conditions described under the preceding bullet, the participant’s vesting percentage is 10% for each full calendar year of participation in the EDIP (after the participant has first completed five years of participation in the EDIP).
•If a participant dies while employed by Danaher, their vesting percentage equals 100%.

ECP

Under the ECP, on or about February 1 after the applicable year of participation, Danaher credits to the account of each participant an excess matching contribution and excess non-elective contribution based on the formulas in the Company’s 401(k) plan for matching and non-elective contributions. As a result, each participant can receive the following contributions in the ECP:
•a matching contribution to the ECP equal to the sum of (a) 100% of the amount deferred into the Danaher Deferred Compensation Plan, or DCP for the year of participation, up to 3% of the greater of (1) the participant’s compensation that is deferred into the DCP or (2) the participant’s compensation above the IRS compensation limit for qualified retirement plans (“match compensation”), plus (b) 50% of the amount deferred into the DCP for the year of participation in excess of 3%, but not in excess of 5%, of the participant’s match compensation; and
•a non-elective contribution equal to 4% of the participant’s rate of base salary and target bonus amount as of December 31 prior to the year of participation in excess of the IRS compensation limit for qualified retirement plans.
A participant vests in the matching contribution in the ECP made each year on the first anniversary after it is credited to the participant’s account. A participant vests in the non-elective contribution in the ECP made each year on the later of the first anniversary after it is credited to the participant’s account, or the date the participant has completed three years of service with Danaher. If a participant dies while employed by Danaher, their vesting percentage equals 100%.

Voluntary Deferrals

Each DCP participant is permitted to voluntarily defer into the program, on a pre-tax basis, up to 85% of their salary and/or up to 85% of their non-equity incentive compensation with respect to a given plan year. Notional earnings on amounts deferred under the program are credited to participant accounts based on the market rate of return of the applicable benchmark investment alternatives offered under the program, which are generally the same as the investment alternatives offered under our 401(k) Plan (except for any investment options that may only be offered under the tax qualified 401(k) Plan). Each participant allocates the amounts the participant voluntarily defers among the available investment alternatives. Participants may change their allocations at any time, provided that any portion of a participant’s account that is subject to the Danaher Common Stock investment alternative must remain allocated to that investment alternative until the account is distributed to the participant. Participants are at all times fully vested in amounts they voluntarily defer into their DCP accounts.

Distributions

In general, a participant may not receive a distribution of their vested EDIP or ECP account balance (including any amounts voluntarily deferred) until after their employment with Danaher terminates. A participant generally may elect to receive a distribution of their DCP account balance following their termination of employment or on a specified future date prior to their termination of employment. The following chart generally describes the timing and manner of distribution of EDIP, ECP and DCP account balances:

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Name of Plan		Timing of Beginning of Distribution	Period of Distribution	Form of Distribution
EDIP	Not 100% vested in Danaher contributions	6 months following termination	Lump sum
Participant may elect to receive distribution in cash, shares of Danaher Common Stock or a combination thereof (but all balances subject to the Danaher Common Stock investment alternative must be distributed in shares of Danaher Common Stock)

100% vested in Danaher contributions
Subject to certain exceptions, a distribution is payable no earlier than 6 months following termination of employment, and a participant may elect to begin receiving distributions 6 months, 1 year or 2 years following termination.
Participant may elect lump sum, or if at least age 55, annual installments over two, five or ten years
ECP		Participant will begin receiving distributions immediately following termination. A six-month delay may apply if the participant is a “key employee” under applicable tax rules	Lump sum	Shares of Danaher Common Stock (for balances subject to the Danaher Common Stock investment alternative) or cash (for balances not subject to the Danaher Common Stock investment alternative)
DCP
Participant may elect to begin receiving distributions on the earlier of a fixed date or termination of employment. Distributions on a fixed date must be at least 3 years after the date of election. Distribution elections upon a termination of employment are the same as under the EDIP
			Participant may elect lump sum or annual installments over a period of up to 10 years	All balances subject to the Danaher Common Stock investment alternative must be distributed in shares of Danaher Common Stock, and all other balances must be paid in cash

Certain events, such as the participant’s death or an unforeseeable emergency, may impact the timing of a distribution under the EDIP, the ECP or the DCP.

General

Under the EDIP, the ECP and the DCP, Danaher contributions and amounts voluntarily deferred are unfunded and unsecured obligations of Danaher, receive no preferential standing and are subject to the same risks as any of Danaher’s other general obligations.

Senior Leader Severance Pay Plan

Each of Danaher’s executive officers (in addition to certain other categories of employees as specified in the plan) is entitled to certain benefits under Danaher’s Senior Leader Severance Pay Plan. If a covered employee is terminated without “cause” (as defined below) and except in certain circumstances as specified in the plan, subject to execution of Danaher’s standard form of release the employee is entitled to severance equal to a minimum of three months of annual base salary plus an additional month for each year of service (provided that the three months plus all additional months cannot exceed twelve months in aggregate) paid out over the applicable severance period according to the normal payroll cycle, as well as the opportunity to continue coverage under specified welfare benefit plans of the Company for the duration of the severance period at the same cost as an active employee in a position similar to that held by the employee at termination. There is no change-in control provision in the Senior Leader Severance Pay Plan. To the extent a covered employee is entitled to severance or other post-termination compensation pursuant to the terms of an individual agreement, payments and benefits will only be provided under the plan to the extent they are not duplicative of the payments and benefits provided under the individual agreement.

Under the plan, “cause” is defined as (1) the employee’s dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to, or any other action in willful disregard of the interests of, Danaher or its affiliates; (2) the employee’s conviction of, or pleading guilty or no contest to (i) a felony, (ii) any misdemeanor (other than a traffic violation), or (iii) any other crime or activity that would impair the employee’s ability to perform duties or impair the business reputation of Danaher or its affiliates; (3) the employee’s willful failure or refusal to satisfactorily perform any duties assigned to the employee; (4) the employee’s failure or refusal to comply with Company standards, policies or procedures, including without limitation the Code of Conduct as amended from time to time; (5) the employee’s violation of any restrictive covenant agreement with Danaher or its affiliates; (6) the employee’s engaging in any activity that is in conflict with the business purposes of Danaher or its affiliates (as determined in the sole discretion of Danaher and its affiliates); or (7) a material misrepresentation or a breach of any of the employee’s representations, obligations or agreements under the plan.

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PROPOSAL 3
Advisory Vote on Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote at the 2026 Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Our shareholder advisory vote on executive compensation occurs on an annual basis.

As discussed in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Danaher’s size, diversity and global footprint; motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles; and link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value.

We believe our executive compensation program has been effective in achieving these objectives. During 2025, Danaher operated in a dynamic environment marked by significant policy and regulatory shifts across geographies and continued macro-economic challenges for the healthcare industry. Notwithstanding these hurdles, we continued to invest in Danaher’s future growth, investing approximately $1.6 billion in research and development and approximately $1.2 billion in capital expenditures to support future core growth. In addition, in February 2026, the Company entered into a definitive agreement to acquire all of the outstanding shares of Masimo Corporation, a leading specialty diagnostics provider of pulse oximetry and other patient monitoring systems, for an aggregate cash purchase price of approximately $9.9 billion, including assumed indebtedness and net of acquired cash. The Masimo transaction is subject to customary closing conditions, including receipt of applicable regulatory clearances and Masimo shareholder approval. Even as we made these significant growth investments, in 2025 we returned approximately $4.0 billion to our shareholders through stock buybacks and dividends and notwithstanding the dynamic environment we generated $24.6 billion in sales, $4.7 billion in operating profit and $6.4 billion in operating cash flow.

Our executive compensation program operates within a strong framework of compensation governance. Our Compensation Committee regularly reviews external executive compensation practices and trends and incorporated best practices into our 2025 executive compensation program. For highlights of key best practices we follow in our executive compensation program, please see "Proxy Summary — Executive Compensation Highlights — Compensation Governance."

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Although this advisory vote is non-binding, our Board and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our named executive officer compensation programs.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION SET FORTH IN PROPOSAL 3.

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PROPOSAL 4
Approval of Amended and Restated Danaher Corporation Omnibus Incentive Plan

Proposed Amendments to the Omnibus Plan

Danaher's shareholders adopted the Danaher Corporation Omnibus Incentive Plan on May 15, 2007, and the plan has subsequently been amended and restated. We are requesting that shareholders approve an amendment and restatement of the Plan to increase the Omnibus Plan share reserve by 20 million shares of Common Stock and extend the Plan term to May 5, 2036. We are not seeking shareholder approval of any other changes to the Omnibus Plan.

Information Regarding Plans Under Which Future Equity Awards May Be Issued

The table below sets forth details as of January 31, 2026, regarding the three Danaher equity plans under which future shares of Common Stock may be issued (the Omnibus Plan, EDIP and DCP), including the additional shares to be approved per this proposal.

Category	Omnibus Plan	EDIP	DCP
Shares currently authorized(1)	135,443,592	5,203,827	2,249,514
Shares available for use in connection with future awards	42,512,110	2,272,990	2,122,499
Additional shares to be approved by shareholders per this Proposal	20,000,000	Not applicable	Not applicable
Total authorized shares under the Omnibus Plan upon shareholder approval of Proposal 4	155,443,592	Not applicable	Not applicable
(1)    Amounts are adjusted to reflect the impact of the spin-off of the Company's Veralto business in 2023 on the respective share reserves.

Information Regarding All Outstanding Equity Awards

The table below sets forth details as of January 31, 2026, regarding shares underlying all outstanding equity awards (constituting awards under the Omnibus Plan, EDIP and DCP, as well as awards under the Pall Corporation 2012 Stock Compensation Plan, as amended (the "Pall Plan") from which no future awards may be issued).

Reserved for issuance pursuant to outstanding stock options	13,248,862
Weighted average exercise price of outstanding stock options	$178.38
Weighted average remaining term of outstanding stock options	5.2 years
Reserved for issuance pursuant to outstanding full-value awards (assuming maximum performance for unvested outstanding PSUs)	3,262,598

Burn Rate and Overhang
In administering our stock compensation plans, we consider both our “burn rate” and our “overhang” (note that the metrics set forth in the table below do not reflect any application of the fungible ratio, and the total number of shares of our Common Stock outstanding as of January 31, 2026 was 707,131,346):

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Definition	Category	Data
Burn rate provides a measure of the potential dilutive impact of the Company’s equity award program. We define “burn rate” in a given year as the total number of shares of Common Stock that underlie the equity compensation awards granted in that year, divided by the undiluted weighted average shares of Common Stock outstanding during the year.	Danaher 2025 Burn Rate	0.42%
	Danaher Average Burn Rate, 2023-2025	0.43%
	Peer Company Median Burn Rate, 2022-2024	0.50%
Overhang provides a measure of the potential dilution to our shareholders that may result from the issuance of shares pursuant to outstanding awards and awards to be issued under the Company's equity plans. We define “overhang” as of a given date as the sum of the total number of shares of Common Stock that underlie outstanding equity awards granted under the Company's equity plans plus the total number of shares available for issuance under such equity compensation plans as of such date (in aggregate these are referred to as “total plan shares”), divided by the sum of total plan shares and shares of Common Stock outstanding as of such date.
	Danaher Overhang (63,603,347) (as of January 31, 2026)	8.30%
	Danaher Pro Forma Overhang (83,603,347) (assumes that the additional shares for which we are seeking shareholder approval were authorized as of January 31, 2026)	10.60%
	Peer Company Median Overhang (based on each peer’s most recently available Annual Report on Form 10-K as of January 31, 2026)	6.21%

We believe that our overhang (on an actual basis and on a pro forma basis) and our burn rate are reasonable in relation to our peer group and reflect a judicious use of equity for compensation purposes.

If Proposal 4 is approved, we believe the shares available under the Plan will be sufficient to satisfy the Company’s equity compensation requirements approximately through 2033, although the actual duration of the reserve will depend upon multiple factors, including the Company's stock price performance. We believe this represents an appropriate share reserve under the Plan, particularly in light of the Company’s anticipated growth. If Proposal 4 is approved by shareholders, we intend to register the additional shares reserved for issuance under the Plan by filing a Registration Statement on Form S-8 as soon as practicable following such approval.

The Board believes that it is in the best interest of the Company and its shareholders to approve the Proposal so that the Company can continue to use the plan to grant compensation awards to attract, retain and reward employees and directors and closely align their interests with those of the Company’s shareholders. Upon the recommendation of the Compensation Committee, the Board has, subject to shareholder approval, approved the amendment and restatement of the Plan as described in this Proposal 4 and directed that it be submitted to the Company’s shareholders for approval.

Summary of the Plan (as proposed to be amended)

The following (together with the description of proposed amendments set forth above) summarizes the material terms of the Omnibus Plan as proposed to be amended. This summary is qualified in its entirety by reference to the Omnibus Plan as proposed to be amended, a copy of which is attached as Appendix B to this Proxy Statement. If Proposal 4 is not approved, the Omnibus Plan will remain in effect in its current form and with the number of shares currently authorized and the current Plan term.

Purpose
The purpose of the Plan is to enhance the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests and efforts with those of the Company’s shareholders.

Eligibility

All employees, non-employee directors and consultants of Danaher and its subsidiaries are eligible to participate in the Plan. As of December 31, 2025, Danaher had approximately 60,000 employees and ten non-employee directors.

Administration

The Compensation Committee of the Board of Directors of Danaher (also referred to as the "Administrator") administers the Omnibus Plan.

Awards

The following awards may be granted under the Omnibus Plan:

Stock Options: A stock option represents the right to purchase shares of Common Stock at a specified price. Options granted under the Plan are “nonqualified stock options”, not intended to qualify as incentive stock options within the meaning of the Code. Except in limited circumstances that are described in the Plan, the exercise price of each option may not be less than 100% of the fair market value of a share of Common Stock on the grant date.

Stock Appreciation Rights ("SARs"): An SAR represents the right to receive a payment, in cash, shares of Common Stock or both equal to the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over the SAR’s exercise price, if any.

Restricted Stock: A restricted stock grant is a direct grant of Common Stock that is subject to restrictions and vesting conditions, including time-based and/or performance-based vesting conditions.

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RSUs: An RSU entitles the recipient to receive shares of Common Stock after satisfaction of applicable restrictions and vesting conditions (including time-based and/or performance-based vesting conditions). No shares of Common Stock are actually issued to the recipient on the grant date in respect of RSUs.

PSUs: A PSU is an RSU that is subject to performance-based criteria and/or vesting conditions ("performance objectives").

Other Stock-Based Awards: The Compensation Committee may grant other stock-based awards under such terms as it determines, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.

Cash-Based Awards: The Compensation Committee may grant cash-based awards under such terms as it determines, which may be expressed in dollars or may be based on a formula that is consistent with the provisions of the Plan.

Award Limits

155,443,592 shares of Common Stock have been authorized for issuance under the Omnibus Plan (the “Maximum Share Limit”). Under the terms of the plan, (1) each share of Common Stock subject to a full value award and granted before February 28, 2017 counts against the Maximum Share Limit as one share of Common Stock, (2) each share of Common Stock subject to a full value award and granted after February 28, 2017 counts against the Maximum Share Limit as 3.56 shares of Common Stock, and (3) if after February 28, 2017 any full value award expires, is canceled, forfeited, cash-settled, exchanged or assumed by a third party or terminates for any other reason, in each case without a distribution of shares of Common Stock to the participant, each share of Common Stock available under that award is added back to the pool of shares available for grant as 3.56 shares of Common Stock.

The Plan caps the number of shares of Common Stock that may be awarded to any individual in any calendar year under options or SARs at 1,000,000 and under any other stock-based award at 500,000, provided that this cap is doubled in the initial year of hire. Cash-based awards under the Plan are subject to an annual limit of $10 million (which amount is doubled in the initial year of hire) per employee participant. The Plan also caps the annual cash and equity compensation (based on grant date fair value) that may be awarded to any individual, non-management director at $800,000 ($1,300,000 for any non-management Board chair or vice chair (or similar role)).

Adjustments

Subject to any required action by the Company (which it will promptly take) or its shareholders, and subject to the provisions of applicable corporate law, if the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in the Common Stock occurs without the Company’s receiving consideration, the Administrator will make an equitable adjustment in its sole discretion to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Plan to: (a) the number and kind of shares of Common Stock, other securities or property underlying, or the amount of cash subject to, each outstanding award; (b) the exercise price or purchase price of any outstanding award and applicable performance conditions relating to any outstanding award; (c) the Maximum Share Limit; and (d) the annual per-participant award limitation.

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator will make an equitable adjustment in its sole discretion to the items set forth in any of subsections (a) – (d) in the preceding paragraph in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Performance Rules

The Administrator has the authority to establish and administer performance objectives with respect to such awards as it considers appropriate. Notwithstanding satisfaction of applicable performance objectives, the number of shares of Common Stock, the amount of cash or the other benefits received under an award that are otherwise earned upon satisfaction of such performance objectives may be reduced by the Administrator in its sole discretion.

Prohibition on Share Recycling

The following shares of Common Stock do not again become available for awards or increase the number of shares available for grant under the Plan: shares of Common Stock (1) tendered by the participant or withheld by the Company in payment of the purchase price of an option or SAR, (2) tendered by the participant or withheld by the Company to satisfy any tax withholding obligation under the plan, (3) repurchased by the Company with proceeds received from the exercise of an option, or (4) subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.

Minimum Vesting Requirement

All equity awards granted following the date of the Company’s 2017 annual meeting are subject to a minimum one-year vesting or performance requirement, except that (1) up to five percent (5%) of the Maximum Share Limit may be issued without regard to this minimum vesting period, (2) this minimum vesting period does not apply in the event of death, disability, retirement or other terminations of employment or service, and (3) the Administrator may waive the minimum vesting requirement in the event of a substantial corporate change.

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Retirement and Other Terminations of Employment

Subject to certain terms and conditions set forth in the Omnibus Plan or the applicable award agreement (including the overall term of the award), in general:

•upon retiring after reaching age 65, (1) a participant’s unvested options held for at least six months prior to retirement continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date (or the tenth anniversary with respect to grants made on or after January 1, 2022), (2) any RSUs that are unvested as of the retirement date (and, for grants on or after January 1, 2022, held for at least six months prior to retirement) continue to vest according to their terms, and (3) for PSUs held for at least six months prior to retirement, the participant receives the shares actually earned based on the Company’s performance over the performance period; and
•upon retiring after reaching age 55 and completing ten years of service with Danaher:
◦with respect to grants prior to January 1, 2022, (1) a pro rata portion of the participant’s unvested options held for at least six months prior to retirement continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date, (2) a pro rata portion of any RSUs that are unvested as of the retirement date continue to vest according to their terms, and (3) with respect to PSUs as to which the performance period is not yet satisfied, the participant receives a prorated portion of the shares actually earned based on the Company’s performance over the performance period.
◦with respect to grants on or after January 1, 2022 and held for at least six months prior to retirement, (1) the participant’s unvested options continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date, (2) any RSUs that are unvested as of the retirement date continue to vest according to their terms, and (3) with respect to PSUs as to which the performance period is not yet satisfied, the participant receives the shares actually earned based on the Company’s performance over the performance period.

Upon terminations of employment other than retirement (as defined under the Omnibus Plan), unless the Administrator determines otherwise any options or SARs that are vested as of a participant’s termination of employment (including any options or SARs the vesting of which accelerates as a result of the participant’s death or disability) will remain exercisable until the earlier of the expiration of the award’s term or (1) 12 months after termination, if the termination results from the participant’s death or disability, (2) in the Administrator’s discretion, at the time of termination if the participant’s employment is terminated for gross misconduct, or (3) 90 days following the termination date, in all other non-retirement situations. If an award survives for any period of time following termination of employment, it will nonetheless terminate as of the date that the participant violates any post-employment covenant between Danaher and the participant. In addition, upon termination of a participant’s employment or service due to death or disability, generally (1) all of the participant’s unvested stock options and RSUs become fully vested, and (2) with respect to PSUs as to which the death or termination for disability occurs prior to conclusion of the performance period, the participant (or participant’s estate as applicable) receives the target number of shares (and related dividend equivalent rights) underlying the PSUs.

Substantial Corporate Change

Upon a Substantial Corporate Change (which is defined in the Omnibus Plan and includes a change-of-control of Danaher as defined therein), the Administrator has sole discretion with respect to the treatment of outstanding awards. The Administrator may provide for the assumption and continuation of, or substitution for, outstanding awards by a successor entity or may provide that the forfeitable portions of outstanding awards terminate. In the latter case, the Administrator may provide that participants may exercise any unexercised awards prior to termination, may provide for payments to participants in relation to the terminating awards, or may provide for neither of the above. The Company expects that, if a Substantial Corporate Change were to occur, it would disclose the rationale for the Administrator's decision regarding the treatment of equity awards.

Clawback Terms

All awards granted under the Omnibus Plan are subject to the Company’s clawback policies in the form or forms approved by the Administrator from time to time, if and to the extent such policies apply according to their terms, as well as any clawback terms required by applicable law.

Amendments

The Board may amend, suspend, or terminate the Omnibus Plan at any time, without the consent of the participants or their beneficiaries; provided that no amendment may have a material adverse effect on any participant or beneficiary with respect to any previously declared award unless the participant’s or beneficiary’s consent is obtained. Except as required by law or in the event of a Substantial Corporate Change, the Administrator may not, without the participant’s or beneficiary’s consent, modify the terms and conditions of an award so as to have a material adverse effect on the participant or beneficiary. The Board may unilaterally modify the Omnibus Plan and any awards made under the plan to ensure awards to U.S. taxpayers qualify for exemption from or comply with Internal Revenue Code Section 409A.

Term of Plan

If this Proposal is approved, the term of the Plan will be extended until May 5, 2036.

Provisions for Foreign Nationals

The Compensation Committee may from time to time modify awards granted to participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

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New Plan Benefits

Grants that will be made under the Omnibus Plan as proposed to be amended are not currently determinable. Since the date the Omnibus Plan was adopted through December 31, 2025, Danaher granted the following number of options, RSUs and PSUs to the individuals and groups listed below: Mr. Blair, 919,887 options, 103,774 RSUs and 252,473 PSUs; Mr. McGrew, 445,427 options, 66,641 RSUs and 86,424 PSUs; Mr. Riley, 250,140 options, 48,189 RSUs and 28,843 PSUs; Ms. Sawyer Montgomery, 147,841 options, 40,811 RSUs and 14,746 PSUs; Mr. Gutierrez-Ramos, 106,927 options, 12,807 RSUs and 25,199 PSUs; Mr. Dewan, 4,836 options and 1,807 RSUs; Ms. Filler, 102,063 options and 15,096 RSUs; Mr. Lamanna, 1,768 options and 679 RSUs; Ms. List, 37,135 options and 13,130 RSUs; Mr. Sanders, 6,316 options and 2,282 RSUs; Mr. Schwieters, 125,879 options and 15,096 RSUs; Mr. Spoon, 185,419 options and 15,096 RSUs; Professor Stevens, 17,572 options and 5,802 RSUs; Dr. Zerhouni, 54,431 options and 15,096 RSUs; all current executive officers as a group, 2,479,822 options, 385,734 RSUs and 519,431 PSUs; all current directors who are not executive officers as a group, 544,728 options and 87,386 RSUs; all associates of any such directors, executive officers or nominees, none; and all other employees as a group, 14,037,235 options, 5,463,055 RSUs and 153,895 PSUs. On February 27, 2026, the closing price of a share of Danaher Common Stock on the NYSE was $210.64.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences of certain transactions under the Plan based on U.S.
federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws. This summary may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below.

In general, (i) no income will be recognized by an optionee at the time a nonqualified stock option is granted, (ii) at the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

A recipient of a restricted stock award generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid for the shares by the recipient, at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who properly elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares to the recipient will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

Generally, no income will be recognized by a participant at the time a restricted stock unit or other stock unit award is granted. Subject to the specific terms of the award, when the award is paid to the participant, the participant normally will be required to include as taxable ordinary income in the year of payment an amount equal to the amount of any cash and the fair market value of any non-restricted shares of Common Stock actually or constructively received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be required to satisfy applicable tax withholding and reporting requirements and will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment"
within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation under Section 162(m) of the Code and (ii) any applicable reporting obligations are satisfied.

Section 409A of the Code is applicable to certain types of awards that may be granted under the Plan. Section 409A of the Internal Revenue Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, "deferred compensation" is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is "vested" on the date that the participant's right to receive the amount is no longer conditioned on the participant's performance of services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation. Awards subject to Section 409A of the Code and that fail to satisfy its requirements will be subject to immediate taxation, an interest penalty and an additional 20% tax on the award. To the extent applicable, it is intended that the Plan and any grants made under the Plan comply with the provisions of Section 409A of the Code. The Company intends to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A of the Code, and to adopt such amendments (including retroactive amendments) to the Plan and any grants made thereunder as may be required in order to comply with Section 409A of the Code.

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Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2025.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(c)
Equity compensation plans approved by security holders(3)	17,042,269	(4)	$177.52	44,525,630	(5)
Equity compensation plans not approved by security holders(6)	94,119		$0.00	2,122,881
TOTAL	17,136,388		$177.52	46,648,511
(1)    Table does not include 3,974 shares of Danaher Common Stock issuable pursuant to outstanding restricted stock units granted under the Pall Plan, which Danaher assumed in connection with the acquisition of Pall Corporation in 2015. No further awards may be granted under the Pall Plan.
(2)    The PSUs and RSUs that have been issued under our equity compensation plans (and under the Pall Plan) do not require a payment by the recipient to us at the time of vesting. The phantom shares of Danaher Common Stock under the Non-Employee Directors’ Deferred Compensation Plan and the ECP (which are sub-plans under the Omnibus Plan) and the DCP at distribution are converted into shares of Danaher Common Stock and distributed to the participant at no additional cost. Under the EDIP, if a participant receives their distribution in shares of Danaher Common Stock, the participant’s balance is converted into shares of Danaher Common Stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.
(3)    Consists of the Omnibus Plan (including the Non-Employee Directors’ Deferred Compensation Plan and the ECP) and the EDIP. With respect to PSUs that are outstanding under the Omnibus Plan, if the related performance criteria have not been certified as of the date of the table, this row reflects the maximum number of shares issuable pursuant to these awards; and if the performance criteria have been certified as of the date of the table, this row reflects the earned number of shares issuable pursuant to such awards.
(4)    Consists of 16,362,027 shares attributable to the Omnibus Plan and 680,242 shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive their distribution in cash, shares of Danaher Common Stock or a combination of cash and shares of Danaher Common Stock (except that any portion of a participant’s account that is subject to the Danaher Common Stock earnings rate must be distributed in shares of Danaher Common Stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2025 would be distributed in Danaher Common Stock.
(5)    Consists of 42,256,188 shares available for future issuance under the Omnibus Plan and 2,269,442 shares available for future issuance under the EDIP. See “Summary of Employment Agreements and Plans” for a description of the types of awards issuable under the Omnibus Plan.
(6)    Consists of the DCP; for a summary of the DCP, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program.” Under the terms of the DCP, any portion of a participant’s account that is subject to the Danaher Common Stock earnings rate must be distributed in shares of Danaher Common Stock (all other balances are distributed in cash).

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE COMPANY'S OMNIBUS INCENTIVE PLAN, AS DESCRIBED ABOVE.

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General Information About the Annual Meeting

Purpose of the Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation, of proxies for use at the 2026 Annual Meeting of Shareholders and at any and all postponements or adjournments thereof.

Who Can Vote

You are entitled to vote at the Annual Meeting if you owned any shares of Danaher Common Stock at the close of business on March 6, 2026, which is referred to as the “record date.” A list of registered shareholders entitled to vote at the meeting will be available at Danaher’s offices, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701 during the ten days prior to the meeting.

Proxy Materials are Available on the Internet

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 25, 2026, we mailed a Notice of Internet Availability to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Quorum for the Meeting

Under the Company’s Bylaws, we can conduct business at the Annual Meeting only if the holders of a majority of the issued and outstanding shares of Danaher Common Stock entitled to vote at the Annual Meeting as of the record date are present either in person or by proxy. The presence of at least that number of shares constitutes a “quorum.” Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. As of the record date, 707,699,419 shares of Danaher Common Stock were outstanding, excluding shares held by or for the account of Danaher.

Instructions for the Virtual Annual Meeting

The 2026 Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast.

You are entitled to participate in the virtual meeting if you were a shareholder of record as of the close of business on March 6, 2026 or if you hold a valid proxy for the Annual Meeting.

To attend the virtual meeting, visit www.virtualshareholdermeeting.com/DHR2026 and enter the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. The meeting will start at 3:00 p.m., Eastern Time, on May 5, 2026. We encourage you to access the meeting prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access will be available starting at 2:45 p.m., Eastern Time, on May 5, 2026.

While we strongly encourage you to vote your shares prior to the meeting, shareholders may also vote during the meeting. Once logged in, you will be able to vote your shares by clicking the “Vote Here!” button.

Shareholders may submit written questions once logged into the virtual platform. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/DHR2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions submitted pertinent to the business of the Annual Meeting will be answered following conclusion of the business items on the agenda for the Annual Meeting, subject to time constraints and the Meeting Rules and Procedures that will be posted to the virtual meeting platform on the day of the meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the technical support number that will be posted on the virtual shareholder meeting login page.

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How to Vote

Shares Owned Directly

If you own shares directly in your name…

If your shares are registered directly in your name with our transfer agent, you are considered the registered holder of those shares. As the registered shareholder, you may vote in several different ways:

•Vote on the Internet. You can vote online at: www.proxyvote.com.
•Vote by Telephone. In the United States or Canada, you can vote by telephone by calling the number included in the printed proxy materials, if you received printed proxy materials. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m. Eastern Time on May 4, 2026 (except for participants in the Savings Plan, who must submit voting instructions earlier, as described below). To authenticate your Internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card.
•Vote by Mail. You can mail the proxy card enclosed with your printed proxy materials, if you received printed proxy materials. Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or in an envelope addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

Shares Held in Danaher Savings Plan

If you hold shares in the Danaher Savings Plan…

You can direct Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plan, to vote your proportionate interest in the shares of Common Stock held under the Savings Plan by returning a voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. Because Fidelity is designated to vote on your behalf, you will not be able to vote your shares held in the Savings Plan at the meeting. If Fidelity does not receive voting instructions from you by 11:59 p.m. Eastern time on April 30, 2026, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Shares Owned in Street Name

If you own your shares through an account with a bank, broker, trustee or other intermediary, sometimes referred to as owning in “street name”…

Your intermediary will provide instructions on how to access proxy materials electronically, or send you printed copies of the proxy materials if you so elect. You are entitled to direct the intermediary how to vote your shares by following the voting instructions it provides to you.

Voting at the Meeting

If you attend the Annual Meeting as a shareholder of record or as the holder of a valid proxy for the Annual Meeting, you may cast your vote at the meeting by following the instructions described above under “— Instructions for the Virtual Annual Meeting.”

Revoking a Proxy or Voting Instructions

If you hold shares of Common Stock registered in your name, you may revoke your proxy:

•by filing a written notice of revocation with the Secretary of Danaher;
•if you submitted your proxy by telephone or via the Internet, by accessing those voting methods and following the instructions given for revoking a proxy;
•if you submitted a signed proxy card, by submitting a new proxy card with a later date (which will override your earlier proxy card); or
•by voting at the Annual Meeting.

If you hold your shares in “street name,” you must follow the directions provided by your bank, broker, trustee or other intermediary for revoking or modifying your voting instructions.

Voting Procedures

Each outstanding share of Danaher Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. Your shares will be voted in accordance with your instructions. The Board has selected Steven M. Rales, Mitchell P. Rales and James F. O’Reilly, or any of them, to act as proxies with full power of substitution. All votes will be counted by the inspector of election appointed for the meeting.

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In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or online, the proxy holders will have, and intend to exercise, discretion to vote your shares (other than shares held in the Savings Plan) in accordance with their best judgment on any matters not identified in this Proxy Statement that are properly brought to a vote at the Annual Meeting. As of the date of this Proxy Statement, we do not know of any such additional matters.

If your shares are registered in your name and you sign and return a proxy card or vote by telephone or online but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through an account with a bank, broker, trustee or other intermediary and do not give voting instructions on a matter, we expect that under the rules of the NYSE the bank, broker, trustee or other intermediary will be permitted to vote in its discretion only on Proposal 2 and will not be permitted to vote on any of the other Proposals, resulting in a so-called “broker non-vote.” The impact of abstentions and broker non-votes on the overall vote is shown in the following table. Broker non-votes will not affect the attainment of a quorum since the bank, broker, trustee or other intermediary has discretion to vote on Proposal 2 and these votes will be counted toward establishing a quorum.

Votes Required and Effect of Abstentions and Broker Non-Votes

Matter	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
PROPOSAL 1 – Election of directors (page 11)	Votes cast FOR a nominee must exceed number of votes cast AGAINST that nominee.	Not counted as votes cast; no impact on outcome.	Not counted as votes cast; no impact on outcome.
PROPOSAL 2 – Ratification of the appointment of the independent registered public accounting firm (page 35)	Approval by a majority of shares of Danaher Common Stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not applicable.
PROPOSAL 3 – Advisory vote to approve named executive officer compensation (page 67)	Approval by a majority of shares of Danaher Common Stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not counted as shares of Danaher Common stock represented in person or by proxy and entitled to vote on the proposal; no impact on outcome.
PROPOSAL 4 – Approval of the Company's Amended and Restated Omnibus Incentive Plan (page 68)	Approval by a majority of shares of Danaher Common Stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not counted as shares of Danaher Common stock represented in person or by proxy and entitled to vote on the proposal; no impact on outcome.

Information About Proxy Solicitation

The proxies being solicited hereby are being solicited by Danaher’s Board. Employees of Danaher may solicit proxies on behalf of the Board of Directors by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. Danaher will bear the cost of soliciting proxies and will reimburse banks, brokers, trustees and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders. We have retained Broadridge Financial Services, Inc. to aid in distributing proxy materials and the solicitation of proxies. For these services, we expect to pay Broadridge a fee of less than $15,000 and reimburse it for certain out-of-pocket disbursements and expenses.

Eliminating Duplicate Mailings

Danaher has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability will receive instructions on submitting their proxy cards/voting instruction form via the Internet.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our transfer agent, Computershare, at 800-568-3476, or send a written request to Computershare at 150 Royall St, Suite 101, Canton, MA 02021. We will promptly deliver the proxy materials to you upon receipt of your request. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.

If you receive more than one proxy card/voting instruction form, your shares probably are registered in more than one account or you may hold shares both as a registered shareholder and through the Savings Plan. You should vote each proxy card/voting instruction form you receive.

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Other Information

Information Relating to Forward-Looking Statements

Certain statements included in this Proxy Statement are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding strategic plans and plans for growth, innovation and future operations; financial or operating targets or projections; future capital allocation, acquisitions and the integration thereof; plans and strategies relating to corporate governance, succession planning, executive compensation, director compensation and sustainability; goals and targets relating to human capital or other sustainability topics; the goals, objectives and anticipated benefits of our executive compensation and director compensation programs (including Company and individual performance goals and targets); the tax impact of executive or equity compensation; political contributions; the effect of an event of termination or change-of-control; Board oversight of strategy and risk; Company risks and risk mitigation efforts; the expected roles and responsibilities of the Board’s committees; plans with respect to shareholder engagement and alignment, Board recruitment, selection and refreshment; the anticipated benefits to the Company of particular director skills and attributes; anticipated commercial activity; anticipated benefits of certain related person transactions; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth under “Item 1A. Risk Factors” in the accompanying Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements included in this Proxy Statement speak only as of the date of this Proxy Statement. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www.danaher.com, of any of the following: (1) the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting; (2) the method for interested parties to communicate directly with the Board or with individual directors, the Lead Independent Director or the non-management or independent directors as a group; (3) the identity of any member of Danaher’s Audit Committee who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on Danaher’s Audit Committee; and (4) contributions by Danaher to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. We also intend to disclose any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Exchange Act, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer, in the “Investor – Corporate Governance” section of our corporate website, http://www.danaher.com, within four business days following the date of such amendment or waiver.

Information contained on or connected to any of the websites referenced in this Proxy Statement is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission.

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the Lead Independent Director or the non-management or independent directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management or independent directors, as applicable, c/o Corporate Secretary, Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied.

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Annual Report on Form 10-K for 2025

Danaher will provide, without charge, a copy of the Danaher Annual Report on Form 10-K for 2025 filed with the SEC to any shareholder upon request directed to: Investor Relations, Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C., 20037-1701 or by email to: investor.relations@danaher.com.

Shareholder Proposals and Nominations for 2027 Annual Meeting

A shareholder who wishes to include a proposal in Danaher’s proxy statement and form of proxy for the 2027 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to Danaher’s Corporate Secretary at Danaher’s principal executive offices, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701, for receipt no later than November 25, 2026 in order to be considered for inclusion.

In order to be properly brought at the 2027 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement pursuant to Article II, Section 11 of our Bylaws (a “proxy access nomination”) must be received by Danaher’s Corporate Secretary at the above address no earlier than October 26, 2026 and no later than November 25, 2026. If the date of the 2027 Annual Meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be so received not later than the later of the 120th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

Shareholders intending to present a proposal at the 2027 Annual Meeting without having it included in the Company’s proxy statement, or making a nomination of one or more director candidates without having such candidates included in the Company’s proxy statement, must comply with the advance notice requirements set forth in the Company’s Bylaws, including providing the information required by Rule 14a-19. If a shareholder fails to provide timely notice of a proposal to be presented at the 2027 Annual Meeting, the proxies provided to Danaher’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. In order to comply with the advance notice requirements set forth in the Company’s Bylaws, appropriate notice would need to be provided to Danaher’s Secretary at the address noted above no earlier than December 25, 2026 and no later than January 24, 2027. If the date of the 2027 Annual Meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be so received not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever mailing or disclosure first occurs.

BY ORDER OF THE BOARD OF DIRECTORS
JAMES F. O’REILLY
Senior Vice President, Deputy General Counsel and Secretary; Chief Sustainability Officer

Dated: March 25, 2026

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APPENDIX A
Reconciliation of GAAP to Non-GAAP Financial Measures

As described in more detail in the Compensation Discussion and Analysis section of the Company’s 2026 Proxy Statement, the 2025 annual cash incentive awards paid to the Company’s named executive officers were based in part on the Company’s 2025 performance with respect to three metrics: Adjusted EPS, Free Cash Flow Ratio and Core Revenue Growth. Each of these metrics is a non-GAAP financial measure. Set forth below are reconciliations of each of these metrics to the comparable GAAP financial measure, based on the Company’s actual 2025 performance.

RECONCILIATION OF 2025 ADJUSTED EPS

($ in millions, except per-share amounts)	Net Income	Diluted Net Earnings Per Share
2025 Net Income from Continuing Operations (for the Calculation of Diluted Net Earnings Per Common Share) or Diluted Net Earnings Per Common Share from Continuing Operations, as applicable (GAAP)	$3,600	$5.03
Amortization of acquisition-related intangible assets	1,697	2.37
Fair value net losses on investments	248	0.35
Impairments	562	0.78
Resolution of an acquisition-related contingency	(10)	(0.01)
Gain on sale of a facility	(11)	(0.02)
Gain on a product line disposition	(9)	(0.01)
Tax effect of the above adjustments	(480)	(0.67)
Discrete tax adjustments	(14)	(0.02)
2025 Adjusted Net Income or Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, as applicable (non-GAAP) (as disclosed in the Current Report on Form 8-K furnished by the Company on January 28, 2026) (non-GAAP)	5,583	7.80
Additional acquisition-related gains and losses, including related after-tax operating profit and transaction costs.	16	0.02
2025 Adjusted Net Income or Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, as applicable (as calculated in accordance with the Company Payout Percentage formula pursuant to the Company's 2025 executive cash incentive compensation program) (non-GAAP)	$5,599	$7.82

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RECONCILIATION OF 2025 ADJUSTED FREE CASH FLOW TO ADJUSTED NET INCOME RATIO (FREE CASH FLOW RATIO)

($ in millions)
Total cash provided by operating activities from continuing operations (GAAP)	$6,416
Total cash used in investing activities from continuing operations (GAAP)	$(1,196)
Total cash used in financing activities from continuing operations (GAAP)	$(2,961)

Total cash provided by operating activities from continuing operations (GAAP)	$6,416
Purchases of property, plant and equipment	(1,156)
Sales of property, plant and equipment	33
Cash flow impact of Adjustment Items	49
Adjusted Free Cash Flow (non-GAAP)	$5,342

Total cash provided by operating activities from continuing operations (GAAP)	$6,416
Net Earnings from continuing operations (GAAP)	$3,600
Operating cash flow from continuing operations to net earnings from continuing operations conversion ratio	178.2%
Adjusted Free Cash Flow (non-GAAP)	$5,342
Adjusted Net Income (non-GAAP)	$5,599
Adjusted Free Cash Flow to Adjusted Net Income Ratio (non-GAAP)	95.4%

RECONCILIATION OF 2025 CORE REVENUE GROWTH

2025 vs. 2024
Total revenue growth (GAAP)	3.0%
Less the impact of:
Acquisitions and other	—%
Currency exchange rates	(1.0)%
Core revenue growth (non-GAAP)	2.0%

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APPENDIX B
Danaher Corporation Omnibus Incentive Plan as Amended and Restated

1.Purpose of the Plan. Danaher Corporation, a Delaware corporation, wishes to recruit and retain Employees, Consultants and Directors. To further these objectives, the Company established the Danaher Corporation Omnibus Incentive Plan. Under the Plan, the Company may make grants of Options, Stock Appreciation Rights, Restricted Stock Units (including Performance Stock Units), Other Stock-Based Awards and Cash-Based Awards. The Company may also make direct grants of Common Stock in the form of Restricted Stock Grants to Participants as a bonus or other incentive or grant such stock in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans.
2.Definitions. As used herein, the following definitions shall apply:
“Administrator” means the Compensation Committee of the Board, unless the Board specifies another committee or the Board acts in such capacity.
“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (including Performance Stock Units), Dividend Equivalents, Other Stock-Based Awards, or Cash-Based Awards (each as defined below).
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award denominated in cash and granted under Section 10(b) of the Plan.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the regulations issued with respect thereof.
“Committee” means the Compensation Committee of the Board.
“Common Stock” means the common stock of the Company.
“Company” means Danaher Corporation, a Delaware corporation, and any successor thereto.
“Consultant” means any person engaged as a consultant or advisor of the Company or an Eligible Subsidiary for whom a Form S-8 Registration Statement is available for the issuance of securities.
“Date of Grant” means the date as of which the Administrator grants an Award to a person (which to the extent specified by the Administrator on or before the Award approval date may be a date later than the date on which the Administrator approves the Award).
“Disability” means, unless otherwise provided in the applicable Award agreement approved by the Administrator, a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.
“Early Retirement” means, unless otherwise provided in the applicable Award agreement approved by the Administrator, (1) with respect to an Employee, the Employee ceases to be an Employee (except, in the Administrator’s sole discretion, for termination by reason of the Employee’s Gross Misconduct as determined by the Administrator) at or after reaching age fifty-five (55) and completing ten (10) Years of Service, and (2) with respect to a Director, the Director ceases to be a Director (except for termination by reason of the Director’s Gross Misconduct, as determined by the Administrator) at or after reaching age fifty-five (55) and completing ten (10) Years of Service.
“Eligible Director” (or “Director”) means a non-employee director of the Company or one of its Eligible Subsidiaries.
“Eligible Subsidiary” means each of the Company’s Subsidiaries, except as the Administrator otherwise specifies.
“Employee” means any person employed as an employee of the Company or an Eligible Subsidiary and designated as such on the payroll records thereof. An Employee shall not include any individual during any period that he or she is classified or treated by the Company or any Eligible Subsidiary as an independent contractor, a consultant, or an employee of an employment, consulting or temporary agency, and shall be determined without regard to whether such individual is subsequently determined to have been, or is subsequently reclassified as, a common-law employee of the Company or any Eligible Subsidiary during such period.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exercise Price” means, in the case of an Option, the value of the consideration that an Optionee must provide in exchange for one share of Common Stock. In the case of a SAR, “Exercise Price” means an amount which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.
“Fair Market Value” means, as of any date, the fair market value of a share of Common Stock for purposes of the Plan which will be determined as follows:
(i)     If the Common Stock is traded on the New York Stock Exchange or other national securities exchange, the closing sale price on that date or, if the given date is not a trading day, the closing sale price for the immediately preceding trading day; or
(ii)    If the Common Stock is not traded on the New York Stock Exchange or other national securities exchange, the Fair Market Value thereof shall be determined in good faith by the Administrator and in compliance with Code Section 409A.

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“Gross Misconduct” means, unless otherwise provided in the applicable Award agreement approved by the Administrator, the Participant has:
(i)    committed fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company or any Subsidiary thereof, or any other action in willful disregard of the interests of the Company or any Subsidiary thereof;
(ii)    been convicted of, or pled guilty or no contest to, (i) a felony, (ii) any misdemeanor (other than a traffic violation) with respect to his/her employment, or (iii) any other crime or activity that would impair his/her ability to perform his/her duties or impair the business reputation of the Company or any Subsidiary;
(iii)    refused or willfully failed to adequately perform any duties assigned to him/her; or
(iv)    refused or willfully failed to comply with standards, policies or procedures of the Company or any Subsidiary thereof, including without limitation the Company’s Code of Conduct as amended from time to time.
“Incentive Stock Option” or “ISO” means a stock option intended to qualify as an incentive stock option within the meaning of Code Section 422.
“Normal Retirement” means, unless otherwise provided in the applicable Award agreement approved by the Administrator, (1) with respect to an Employee, the Employee ceases to be an Employee (except, in the Administrator’s sole discretion, for termination by reason of the Employee’s Gross Misconduct as determined by the Administrator) at or after reaching age sixty-five (65), and (2) with respect to a Director, the Director ceases to be a Director (except for termination by reason of the Director’s Gross Misconduct, as determined by the Administrator) at or after reaching age sixty-five (65).
“Option” means a stock option granted pursuant to the Plan that is not an ISO, entitling the Optionee to purchase shares of Common Stock at a specified price.
“Optionee” means an Employee, Consultant, or Director who has been granted an Option under this Plan or, where appropriate, a person authorized to exercise an Option in place of the intended original Optionee.
“Other Stock-Based Awards” are Awards (other than Options, SARs, RSUs (including Performance Stock Units), Restricted Stock Grants and Cash-Based Awards) that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.
“Participant” means Optionees and Recipients, collectively. The term “Participant” also includes, where appropriate, a person authorized to exercise an Option or hold or receive another Award in place of the intended original Optionee or Recipient.
“Performance Stock Unit” or “PSU” means a Restricted Stock Unit that is subject to Performance Objectives.
“Performance Objectives” means one or more performance factors as determined by the Administrator with respect to each Performance Period as provided in Section 14 of the Plan.
“Performance Period” means the period over which Performance Objectives are to be determined or measured. A Performance Period may coincide with one or more complete or partial calendar or fiscal years of the Company. Unless otherwise designated by the Administrator, the Performance Period will be based on the calendar year.
“Plan” means this Omnibus Incentive Plan, as amended from time to time.
“Recipient” means an Employee, Consultant, or Director who has been granted an Award other than an Option under this Plan or, where appropriate, a person authorized to hold or receive such an Award in place of the intended original Recipient.
“Restricted Stock Grant” means a direct grant of Common Stock, as awarded under Section 8 of the Plan.
“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an unfunded right to receive (if conditions are met) one share of Common Stock, as awarded under Section 9 of the Plan.
“Retirement” means both Early Retirement and Normal Retirement, as defined herein.
“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Stock Appreciation Right” or “SAR” means any right granted under Section 7 of the Plan.
“Subsidiary” means any corporation, limited liability company, partnership or other entity (other than the Company) in an unbroken chain of ownership beginning with the Company if, at the applicable time, each of such entities (other than the last entity in the unbroken chain) owns stock or other equity possessing twenty percent (20%) or more of the total combined voting power of all classes of stock or equity in one of the other entities in such chain.
“Tranche” means, with respect to any Award, all portions of the Award as to which the time-based vesting criteria are scheduled to be satisfied on the same date.
“Years of Service” means, with respect to all Awards outstanding as of January 1, 2022 and all Awards granted subsequent to such date, in the case of any Employee, consecutive (i.e., uninterrupted by a termination of employment) years in which a Participant serves as an Employee (whether prior to, on or after January 1, 2022). In addition, with respect to a Participant who became or becomes an Employee because such Participant was (per applicable payroll records) employed by an entity that became or becomes a Subsidiary, whether prior to, on or after January 1, 2022 (an “Acquired Subsidiary”), “Years of Service” shall also include consecutive service as an employee of such Acquired Subsidiary that continued through the date such entity became or becomes an Acquired Subsidiary; provided that notwithstanding the foregoing and solely with respect to Awards granted on or after January 1, 2019, the Administrator may in its sole discretion provide (either initially or subsequent to the grant of the relevant Award) that this sentence does not apply to specified Awards granted to such Participant during the first year following the date as of which such entity became or becomes an Acquired Subsidiary. In the case of a Director, “Years of Service” means consecutive years in which the Participant serves as a Director (whether prior to, on or after January 1, 2022). With respect to all Awards that were no longer outstanding as of January 1, 2022, “Years of Service” means, in the case of any Employee, consecutive (i.e., uninterrupted by a termination of employment) years in which a Participant serves as an Employee; provided that for the avoidance of doubt, with respect to service as an Employee of a Subsidiary, only employment with an entity

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at such times as such entity is a Subsidiary will count toward Years of Service; and in the case of a Director, “Years of Service” means consecutive years in which the Participant serves as a Director.
3.Eligibility. All Employees, Consultants, and Directors are eligible for Awards under this Plan. Eligible Employees, Consultants, and Directors become Optionees or Recipients when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan.
4.Administration of the Plan.
(a)The Administrator. The Administrator of the Plan is the Compensation Committee of the Board, unless the Board specifies another committee. The Board may also act under the Plan as though it were the Administrator. The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions to Employees (other than the power to grant awards to Directors or Section 16 Persons), to the extent permitted under applicable Delaware corporate law.
(b)Rule 16b-3 Compliance. Awards to Section 16 Persons shall be made only by a committee of the Board (or a subcommittee of any such committee) consisting solely of two or more non-employee Directors in accordance with Rule 16b-3 under the Exchange Act.
(c)Powers of the Administrator. The Administrator’s powers will include, but not be limited to, the power to: construe and interpret the terms of the Plan and Awards granted pursuant to the Plan (including the power to remedy any ambiguity, inconsistency, or omission); amend, waive, or extend any provision or limitation of any Award (except as expressly limited by the terms of the Plan), which shall include without limitation the power to accelerate or waive any vesting condition; in order to fulfill the purposes of the Plan and without amending the Plan, to vary the terms of or modify Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs; and to adopt such procedures as are necessary or appropriate to carry out the foregoing.
(d)Granting of Awards. Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the Optionees and the Recipients of other Awards and will determine either initially or subsequent to the grant of the relevant Award:
(i)the terms of such Awards;
(ii)the schedule for exercisability and nonforfeitability, including any requirements that the Participant or the Company satisfy Performance Objectives, and the acceleration or waiver of the exercisability or nonforfeitability of the Awards (for the avoidance of doubt, the Administrator shall have discretion to accelerate or waive vesting in respect of all or a portion of any Performance Objectives);
(iii)the time and conditions for expiration of the Awards; and
(iv)the form of payment due upon exercise or grant of Awards.
Notwithstanding anything to the contrary in this Plan, to the extent it will not cause imposition of a tax under Code Section 409A, if a Participant changes classification from a full-time employee to a part-time employee, the Administrator may in its sole discretion (1) reduce or eliminate a Participant’s unvested Award or Awards, and/or (2) extend any vesting schedule to one or more dates within the period of the original term of the Award.
(e)Substitutions. The Administrator may also grant Awards in conversion or replacement of or substitution for options or other equity awards or interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company’s acquiring or merging with the individual’s employer. If necessary to conform the Awards to the awards or interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires. Notwithstanding anything in the foregoing to the contrary, any Award to any Participant who is a U.S. taxpayer will be adjusted appropriately pursuant to Code Section 409A.
(f)Repricing Prohibition. Other than as provided under Section 15 below and except in connection with a Substantial Corporate Change (as defined in Section 16(a) below), merger, acquisition, spinoff, or other similar corporate transaction, the Administrator may not (1) reduce the Exercise Price of any outstanding Option or SAR, (2) cancel an outstanding Option or SAR in exchange for an Option or SAR with an Exercise Price that is less than the Exercise Price of the original Option or SAR, or (3) cancel an outstanding Option or SAR in exchange for cash or another Award at any time that the Fair Market Value of the Common Stock underlying the Option or SAR is less than the Exercise Price of such Option or SAR, unless in each case the Company’s shareholders have approved such action.
(g)Effect of Administrator’s Decision. The Administrator’s determinations under the Plan need not be uniform and need not consider whether actual or potential Participants are similarly situated. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award and all other persons or entities.
(h)Time Limit for Participant Claims. Any claim under the Plan or any Award must be commenced by a Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.
5.Stock Subject to the Plan.
(a)Share Limits; Shares Available. Except as adjusted below in the event of a Substantial Corporate Change or as provided under Section 15 below, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 155,443,592 shares (the “Maximum Share Limit”). The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. Each share of Common Stock subject to an Option or SAR counts against the Maximum Share Limit as one share of Common Stock; each share of Common Stock subject to any Award other than an Option or SAR that is granted on or prior to February 28, 2017 counts against the Maximum Share Limit as one share of Common Stock; and each share of Common Stock subject to any Award other than an Option or SAR that is granted after February 28, 2017 counts against the Maximum Share Limit as 3.56 shares of Common Stock. If after February 28, 2017 any Award expires, is canceled, forfeited, cash-settled, exchanged or assumed by a third party or terminates for any other reason, in each case without a distribution of shares of Common Stock to the Participant, each share of

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Common Stock available under that Award is added back to the Maximum Share Limit as: one share of Common Stock if such share of Common Stock was subject to an Option or SAR; and 3.56 shares of Common Stock if such share of Common Stock was subject to any Award other than an Option or SAR. Notwithstanding the foregoing, the following shares of Common Stock shall not again become available for Awards or increase the number of shares available for grant under this Section 5(a): (1) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or SAR, (2) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation under this Plan, (3) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an Option, and (4) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise. For the avoidance of doubt, the fungible share counting set forth in this Section 5(a) shall apply solely with respect to determining the counting of shares of Common Stock against the Maximum Share Limit and shall not apply with respect to the counting of shares under the individual share limits set forth in Section 5(b). Shares of Common Stock issued to convert, replace or adjust outstanding options or other equity-compensation awards in connection with a merger or acquisition, as permitted by NYSE Listed Company Manual Section 303A.08 or any successor provision, shall not reduce the number of shares available for issuance under the Plan.
(b)Individual Limitations on Awards. The aggregate number of shares of Common Stock subject to Options or SARs that may be granted under this Plan during any one calendar year to any one Participant shall not exceed 1,000,000; the aggregate number of shares of Common Stock subject to any other type of Award that may be granted under this Plan during any one calendar year to any one Participant shall not exceed 500,000; and the aggregate amount of cash subject to any Cash-Based Award that may be granted under this Plan during any one calendar year to any one Participant (other than Directors, for whom the cash limit set forth in Section 5(f) shall apply) shall not exceed ten million dollars ($10,000,000). Each of the foregoing separate limitations shall be subject to adjustment under Section 15, and each of the foregoing separate limits for any one Participant shall be doubled in the initial year of hire. If any Award is canceled, the canceled Award shall continue to count against the maximum number of shares of Common Stock or the maximum amount of cash, as applicable, with respect to which an Award may be granted in any one calendar year pursuant to the foregoing limitations.
(c)Minimum Vesting Conditions. Notwithstanding anything to the contrary in this Plan, all Awards approved under the Plan after May 9, 2017 (other than Cash-Based Awards) are subject to a vesting period or performance period, as applicable, of at least one year following the Date of Grant; provided, however, that (1) up to five percent (5%) of the Maximum Share Limit under this Plan may be issued without regard to the foregoing minimum vesting period, (2) the foregoing minimum vesting period shall not apply in the event of death, Disability, Retirement or other terminations of employment or service, and (3) the Administrator may waive the restrictions set forth in this sentence in its sole discretion in the event of a Substantial Corporate Change.
(d)Stockholder Rights. Except for Restricted Stock Grants and except as the Administrator otherwise specifies (including without limitation in the terms of any Award agreement approved by the Administrator), the Participant will have no rights of a stockholder with respect to the shares of Common Stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or, as applicable, the grant or nonforfeitability, of an Award. Except as the Administrator otherwise specifies (including without limitation in the terms of any Award agreement approved by the Administrator) or as contemplated under Section 15 below, no adjustment will be made for a dividend or other right for which the record date precedes the date of exercise or nonforfeitability, as applicable.
(e)Fractional Shares. The Company will not issue fractional shares of Common Stock pursuant to the exercise or vesting of an Award. Any fractional share will be rounded up and issued to the Participant in a whole share; provided that to the extent rounding a fractional share up would result in the imposition of either (i) individual tax and penalty interest charges imposed under Code Section 409A or (ii) adverse tax consequences to a Participant located outside of the United States, the fractional share will be rounded down without the payment of any consideration in respect of such fractional share.
(f)Director Limits. The maximum number of shares subject to Awards granted during a single fiscal year to any Director, taken together with such Director’s cash fees with respect to the fiscal year (whether such cash fees are paid currently or deferred under the Non-Employee Directors’ Deferred Compensation Plan or otherwise), shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The foregoing limit shall be increased to $1,300,000 for any Director who serves as Chairman or Vice-Chairman (or similar role) of the Board.
(g)Dividends and Dividend Equivalents. The Recipient of an Award other than an Option or SAR may, if so determined by the Administrator, be entitled to receive cash, stock or other property dividends declared on shares of Common Stock, or amounts equivalent thereto (“Dividend Equivalents”), with respect to the number of shares of Common Stock covered by the Award, as determined by the Administrator in its sole discretion and set forth in the applicable Award agreement. The Administrator may provide that any Dividend Equivalents shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested. Any dividends or Dividend Equivalents with respect to any such Award shall be subject to the same restrictions and risks of forfeiture (including any service-based or Performance Objective vesting conditions) as the underlying Award.
6.Terms and Conditions of Options.
(a)General. Options granted to Employees, Consultants, and Directors are not intended to qualify as Incentive Stock Options. Subject to Section 4, the Administrator may set whatever conditions it considers appropriate for the Options, including time-based and/or Performance Objective vesting conditions.
(b)Exercise Price. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, except in the event of an Option substitution as contemplated by Section 4(e) above, or as provided under Section 15 below. The Company may use the consideration it receives from the Optionee for general corporate purposes.
(c)Exercisability. The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise of an Option beyond the tenth anniversary of its Date of Grant. Options will become exercisable

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at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Optionee may exercise any portion of an Option.
(d)Method of Exercise; Method of Payment. To exercise any exercisable portion of an Option, the Optionee must:
(i)Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue and specifying the number of shares of Common Stock underlying the portion of the Option the Optionee is exercising;
(ii)Pay the full Exercise Price by cashier’s or certified check or wire transfer of immediately available funds for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and
(iii)Deliver to the Secretary of the Company (or to whomever the Administrator designates) such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.
Without limiting Section 6(d)(ii) above, the Administrator may agree to payment of the Exercise Price (x) through a reduction in the number of shares of Common Stock issued to an Optionee upon the Optionee’s exercise of an Option with a value, based on their Fair Market Value on the date of exercise, equal to the Optionee’s Exercise Price obligation, (y) through a broker-dealer sale and remittance procedure under which the exercise notice directs that the shares of Common Stock issued upon the exercise be delivered, either in certificate form or in book entry form, to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the shares are delivered to the broker, either in certificate form or in book entry form, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price, or (z) through the tender to the Company of shares of Common Stock valued, for purposes of determining the extent to which the Optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise.
(e)Term. No one may exercise an Option more than ten years after its Date of Grant.
(f)Automatic Exercise of Certain Expiring Options. Notwithstanding any other provision of this Plan or any Award agreement (other than this Section), on the last trading day on which all or a portion of an outstanding Option may be exercised, if as of the close of trading on such day the then Fair Market Value of a share of Common Stock exceeds the per share Exercise Price of the Option by at least $.01 (such expiring portion of an Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Optionee shall be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously been exercised, forfeited or terminated) as of the close of trading in accordance with the provisions of this Section. In the event of an automatic exercise pursuant to this Section, the Company shall reduce the number of shares of Common Stock issued to the Optionee upon such Optionee’s automatic exercise of the Auto-Exercise Eligible Option in an amount necessary to satisfy (1) the Optionee’s Exercise Price obligation for the Auto-Exercise Eligible Option, and (2) up to the maximum amount of tax required to be withheld in the applicable jurisdiction in connection with the automatic exercise (or such other rate that will not cause adverse accounting consequences for the Company) unless the Administrator deems that a different method of satisfying such withholding obligations is practicable and advisable, in each case based on the Fair Market Value of the Common Stock as of the close of trading on the date of exercise. In accordance with procedures established by the Administrator, an Optionee may notify the Company’s record-keeper in writing in advance that he or she does not wish for the Auto-Exercise Eligible Option to be exercised. This Section shall not apply to any Option to the extent that this Section causes the Option to fail to qualify for favorable tax treatment under applicable law. In its discretion, the Company may determine to cease automatically exercising Options at any time.
7.Terms and Conditions of Stock Appreciation Rights.
(a)General. A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Administrator), equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the SAR’s Exercise Price.
(b)Exercise Price. Subject to Section 4, the Administrator will establish in its sole discretion the Exercise Price of a SAR and all other applicable terms and conditions, including time-based and/or Performance Objective vesting conditions. The Exercise Price for the SAR may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, except in the event of a SAR substitution as contemplated by Section 4(e) above, or as provided under Section 15 below.
(c)Exercisability. The Administrator will determine the times and conditions for exercise of each SAR but may not extend the period for exercise of a SAR beyond the tenth anniversary of its Date of Grant. SARs will become exercisable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Participant may exercise any portion of a SAR.
(d)Term. No one may exercise a SAR more than ten years after its Date of Grant.
8.Terms and Conditions of Restricted Stock Grants.
(a)General. A Restricted Stock Grant is a direct grant of Common Stock, subject to restrictions and vesting conditions, including time-based vesting conditions and/or the attainment of Performance Objectives. The Company shall issue the shares to each Recipient of a Restricted Stock Grant either (i) in certificate form or (ii) in book entry form, registered in the name of the Recipient, with legends or notations, as applicable, referring to the terms, conditions, and restrictions applicable to the Award; provided that the Company may require that any stock certificates evidencing Restricted Stock Grants be held in the custody of the Company or its agent until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Grant, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award.
(b)Purchase Price. The Administrator may make any provision to satisfy any Delaware corporate law requirements regarding adequate consideration for Restricted Stock Grants.

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(c)Lapse of Restrictions. The shares of Common Stock underlying such Restricted Stock Grants will become nonforfeitable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such Restricted Stock Grants will lapse. Unless otherwise specified by the Administrator, any Performance Objectives must be satisfied, if at all, on or prior to the tenth anniversary of the Date of Grant.
(d)Rights as a Stockholder. A Recipient who is awarded a Restricted Stock Grant under the Plan shall have the same voting, dividend and other rights as the Company’s other Common Stock holders. After the lapse of the restrictions without forfeiture in respect of the Restricted Stock Grant, the Company shall remove any legends or notations referring to the terms, conditions and restrictions on such shares of Common Stock and, if certificated, deliver to the Participant the certificate or certificates evidencing the number of such shares of Common Stock.
9.Terms and Conditions of Restricted Stock Units.
(a)General. RSUs shall be credited as a bookkeeping entry in the name of the Participant in an account maintained by the Company. No shares of Common Stock are actually issued to the Participant in respect of RSUs on the Date of Grant. Shares of Common Stock shall be issuable to the Participant only upon the lapse of such restrictions and satisfaction of such vesting conditions, including time-based vesting conditions and/or the attainment of Performance Objectives.
(b)Purchase Price. The Administrator may make any provision to satisfy any Delaware corporate law requirements regarding adequate consideration for RSUs.
(c)Lapse of Restrictions. RSUs will vest and the underlying shares of Common Stock will become nonforfeitable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such RSUs will lapse. Unless otherwise specified by the Administrator, any Performance Objectives must be satisfied, if at all, on or prior to the tenth anniversary of the Date of Grant.
(d)Rights as a Stockholder. Except as the Administrator otherwise specifies (including without limitation in the terms of any Award agreement approved by the Administrator), a Recipient who is awarded RSUs under the Plan shall possess no incidents of ownership with respect to the underlying shares of Common Stock.
10.Terms and Conditions of Other Stock-Based Awards and Cash-Based Awards.
(a)The Administrator may grant Other Stock-Based Awards (including awards of unrestricted Common Stock) that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards and all other terms and conditions applicable to such Awards will be determined by the Administrator in its sole discretion.
(b)The Administrator may grant Cash-Based Awards, each of which may be expressed in dollars or may be based on a formula that is consistent with the provisions of the Plan. The terms and conditions applicable to Cash-Based Awards will be determined by the Administrator in its sole discretion.
11.Termination of Employment. Unless the Administrator determines otherwise (either initially or subsequent to the grant of the relevant Award), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s employment, where termination of employment means the time when the active employer-employee or other active service-providing relationship between the Participant and the Company or an Eligible Subsidiary ends for any reason, including Retirement; provided that notwithstanding anything in this Plan to the contrary, unless otherwise determined by the Administrator, this Section 11 shall not apply to Cash-Based Awards and any reference in this Section 11 to an “Award” shall be deemed to be a reference to all Awards other than Cash-Based Awards. For purposes of Awards granted under this Plan, the Administrator shall have sole discretion to determine whether a Participant has ceased to be actively employed by (or, in the case of a Consultant or Director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. For the avoidance of doubt, a Participant’s active employer-employee or other active service-providing relationship shall not be extended by any notice period mandated under local law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to local law), and in the event of a Participant’s termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise any Option or SAR after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under local law. Unless the Administrator provides otherwise (either initially or subsequent to the grant of the relevant Award) (1) termination of employment will include instances in which a common law employee is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of a Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary shall constitute a termination of employment or service.
(a)General. Upon termination of employment for any reason other than death, termination for Disability, Early Retirement or Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration. Except as set forth in subsections (b) – (h) below, the Participant shall have a period of ninety (90) days, commencing with the first date the Participant is no longer actively employed, to exercise the vested portion of any outstanding Options or SARs, subject to the term of the Option or SAR; provided, however, that if the exercise of an Option or SAR following termination of employment (to the extent such post-termination exercise is permitted under this Section 11(a)) is not covered by an effective registration statement on file with the U.S. Securities and Exchange Commission, then the Option or SAR shall terminate upon the later of (1) thirty (30) days after such exercise becomes covered by an effective registration statement, (2) in the event that a sale of shares of Common Stock received upon exercise of an Option or SAR would subject the Participant to liability under Section 16(b) of the Exchange Act, thirty (30) days after the last date on which such sale would result in liability, or (3) the end of the original post-termination exercise period; provided, however, that in no event may an Option or SAR be exercised after the expiration of the term of the Award.
(b)Retirement

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(i)Awards Granted Prior to January 1, 2022. With respect to all Awards granted prior to January 1, 2022, the following terms shall apply:
(1)Normal Retirement. Upon termination of employment by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award: subject to the term of the Award, (1) with respect to all Options held by the Participant for at least six (6) months prior to the Normal Retirement date, unvested Options will continue to vest and, together with any Options that are vested as of the Optionee’s Normal Retirement date, shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Normal Retirement date (or if earlier, the expiration date of the Option), (2) all RSUs (other than PSUs) unvested as of the Normal Retirement date will vest as of the applicable time-based vesting date, but if and only if any Performance Objective applicable to such RSUs is satisfied on or prior to such time-based vesting date, (3) a pro-rata portion of unvested Performance Stock Units held by the Participant as of the Normal Retirement date (i.e. based on the ratio of (x) the number of full or partial months worked by the Participant in the applicable Performance Period prior to the Participant’s Normal Retirement date to (y) the total number of months in the applicable Performance Period) shall continue to vest subject to actual performance to be measured as of the end of the Performance Period, and (4) all unvested portions of any other outstanding Awards (including without limitation Restricted Stock Grants) shall be immediately forfeited without consideration. If the Date of Grant of an Option does not precede the Optionee’s Normal Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 11, as applicable.
(2)Early Retirement. Solely with respect to Awards with a Date of Grant on or after February 23, 2015 but prior to January 1, 2022, upon termination of employment by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award, subject to the term of the Award (1) a pro-rata portion of any Tranche of unvested Options or SARs held by the Participant for at least six (6) months prior to the Early Retirement date (i.e. based on the ratio of (x) the number of full or partial months worked by the Participant from the Date of Grant to the Early Retirement date to (y) the total number of months in the original time-based vesting schedule of the particular Tranche) will continue to vest and, together with any Options and SARs that are vested as of the Participant’s Early Retirement, shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Early Retirement date (or if earlier, the expiration date of the Award), (2) a pro-rata portion of any Tranche of RSUs (other than PSUs) that is unvested as of the Early Retirement date (i.e. based on the ratio of (x) the number of full or partial months worked by the Participant from the Date of Grant to the Early Retirement date to (y) the total number of months in the original time-based vesting schedule of the Tranche) will vest as of the time-based vesting date for such Tranche, but if and only if any Performance Objective applicable to such Tranche is satisfied on or prior to such time-based vesting date, (3) a pro-rata portion of the unvested Performance Stock Units held by the Participant as of the Early Retirement date (i.e. based on the ratio of (x) the number of full or partial months worked by the Participant in the applicable Performance Period prior to the Participant’s Early Retirement date to (y) the total number of months in the applicable Performance Period) shall continue to vest subject to actual performance to be measured as of the end of the Performance Period, and (4) all unvested portions of any other outstanding Awards (including without limitation Restricted Stock Grants) shall be immediately forfeited without consideration. If the Date of Grant of an Option does not precede the Optionee’s Early Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 11, as applicable.
(ii)Awards Granted on or After January 1, 2022. With respect to all Awards granted on or after January 1, 2022, the following terms shall apply:
(1)Normal Retirement. Upon termination of employment by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award: subject to the term of the Award, (1) with respect to all Options or SARs held by the Participant for at least six (6) months prior to the Normal Retirement date, unvested Options will continue to vest and, together with any Options that are vested as of the Optionee’s Normal Retirement date, shall remain outstanding and (once vested) may be exercised until the expiration date of the Option, (2) all unvested RSUs (other than PSUs) held by the Participant for at least six (6) months prior to the Normal Retirement date will continue to vest according to their terms, (3) all unvested Performance Stock Units held by the Participant for at least six (6) months prior to the Normal Retirement date will continue to vest subject to actual performance to be measured as of the end of the Performance Period, and (4) all unvested portions of any other outstanding Awards (including without limitation Restricted Stock Grants) shall be immediately forfeited without consideration. If the Date of Grant of an Option, RSU or PSU does not precede the Participant's Normal Retirement date by at least six (6) months, such Award shall be governed by the other provisions of this Section 11, as applicable.
(2)Early Retirement. Upon termination of employment by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award, subject to the term of the Award (1) all unvested Options or SARs held by the Participant for at least six (6) months prior to the Early Retirement date will continue to vest and, together with any Options and SARs that are vested as of the Participant’s Early Retirement, shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Early Retirement date (or if earlier, the expiration date of the Award), (2) all unvested RSUs (other than PSUs) held by the Participant for at least six (6) months prior to the Early Retirement date will continue to vest according to their terms, (3) all unvested Performance Stock Units held by the Participant for at least six (6) months prior to the Early Retirement date will continue to vest subject to actual performance to be measured as of the end of the Performance Period, and (4) all unvested portions of any other outstanding Awards (including without limitation Restricted Stock Grants) shall be immediately forfeited without consideration. If the Date of Grant of an Option, RSU or PSU does

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not precede the Participant's Early Retirement date by at least six (6) months, such Award shall be governed by the other provisions of this Section 11, as applicable.
(c)Other Conditions Applicable to Continued Vesting Upon Retirement. To be eligible for the Retirement treatment described above (whether the Award was granted on, after or before January 1, 2022), if required by the Company or an Eligible Subsidiary the Participant must execute the appropriate form of Company post-employment restrictive covenant agreement.
(d)Death. Subject to the proviso below, for the avoidance of doubt and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award, upon termination of employment by reason of the Participant’s death, if as of the date of death the Participant also qualifies for Early Retirement or Normal Retirement, the Participant’s estate shall be entitled to the most favorable terms of both applicable termination provisions; provided that notwithstanding the foregoing, with respect to any Award of PSUs, upon termination of employment by reason of the Participant’s death prior to the conclusion of the Performance Period applicable to such PSUs, only the provisions of Section 11(d)(ii)(1) will apply and for the avoidance of doubt neither the Early Retirement nor Normal Retirement provisions will apply.
(i)Options/SARs/RSUs (Other Than PSUs). Upon termination of employment by reason of the Participant’s death, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award, (1) all unexpired Options and SARs will become fully exercisable (if not already exercisable) and all unvested RSUs will become fully vested, and (2) subject to the applicable term, all unexpired Options and SARs may be exercised for a period of twelve months thereafter by the personal representative of the Participant’s estate or any other person to whom the Option or SAR is transferred under a will or under the applicable laws of descent and distribution.
(ii)PSUs.
(1)Upon termination of employment by reason of the Participant’s death prior to the conclusion of the Performance Period applicable to an Award of PSUs, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award, the Participant’s estate will become vested in the target amount of PSUs (and related Dividend Equivalent rights) subject to such Award. With respect to any PSUs that vest pursuant to this Section, the underlying Common Stock (and related Dividend Equivalent rights) will be paid to the Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following Participant’s death.
(2)Upon termination of employment by reason of the Participant’s death following the conclusion of the Performance Period but prior to the date the Common Stock (and related Dividend Equivalent rights) underlying vested PSUs is issued and paid, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award, the underlying Common Stock (and related Dividend Equivalent rights) will be paid to the Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following the later of (i) Participant’s death, and (ii) four (4) calendar months following the last day of the Performance Period.
(3)For avoidance of doubt, in all other situations, if a Participant dies after the Participant’s employment terminates but prior to the date the Common Stock (and related Dividend Equivalent rights) underlying vested PSUs is issued and paid, the underlying Common Stock (and related Dividend Equivalent rights) will be paid to Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following the fifth anniversary of the Commencement Date.
(iii)With respect to any Award other than an Option, SAR, RSU, PSU or Restricted Stock Grant, all unvested portions of the Award shall be immediately forfeited without consideration upon termination of employment by reason of the Participant’s death, unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award.
(e)Disability. Upon termination of employment by reason of the Participant’s Disability, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award, (1) all unexpired Options and SARs will become fully exercisable (if not already exercisable) and subject to the applicable term, all unexpired Options and SARs may be exercised by the Participant at any time until the first anniversary of the Participant’s termination of employment for Disability, (2) all unvested RSUs will become fully vested, (3) if the termination of employment occurs prior to the conclusion of the Performance Period applicable to an Award of PSUs, the Participant will become vested in the target amount of PSUs (and related Dividend Equivalent rights) subject to such Award and the underlying Common Stock (and related Dividend Equivalent rights) will be paid to the Participant as soon as reasonably practicable (but in any event within 90 days) following Participant’s termination of employment, and (4) if the termination of employment occurs following the conclusion of the Performance Period but prior to the date the Common Stock (and related Dividend Equivalent rights) underlying vested PSUs is issued and paid, the underlying Common Stock (and related Dividend Equivalent rights) will be paid to the Participant as soon as reasonably practicable (but in any event within 90 days) following the later of (i) Participant’s termination of employment, and (ii) four (4) calendar months following the last day of the Performance Period.
(f)Gross Misconduct. Upon termination of employment by reason of the Participant’s Gross Misconduct as determined by the Administrator, the Administrator in its sole discretion may provide that all, or any portion specified by the Administrator, of the Participant’s (1) unexercised Options and SARs, (2) unvested RSUs and PSUs, (3) unvested Restricted Stock Grants and (4) unvested Other Stock-Based Awards and Cash-Based Awards granted under the Plan, shall terminate and be forfeited immediately without consideration. Without limiting the foregoing provision, a Participant’s termination of employment shall be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed that would have justified a termination for Gross Misconduct.
(g)Post-Termination Covenants. Notwithstanding any other provision in the Plan, to the extent any Award may remain outstanding under the terms of the Plan after termination of the Participant’s employment or service-providing relationship, the Award will nevertheless expire as of the date that the Participant violates any covenant not to compete or any other post-termination covenant (including without limitation any nonsolicitation, nonpiracy of employees,

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nondisclosure, nondisparagement, works-made-for-hire or similar covenants) in effect between the Company and/or any Subsidiary thereof, on the one hand, and the Participant on the other hand, as determined by the Administrator.
(h)Leave of Absence. To the extent approved by the Administrator (either specifically or pursuant to rules adopted by the Administrator), the active employer-employee or other active service-providing relationship between the Participant and the Company or an Eligible Subsidiary shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence. Further, during any approved leave of absence, the Administrator shall have sole discretion to provide (either specifically or pursuant to rules adopted by the Administrator) that the vesting of any Awards held by the Participant shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable), and shall not resume until and unless the Participant returns to active employment or service prior to the expiration of the term (if any) of the Awards, subject to any requirements of applicable laws or contract. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of active employment or service.
12.Award Agreements. The Administrator will communicate the material terms and conditions of an Award to the Participant in any form it deems appropriate, which may include the use of an Award agreement that the Administrator may require the Participant to sign. An Award agreement and any provision for acceptance of an Award may be made in electronic format. Notwithstanding the foregoing, the Award agreements may contain special provisions for Participants located outside the United States and any Award agreement provision that modifies the Plan terms and conditions with respect to an Award granted to an Employee outside the United States shall govern. To the extent the Administrator determines not to document the terms and conditions of an Award in an Award agreement, the terms and conditions of the Award shall be as set forth in the Plan and in the Administrator’s records.
13.Award Holder. During the Participant’s lifetime and except as provided under Section 21 below, only the Participant or his/her duly appointed guardian may exercise or hold an Award. After the Participant’s death, the personal representative of his or her estate or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original Participant seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise or hold the Award.
14.Performance Rules.
(a)General. Subject to the terms of the Plan, the Administrator will have the authority to establish and administer performance-based grant and/or vesting conditions (“Performance Objectives”) with respect to such Awards as it considers appropriate, which Performance Objectives must be satisfied, as determined by the Administrator, before the Participant receives or retains an Award or before the Award becomes nonforfeitable. Notwithstanding satisfaction of applicable Performance Objectives, the number of shares of Common Stock, the amount of cash or the other benefits received under an Award that are otherwise earned upon satisfaction of such Performance Objectives may be reduced by the Administrator on the basis of such further considerations that the Administrator in its sole discretion shall determine.
(b)Performance Objectives. The Administrator shall determine whether Performance Objectives are attained, and such determination will be final and conclusive.
15.Adjustments upon Changes in Capital Stock. Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in the Common Stock occurs without the Company’s receiving consideration, the Administrator shall make an equitable adjustment as the Administrator in its sole discretion deems to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan to: (a) the number and kind of shares of Common Stock, other securities or property underlying, or the amount of cash subject to, each outstanding Award; (b) the Exercise Price or purchase price of any outstanding Award and applicable performance conditions relating to any outstanding Award; (c) the Maximum Share Limit; and (d) the number of shares of Common Stock specified as the annual per-Participant limitation under Section 5(b).
In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make an equitable adjustment as the Administrator in its sole discretion deems to be appropriate to the items set forth in any of subsections (a) – (d) in the preceding paragraph in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Section 15 specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.
16.Substantial Corporate Change.
(a)Definition. A Substantial Corporate Change means the consummation of:
(i)the dissolution or liquidation of the Company;
(ii)any transaction or series of transactions in which any person or entity or group of persons or entities is or becomes the owner, directly or indirectly, of voting securities of the Company (not including any securities acquired directly from the Company or any affiliate thereof) representing more than 50% of the combined voting power of the Company’s then outstanding securities;
(iii)a change in the composition of the Board such that individuals who were serving on the Board as of May 9, 2017, together with any new member of the Board (other than a member of the Board whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a

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majority of the members of the Board then still in office who either were members of the Board on May 9, 2017 or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the number of the members of the Board then serving;
(iv)a merger, consolidation, or reorganization of the Company with one or more corporations, limited liability companies, partnerships or other entities, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such event continuing to have both (A) more than 50% of the combined voting power of the voting securities of the ultimate parent entity resulting from such merger, consolidation, or reorganization (and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to such transaction), and (B) the power to elect at least a majority of the board of directors or other governing body of the ultimate parent entity resulting from such merger, consolidation, or reorganization; or
(v)the sale of all or substantially all of the assets of the Company to another person or entity.
Notwithstanding the foregoing, (i) a Substantial Corporate Change shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (ii) to the extent necessary to avoid the imposition of a tax under Code Section 409A, in no event will a Substantial Corporate Change be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(b)Treatment of Awards. Upon a Substantial Corporate Change, either (1) the Board will provide for the assumption or continuation of outstanding Awards, or the substitution for such Awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event such Awards will continue in the manner and under the terms so provided, or (2) if any outstanding such Award is not so assumed, continued or substituted for, then any forfeitable portions of the Awards will terminate and the Administrator in its sole discretion may:
(i)provide that Optionees or holders of SARs will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of an Option or SAR, whether or not they had previously become exercisable; and/or
(ii)for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the Participant of (A) an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value of the shares of Common Stock subject to the Award as determined by reference to the transaction (minus, for Options and SARs, the Exercise Price for the shares covered by the Option or SAR (and for any Awards, where the Board or the Administrator determines it is appropriate, any required tax withholdings)), or (B) an amount in cash or cash equivalents equal to the cash value of the Award with respect to Cash-Based Awards.
The Administrator shall determine in its discretion the impact, if any, of the Substantial Corporate Change upon any performance conditions otherwise applicable to an Award.
For purposes of this Section 16, an outstanding Award shall be considered to be assumed or continued if, following the Substantial Corporate Change, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Substantial Corporate Change except that, if the Award related to Common Stock, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 15 above).
17.Employees Outside the United States. To comply with the laws in countries other than the U.S. in which the Company or any of its Subsidiaries operates or has Employees, the Administrator, in its sole discretion, shall have the power and authority to:
(a)determine which Subsidiaries shall be covered by the Plan;
(b)determine which Employees outside the United States are eligible to participate in the Plan;
(c)either initially or by amendment, modify the terms and conditions of any Award granted to any Employee outside the United States;
(d)either initially or by amendment, establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and
(e)either initially or by amendment, take any action that it deems advisable to obtain approval or comply with any applicable government regulatory exemptions or approvals.
Although in establishing such sub-plans, terms or procedures, the Company may endeavor to (i) qualify an Award for favorable foreign tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
18.Legal Compliance. The granting of Awards, the issuance of shares of Common Stock and the payment of cash under the Plan shall be subject to compliance with all applicable requirements imposed by federal, state, local and foreign securities laws and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. The Company shall have no obligation to pay cash, issue shares of Common Stock issuable under the Plan or deliver evidence of title for shares of Common Stock issued under the Plan prior to obtaining any approvals from governmental agencies that the Company determines are necessary, and completion of any registration or other qualification of the shares of Common Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary. To that end, the Company may require the Participant to take any reasonable action to comply with such requirements before issuing such shares of Common Stock or paying cash. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by federal, state, local or foreign laws, rules, or regulations, or by any applicable regulatory agencies or stock exchanges.

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The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and all regulations and rules the U.S. Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted, vested and exercised, only in a way that conforms to such laws, rules, and regulations.
19.Purchase for Investment and Other Restrictions. Unless a registration statement under the Securities Act covers the shares of Common Stock a Participant receives under an Award, the Administrator may require, at the time of such grant and/or exercise and/or lapse of restrictions, that the Participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares of Common Stock are registered under the Securities Act, the Participant must acknowledge:
(a)that the shares of Common Stock received under the Award are not so registered;
(b)that the Participant may not sell or otherwise transfer the shares of Common Stock unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act; and
(c)such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable federal, state, local and foreign securities laws, rules and regulations.
Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.
The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.
20.Tax Withholding. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, all applicable taxes required by applicable law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by applicable law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of shares of Common Stock or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not less than the minimum and up to the maximum amount of tax required to be withheld in the applicable jurisdiction (or such other rate that will not cause adverse accounting consequences for the Company). Any such shares of Common Stock shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Such an election may be made with respect to all or any portion of the shares of Common Stock to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any Award. If any Participant shall, in connection with the acquisition of Common Stock under the Plan, make the election permitted under Code Section 83(b), such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.
21.Transfers, Assignments or Pledges. Unless the Administrator otherwise approves in advance in writing or as set forth below, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the Participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Section 16(b) of the Exchange Act, the Participant may not transfer or pledge shares of Common Stock acquired under an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its sole discretion, expressly provide that a Participant may transfer his or her Award (other than a Cash-Based Award), without receiving consideration, to (a) members of the Participant’s immediate family, children, grandchildren, or spouse, (b) a trust in which the Participant and/or such family members collectively have more than 50% of the beneficial interest, or (c) any other entity in which the Participant and/or such family members own more than 50% of the voting interests.
22.Amendment or Termination of Plan and Awards. The Board may amend, suspend, or terminate the Plan at any time, without the consent of the Participants or their beneficiaries; provided, however, that no amendment may have a material adverse effect on any Participant or beneficiary with respect to any previously declared Award, unless the Participant’s or beneficiary’s consent is obtained. Except as required by law or by Section 16 above in the event of a Substantial Corporate Change, the Administrator may not, without the Participant’s or beneficiary’s consent, modify the terms and conditions of an Award so as to have a material adverse effect on the Participant or beneficiary. Notwithstanding the foregoing to the contrary, the Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally modify the Plan and any Awards made thereunder to ensure all Awards and Award agreements provided to Participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Code Section 409A including, but not limited to, the ability to increase the exercise or purchase price of an Award (without the consent of the Participant) to the Fair Market Value on the date the Award was granted.
23.Privileges of Stock Ownership. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such Participant. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
24.Effect on Other Plans. None of the grant, vesting, exercise or payment of any Award under this Plan shall constitute compensation or otherwise result in the accrual or receipt of additional payments or benefits under any pension, bonus, severance, or other plan, program, agreement or arrangement maintained or contributed to by the Company, its Subsidiaries or any affiliates unless such other plan, program, agreement or arrangement expressly and unambiguously so provides in a writing executed by a duly authorized representative of the Company.

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25.Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries shall be liable to any Participant, former Participant, spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he or she executes in such other capacity. No member of the Board or any committee or subcommittee thereof (including the Committee) will be liable for any action or determination (including, but not limited to, any decision not to act) made in good faith with respect to the Plan or any Award under the Plan. The Company will indemnify and hold harmless each Director, Employee, or agent of the Company or any of its Subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.
26.No Employment Contract. Nothing contained in this Plan constitutes an employment or service contract between the Company and any Participant. The Plan does not give any Participant any right to be retained in the Company’s employ or service, nor does it enlarge or diminish the Company’s right to terminate the Participant’s employment or service.
27.Governing Law; Venue; Waiver of Jury Trial. The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation. Any dispute that arises with respect to this Plan or any Award granted under this Plan shall be conducted in the courts of New Castle County in the State of Delaware, or the United States Federal court for the District of Delaware, and no other courts; and each Participant waives, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. IN ADDITION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTICIPANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING WITH RESPECT TO THIS PLAN OR ANY AWARD GRANTED UNDER THIS PLAN.
28.Duration of Plan. Except as otherwise expressly provided herein or by the Administrator, the Plan as amended and restated governs all Awards previously or subsequently granted hereunder. Unless the Board extends the Plan’s term, the Administrator may not grant Awards under the Plan after May 5, 2036. The Plan will then continue to govern unexercised and unexpired Awards.
29.Recoupment. Any Award granted under the Plan is subject to the terms of the Danaher Corporation Recoupment Policy, Clawback Policy and Supplemental Clawback Policy, in each case in the form approved by the Compensation Committee of the Board from time to time (including any successors thereto) and to the terms required by applicable law.
30.Section 409A Requirements. The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Code Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its affiliates within the meaning of Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Code Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Code Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payment or benefit. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Code Section 409A.
31.Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
32.Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and shall be disregarded in the interpretation of the Plan.
33.Interpretation. Unless the context of the Plan otherwise requires, words using the singular or plural number also include the plural or singular number, respectively; derivative forms of defined terms will have correlative meanings; the terms “hereof,” and "hereunder" and derivative or similar words refer to the entire Plan; the term “Section” refers to the specified Section of this Plan; the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and the word “or” shall be disjunctive but not exclusive.

2026 Notice of Annual Meeting and Proxy Statement	92

DANAHER CORPORATION
C/O INVESTOR RELATIONS
2200 PENNSYLVANIA AVE, NW SUITE 800W
WASHINGTON, D.C. 20037

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DHR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86852-P44448

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DANAHER CORPORATION

The Board of Directors recommends you vote FOR proposals 1-4:

Nominees:	**For**	**Against**	**Abstain**
1a. Rainer M. Blair	☐	☐	☐
1b. Feroz Dewan	☐	☐	☐
1c. Linda Filler	☐	☐	☐
1d. Charles W. Lamanna	☐	☐	☐
1e. Teri L. List	☐	☐	☐
1f. Mitchell P. Rales	☐	☐	☐
1g. Steven M. Rales	☐	☐	☐
1h. A. Shane Sanders	☐	☐	☐
1i. Alan G. Spoon	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V86853-P44448

DANAHER CORPORATION
Annual Meeting of Shareholders
May 5, 2026 3:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Steven M. Rales, Mitchell P. Rales and James F. O'Reilly, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DANAHER CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, Eastern Time on May 5, 2026, virtually at www.virtualshareholdermeeting.com/DHR2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side